As filed with the Securities and Exchange Commission on September 1,	2006	Registration No. 333-

        UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Delaware	6794	06-1238435
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

CONNECTED MEDIA TECHNOLOGIES, INC.

(Name of small business issuer as specified in its charter)

80 Southwest 8th Street, Suite 2230, Miami, Florida 33130

(Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

950 South Pine Island Road, Suite A150-1094 Plantation, Florida 33324

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

David W. Sass, Esq.

McLaughlin & Stern, LLP

260 Madison Avenue, 18th Floor

New York, New York 10016

Telephone (212) 448-1100

Facsimile (212) 448-0066

Approximate date of proposed sale to the public: From time to time after the effective date of the registration statement until such time that all of the shares of common stock registered hereunder have been sold.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Stock, $.0001 par value	1,201,491,000(1)	$ .007 (2)	$ 8,410,437	$899.92

(1)            Represents: (i) 7,600,000 shares of common stock issued to Cornell Capital Partners, L.P. (“Cornell”), (ii) 200,000 shares of common stock issuable upon exercise of a warrant to purchase shares of common stock previously issued to Cornell, (iii) 1,081,250,000 shares of common stock issuable upon conversion of secured convertible debentures held by Montgomery Equity Partners, Ltd. (“Montgomery”) in the aggregate principal amount of $1,718,000; (iv) 8,000,000 shares of common stock issuable upon exercise of a warrant to purchase shares of common stock by Montgomery; (v) 4,441,000 shares of common stock issued to Knightsbridge Holdings, LLC ("Knightsbridge"); and (v) 100,000,000 shares issuable to Avondale Capital Partners, II, Inc. (“Avondale”) pursuant to a consulting agreement.

(2)            Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the closing bid and asked prices of the registrant's common stock as reported on the OTC Electronic Bulletin Board on August 28, 2006.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED ______, 2006

CONNECTED MEDIA TECHNOLOGIES, INC.

1,201,491,000 Shares of Common Stock

This prospectus relates to the sale by the selling stockholders of 1,201,491,000 shares of our common stock, par value $0.0001.

The selling stockholders may sell the shares from time to time at the prevailing market price or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares by the selling stockholders. We have agreed to pay the expenses in connection with the registration of these shares.

The selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, which we refer to as the “Securities Act.”

Our common stock is quoted on the OTC Electronic Bulletin Board of the National Association of Securities Dealers under the trading symbol “CNCM.OB.”

AS YOU REVIEW THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DESCRIBED IN “RISK FACTORS” BEGINNING ON PAGE 5.

Neither the Securities and Exchange Commission, which we refer to as the “SEC,” nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is __, 2006.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
FORWARD-LOOKING STATEMENTS	3
THE OFFERING	4
RISK FACTORS	5
DESCRIPTION OF BUSINESS	12
DESCRIPTION OF PROPERTY	17
LEGAL PROCEEDINGS	18
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	19
EXECUTIVE COMPENSATION	23
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	27
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	31
SELLING SECURITY HOLDERS	32
PLAN OF DISTRIBUTION	35
DETERMINATION OF OFFERING PRICE	37
USE OF PROCEEDS	38
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	39
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	40
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE	44
DESCRIPTION OF SECURITIES	45
ORGANIZATION WITHIN LAST FIVE YEARS	46
INTEREST OF NAMED EXPERTS AND COUNSEL	47
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES	48
WHERE YOU CAN FIND MORE INFORMATION ABOUT US	49
FINANCIAL STATEMENTS	F-1

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PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information and consolidated financial statements and related notes thereto appearing elsewhere in this prospectus and in the documents incorporated by reference in this prospectus. You should read the entire prospectus, including the documents incorporated by reference in this prospectus, before you invest in our common stock. Unless otherwise indicated, “we,” “us,” “our” and similar terms, as well as references to the “company” and “Connected Media,” refer to Connected Media Technologies, Inc. and its subsidiaries and not to the selling stockholders.

Overview

We are a sales and marketing company focused on digital media solutions that offers a broad spectrum of services and solutions across current and emerging media platforms, including print, television, radio, Internet, CD, DVD and mobile devices such as mobile phones and personal digital assistants (PDAs). On July 10, 2006 we completed a reverse merger acquisition with Natcom Marketing International (“NMI”), a Puerto Rico-based full-service marketing communications agency founded in 1997. Through NMI we have nearly 10 years experience as a full-service provider of strategic marketing consulting, comprehensive promotional planning and integrated, multi-media advertising campaigns. As a combined entity, the services we currently provide include consulting, advertising, media selection and placement, sales promotion, direct marketing, collateral development, television production and placement, radio production and placement, point-of-sale displays, trade shows, barter programs, Internet site development, and patented technology solutions.

Our customers include companies, government agencies, advertising agencies, advertisers and content owners who seek to leverage opportunities in this age of “digital convergence.” Thanks to the advent of digital technology, different media platforms have converged causing many changes in the way entertainment content, advertising and marketing messages are delivered to their audience. Companies are faced with a fragmented marketplace, where consumers are reached through multiple channels and on multiple devices – from televisions and radios, to computers, game consoles, mobile phones, personal digital assistants (PDA’s) and portable media players (such as the iPOD and other devices). We offer creative services, marketing communications, content creation and distribution, and patented technology to help our clients navigate through this “new media” landscape.

We hold the exclusive license to patented technology that bridges the gap between online and offline initiatives by allowing websites to control video content on CD’s, DVD’s, Flash Discs, Memory Cards and other digital storage platforms. This process creates a direct connection between the disc user and a website. A “connected” disc directs traffic to a specific webpage and then delivers a high quality interactive video experience without the need for any streaming, downloading or other bandwidth costs or constraints. Applications of such patented solutions include promotions, training & distance learning, content distribution, tracking rich media content usage, and rewarding users for their web based activities.

We are headquartered in Miami, Florida with its strong Hispanic and Latin American influences. As such, our staff is fluent in Spanish and has an in-depth knowledge of the different nuances in language and culture that characterize each Hispanic community. Through NMI, we offer a special expertise in Hispanic marketing in the US and Latin America, serving multi-national organizations, as well as emerging growth companies seeking to enter or expand in the U.S. Hispanic/Latin American markets.

Our shares are deemed to be a "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Act of 1934. Brokers/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is suitable for a prospective investor.

Our principal executive offices are located at 80 Southwest 8th Street, Suite 2230, Miami, Florida 33130. Our telephone number is (786) 425-0028.

Going Concern

We are a development stage company and we have been the subject of a going-concern opinion from our independent registered public accounting firm. The audit opinion from our independent registered public accounting firm contains an explanatory paragraph which expresses substantial doubt as to our ability to continue as a going concern as of December 31, 2005 and into the future. For the six months ending June 30, 2006, the company had revenues of $40,000, a net loss of $1,142,958, cash used in operations of $268,324, a working capital deficiency of $2,759,779, a stockholder’s deficiency of $2,727,176, and an accumulated deficit during the development stage of $3,132,692. For the immediately preceding fiscal year ending December 31, 2005 we had no revenues, a net loss of $ 1,567,108, cash used in operations of $ 668,368, a working capital deficiency of $ 1,895,732, a stockholder’s deficiency of $ 1,884,668 and a deficit accumulated during development state of $ 1,989,734. Since our inception on July 19, 2001 through June 30, 2006, we had revenues of $40,000, a net loss of $ 3,132,692 and cash used in operations of $1,015,748. If we are unable to continue as a going concern, you may lose your entire investment. Management’s plan with regard to these matters includes pursuing potential financing activities, and increasing licensing and sales activities, including the consolidation of the activities of our wholly-owned subsidiary, NMI. Our continued existence is dependent upon our current business operations, our ability to draw down these advances, and our ability to obtain additional financing. These concerns continue to exist on a pro-forma basis with NMI.

FORWARD-LOOKING STATEMENTS

Some of the information contained in this prospectus forward-looking statements (as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities and Exchange Act of 1934 the “Exchange Act”), which mean that they relate to events or transactions that have not yet occurred, our expectations or estimates for our future operations, our growth strategies or business plans or other facts that have not yet occurred. These statements can be identified by the use of forward-looking terminology such as “might,” “may,” “could,” “expect,” “anticipate,” “estimate,” “likely,” “intend,” “believe,” or “continue” or the negative thereof or other variations thereon or comparable terminology. The above risk factors contain discussions of important factors that should be considered by prospective investors for their potential impact on forward-looking statements included in this prospectus. These important factors, among others, may cause actual results to differ materially and adversely from the results expressed or implied by the forward-looking statements. We caution investors that these discussions of important risks and uncertainties are not exclusive, and our business may be subject to other risks and uncertainties which are not detailed there.

Investors are cautioned not to place undue reliance on our forward-looking statements. We make forward-looking statements as of the date on which Prospectus is filed with the SEC, and we assume no obligation to update the forward-looking statements after the date hereof whether as a result of new information or events, changed circumstances, or otherwise, except as required by law.

THE OFFERING

SECURITIES OFFERED

1,201,491,000 shares of common stock, $.0001 par value. Includes: (i) 112,041,000 shares of common stock held by certain selling stockholders; (ii) 1,081,250,000 shares issuable upon conversion of certain convertible debentures; and (iii) up to 8,200,000 shares of common stock issuable upon the exercise of warrants held by certain selling stockholders

COMMON STOCK OUTSTANDING BEFORE THE OFFERING

591,574,103 shares of common stock, $ .0001 par value, issued and outstanding as of August 30, 2006. This figure excludes: (i) 60,000,000 shares of common stock held in escrow as security for convertible debt; (ii) 15,241,223 shares of common stock held in treasury; (iii) warrants to purchase 8,200,000 shares of common stock, options to purchase 22,500,000 shares of common stock; (iv) 100,000,000 shares to be issued to Avondale and (v) 1,081,250,000 shares of common stock issuable upon the conversion of convertible debt.

OFFERING PRICE	Determined at the time of sale by the selling stockholders.
USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling stockholders. However, we will receive the proceeds from any cash exercise of the warrants. Please see the section of this prospectus entitled “Use of Proceeds” for more information.

DIVIDEND POLICY	We currently intend to retain any future earnings to fund the development and growth of our business. Therefore, we do not currently anticipate paying cash dividends on our common stock.
OTC BULLETIN BOARD SYMBOL	CNCM.OB

RISK FACTORS

Before you purchase our securities, you should carefully consider the risks described below and the other information contained in this prospectus, including our financial statements and related notes. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the adverse events described in this “Risk Factors” section actually occurs, our business, results of operations and financial condition could be materially adversely affected and you might lose all or part of your investment.

Our technologies are in early stages of development. We have only generated minimal revenues from our sales and operations since our inception and do not expect to generate sufficient revenues to enable us to be profitable for several calendar quarters. We must raise substantial additional funds beyond 2006 in order to fully implement our integrated business plan.

Ultimately, we must achieve profitable operations if we are to be a viable entity unless we are acquired by another company. We intend to proceed as rapidly as possible with the implementation of our business plan, including the development of revenue sources through the assets of our subsidiaries as well as from the exploitation and licensing of our existing intellectual property portfolio. We cannot assure you that we will be able to sustain operations and meet our operating expenses without additional investment.

We have had a history of operating losses.

We have a history of operating losses and there is no guarantee the company will be able to achieve a positive operating income in the future and, if achieved, sustain such positive operating income. For the period July 19, 2001 (inception) to June 30, 2006, we had an aggregate net loss of $3,132,692. Accordingly, an investment in the company is extremely speculative in nature and involves a high degree of risk.

Although NMI, our newly acquired subsidiary has generated revenue in the past, our business is partially dependent on our ability to monetize the licensed patents, which to date have generated limited revenue.

We have generated limited revenue from royalties or licensing of intellectual property. There can be no assurance that we will be able to do so in the future.

Our auditors have expressed an opinion that there is substantial doubt about our ability to continue as a going concern.

In its report dated March 17, 2006, Salberg & Company, P.A. expressed an opinion that there is substantial doubt about our ability to continue as a going concern. As discussed in the accompanying unaudited consolidated financial statements, for the six month period ending June 30, 2006, the company had revenues of $40,000, a net loss of $1,142,958, cash used in operations of $268,324, a working capital deficiency of $2,759,779, a stockholder’s deficiency of $2,727,176, and an accumulated deficit during the development stage of $3,132,692. For the immediately preceding fiscal year ending December 31, 2005 we had no revenues, a net loss of $ 1,567,108, cash used in operations of $ 668,368, a working capital deficiency of $ 1,895,732, a stockholder’s deficiency of $ 1,884,668 and a deficit accumulated during development state of $ 1,989,734. If we are unable to continue as a going concern, you may lose your entire investment. These concerns continue to exist on a pro-forma basis with NMI.

Because of our limited operations and the fact that we are not currently generating substantial revenue, we may be unable to pay our debts when they become due.

Our ability to satisfy all of our current debt service obligations and any additional obligations we might incur will depend on our future financial and operating performance, which, in turn, is subject to prevailing economic conditions and financial, business, competitive, legislative and regulatory facts, many of which are beyond our control. We cannot assure you that our operating results, cash flow and capital resources will be sufficient for payment of our debt services and other obligations in the future.

Although the debt owed to Montgomery is convertible into common stock, there is no assurance that Montgomery will convert the debt into common stock.

Because of the convertible nature of the debt owed to Montgomery we may not have to repay this debt if the debt is converted into shares of our common stock. However, we cannot assure you that this debt will be converted into common stock and we may have to repay this indebtedness.

We need additional financing and if we are unable to raise the capital necessary, we may be forced to abandon or curtail our business plan or operations.

As of June 30, 2006 our working capital (current assets less current liabilities) was a deficit of $2,759,779. We do not have any continual commitments or identified sources of additional capital from third parties or from its officers, directors or majority shareholders. There is no assurance that additional financing will be available on favorable terms, if at all. If sufficient capital is not available, we may be required to delay, reduce the scope of or eliminate one of more areas of our business, any of which could have a material adverse affect on our business, and may impair the value of any of our assets.

Existing stockholders may face dilution from our financing efforts as well as a result of conversion of the debt owed to Montgomery.

We must raise additional capital from external sources to execute our business plan. We plan to issue debt securities, capital stock, or a combination of these securities. We may not be able to sell these securities, in particular under current market conditions. Even if we are successful in finding buyers for our securities, the buyers could and have demanded high interest rates or require us to agree to onerous operating covenants, which could in turn harm our ability to operate our business by restricting our operating activities. We may be forced to sell our shares of capital stock at depressed market prices, which could result in substantial dilution to our existing stockholders. In addition, any shares of capital stock we may issue may have rights, privileges, and preferences superior to those of our common stockholders. Furthermore, existing stockholders may face substantial dilution if Montgomery converts its debt into shares of common stock.

We do not own the patents we are exploiting and are subject to the terms and conditions of a licensing agreement.

In connection with certain financing transactions described herein, on January 31, 2006, we entered into a Purchase and Sale Agreement with Rothschild Trust Holdings, LLC ("RTH"), for the sale of all of our issued and pending patents in exchange for the return of 13,241,223 shares of our common stock, which are treasury shares being held in escrow – see “Description of Business”. Leigh M. Rothschild, one of our Directors, is a beneficial owner of RTH. As additional consideration, RTH granted the company a license to use the patents pursuant to the terms of a License and Royalty Agreement, which grants the company a twelve month right of election to license the patents. If the company exercises the right of election, RTH shall grant the company a two year exclusive license for the use of the patents that is renewable subject to performance, and RTH shall receive 10% royalties on all gross receipts (as defined in the License and Royalty Agreement). As a result, for our business activities related to exploiting our patents we are dependent on the license granted to us from RTH. In the event that the License and Royalty Agreement is terminated or not renewed by RTH, such a result would have a material adverse affect on the company as it would prevent us from licensing these patents, thus eliminating any source of revenue from these patents.

Developing application prototypes can be time-consuming and complicated.

Developing prototype applications based upon the licensed patents and other intellectual property can be time-consuming and complicated. Problems and delays in the application development and deployment process often arise. Given that we expect a portion of our future revenue to come from licensing particular applications using licensed, patented technology and other intellectual property assets, any problems or delays in the application development and deployment process could adversely affect our expected revenue.

If applications for pending patents are not granted it could materially affect our business.

RTH has applied for patent protection for some aspects of technology that we intend to utilize. There can be no guarantee or assurance that patents will be awarded. In the event patent protection is not granted, or if other companies are granted patent protection on similar and/or competing technology, it may be difficult for us to maintain an advantage over our competition. Even if patents are granted, there is no assurance that competitors will not infringe upon them, and we do not explicitly control the enforcement of the patents that we license from RTH.

If we and/or RTH are unable to protect the intellectual property we use in our business, it could have a material adverse affect on us.

Our ability to compete depends, in part, upon successful protection of proprietary assets. Both RTH and the company plan to protect proprietary and intellectual property rights through available patent, copyright and trademark laws and licensing and distribution arrangements with reputable companies, and to the extent management deems economically prudent. Despite these precautionary measures, existing patent, copyright and trademark laws afford only limited protection in certain jurisdictions. We may distribute our solutions in other jurisdictions in which there is no protection, or individuals or companies in jurisdictions where our intellectual property is not protected may simply take advantage of our work. As a result, it may be possible for unauthorized third parties to copy and distribute intellectual property that is core to our business. This could result in a material adverse effect on the company.

Litigation regarding the intellectual property licensed to us by RTH may have a material adverse effect on our business.

In connection with the intellectual property owned by RTH and licensed to us, litigation by RTH may be necessary to enforce and protect the intellectual property rights or to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. In particular, RTH is currently a plaintiff in litigation regarding the unauthorized use of the ‘534 patent. If the result of the litigation is unfavorable, it could have a material adverse effect on our license which in turn may have a material adverse effect on our business.

We do not carry liability insurance or business interruption insurance.

We do not carry general liability insurance or business interruption insurance at this time. We intend to purchase such insurance when we deem such an investment to be economically prudent. Consequently, if any peril or event occurs that would subject the company to liability or business interruption, we will not be insured for that loss. Such an event could severely affect our ability to conduct our normal business operations and adversely affect both our business operations and our revenue.

We are controlled by our principal shareholders and as a result you may not be able to exert meaningful influence on significant corporate decisions.

At present, our principal shareholders own approximately 89% of the issued and outstanding shares and therefore have the ability to elect all of the members of the Board of Directors of the company. As such, control of the company will remain with the controlling shareholders who will continue to formulate business decisions and policy.

We are reliant on key personnel who have substantial experience media and technology. If we lose any of our key employees, it could have a material adverse impact on our business and operations.

Our success depends largely on highly skilled personnel. We also rely upon personnel having skills in areas such as developing and commercializing the company's licensed intellectual property, advertising and media placement and other skills related to our general operations. The loss of the services of any key personnel could adversely affect us.

We do not expect to pay dividends for the foreseeable future.

Due to our financial condition and limited revenues, we have not declared or paid, and do not anticipate declaring or paying in the foreseeable future, any cash dividends on our shares. Our ability to pay dividends is dependent upon, among other things, our future earnings, if any, as well as our operating and financial condition, capital requirements, general business conditions and other pertinent factors. Furthermore, any payment of dividends by us is subject to the discretion of our board of directors. Accordingly, there is no assurance that any dividends will ever be paid on our shares.

We are subject to price volatility due to our operations materially fluctuating, as a result, any quarter-to-quarter comparisons in our financial statements may not be meaningful and may also cause the price of our stock to fluctuate.

As a result of the evolving nature of the markets in which we compete, and the early stage in development of our business plan, our operating results have and may in the future, fluctuate materially, as a result of which quarter-to-quarter comparisons of our results of operations may not be meaningful. Until we have developed and demonstrated uses for our services and technology which is accepted by a significant number of customers on a regular basis (through licensing or otherwise) our quarterly results of operations may fluctuate significantly which, in turn, may cause the price of our stock to fluctuate.

The selling stockholders intend to sell their shares of common stock in the public market, which sales may cause our stock price to decline.

Although the officers, directors and significant shareholders of the company (who currently comprise approximately 89% of our issued and outstanding stock) are subject to the provisions of various insider trading and rule 144 regulations, the selling stockholders intend to sell in the public market up to 1,201,491,000 shares being registered in this offering. This large amount compared to the total number of shares of common stock issued and outstanding could cause our stock price to decline significantly.

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The selected financial information of Connected Media presented below as of and for the periods indicated is derived from our financial statements contained elsewhere in this prospectus and should be read in conjunction with those financial statements and Management's Discussion and Analysis or Plan of Operations.

	For the Six Months Ending 6/30//2006	For the Six Months Ending 6/30/2005	For the Year Ending 12/31/2005	For the Year Ending 12/31/2004	From 7/19/2001 (Inception) to the quarter ending June 30, 2006
Total Assets	$115,371	$225,579	$14,972	$63,854
Long-term obligations	--	248,375	--	--
Current liabilities	2,842,547	1,170,477	1,899,640	551,075
Revenue	$ 40,000	$ -	$ -	$ -	$ 40,000
Payroll contract services and stock based compensation	562,342	306,609	606,918	369,543	1,538,803
Professional fees	99,210	192,652	455,079	258,686	1,032,022
Research and Development	4,006	22,265	27,977	30,194	662,177
Rent	1,220	13,817	26,151	19,255	446,626
Depreciation	2,532	3,507	7,014	9,398	332,151
Costs of recapitalization	---	---	--	62,217	662,217
Equity Line Commitment Fee Expense	134,417	19,531	104,356	---	238,773
Restructuring Fees	106,000	---	---	---	106,000
General and administrative	89,475	139,164	209,565	66,442	380,022
Impairment loss	---	---	---	---	661,265
Total Operating Expenses	999,202	697,545	1,437,060	815,735	3,560,056
Loss from Operations	(968,564)	(697,545)	(1,437,060)	(815,735)	(3,529,418)
Other Income	616		---	700,000	705,616
Gain on settlement and transfer of property with officer	450,577	---	---	---	450,557
Change in fair market value of embedded conversion option liability	(351,797)	---	---	---	(351,797)
Change in fair market value of warrant liability	142,276	---	--	--	142,276

Interest expense – related party	(4,126)	---	(8,023)	(2,563)	(14,712)
Interest expense	(411,940)	(32,694)	(122,025)	(1,270)	(535,234)
Total other Income (Expense), net	(174,394)	(32,694)	(130,048)	696,167	396,726
Net Income (Loss)	(1,142,959)	(730,239)	$(1,567,108)	$ (119,568)	(3,132,692)
Net Loss Per Share - Basic and Diluted	---	---	(0.01)	-----	---
Cash Dividends declared per common shares	--	--	--	--	--
Weighted average number of shares outstanding during the year - basic and diluted	292,639,980	295,482,578	298,015,773	277,901,150	279,551,503

The selected financial information of NMI presented below as of and for the periods indicated is derived from NMI’s financial statements contained elsewhere in this prospectus and should be read in conjunction with those financial statements and Management's Discussion and Analysis or Plan of Operations.

	For the Year Ending 12/31/2005	For the Year Ending 12/31/2004

Current assets	328,657	659,992
Property and equipment	356,032	362,292
Total assets	684,689	1,024,284
Current liabilities	116,267	59,165
Long term debt liabilities	149,989	149,941
Total liabilities	266,256	209,106
Total stockholder’s equity	418,433	815,178
Total liabilities & stockholder’s equity	684,689	1,024,284
Net sales	497,153	529,970
Total cost of sales	293,450	169,858
Gross profit	203,713	360,112
Total expenses	289,458	314,186
Income before income taxes and extraordinary item	(85,745)	45,926
Extraordinary Item – Loss in value of Internet investment of Safety Pouch	(311,000)	0
Provision for income taxes	0	0
Net income (loss)	(396,745)	45,926
Retained earnings at beginning of year	814,178	768,252
Retained earnings at end of year	417,433	814,178
Net cash provided by (used in) operating activities	10,816	154,060
Net cash used in investing activities	(17,115)	(155,230)
Net cash provided by (used in) financing activities	48	191
Net increase (decrease) in cash	(6,251)	(979)
Cash at beginning of year	1,879	2,858
Cash at end of year	(4,372)	$1,879

The selected pro-forma financial information of Connected Media and NMI as of December 31, 2005 and June 30, 2006 presented below is derived from the financial statements contained elsewhere in this prospectus.

	NMI	Connected Media	Pro-Forma Summary as of 12/31/05	NMI	Connected Media	Pro-Forma Summary as of 6/30/06

Total assets	$684,689	$14,972	$699,661	$744,444	$115,371	$859,815
Total current liabilities	116,267	1,899,640	2,015,907	73,525	2,842,547	2,916,072
Total long term debt	149,989	---	149,989	99,989	---	99,989
Total liabilities	266,256	1,899,640	2,165,896	173,514	2,842,547	3,016,061
Total stockholder’s deficiency	418,433	(1,844,668)	(1,466,235)	570,930	(2,727,176)	(2,156,246)
Total liabilities and stockholder’s deficiency	684,680	14,972	699,661	744,444	115,371	859,815
Revenue, net	497,163	---	497,163	151,250	40,000	191,250
Cost of sales	293,450	---	293,450	112,159	9,362	121,521
Gross profit	203,713	---	203,713	39,091	30,638	69,729
Total operating expenses	289,458	1,437,060	1,726,518	33,267	999,202	1,032,469
Loss from operations	(85,745)	(1,437,060)	(1,522,805)	5,824	(968,564)	(962,740)
Total other income (expense) net	(311,000)	(130,048)	(16,694,840) (after pro-forma adjustment of 16,253,792)	(8,769)	(174,394)	(16,436,955) (after pro-forma adjustment of 16,253,792)
Net loss	(396,745)	(1,567,108)	(18,217,645)	(2,945)	(1,142,959)	(17,399,696)
Net income (loss) per share – basic and diluted	--	---	(0.06)			(0.06)
Weighted average number of shares outstanding during the period – basic and diluted	---	---	298,015,773			291,066,443

DESCRIPTION OF BUSINESS

History

Our current name and business operations have been preceded by various historical name changes and changes in its capitalization.

Mountaintop Corporation becomes New Mountaintop Corporation

Our predecessor was first organized as a Delaware corporation on December 11, 1989 under the name Mountaintop Corporation and in July 1990 became subject to the reporting requirements of the Exchange Act by virtue of the filing of a Form S-1 on March 19, 1990 and a Form 8-A on July 13, 1990. Upon becoming subject to the Exchange Act reporting requirements, the company complied with all filing requirements (including the filing of quarterly and annual reports) through the fiscal year ending 1992. Mountaintop Corporation was involved in the distribution and marketing of spirits, among other things. That business ultimately did not succeed and in 1992, Mountaintop Corporation ceased operations. Shortly thereafter, the charter of Mountaintop Corporation was forfeited by the State of Delaware for non-payment of franchise taxes. On February 21, 2003 through the efforts of its then-majority stockholder and sole director, the company revived and reinstated its charter effective March 1, 1993. However, during the process of reviving the company, the State of Delaware notified the company that its name, Mountaintop Corporation, was no longer available. Thus, the name of the company was changed to New Mountaintop Corporation. In addition, at the time of that name change, the company amended its Certificate of Incorporation to authorize common stock of 500,000,000 shares, par value $ 0.0001, and 10,000,000 shares of preferred stock, par value $ 0.0001. After the company had its charter reinstated, New Mountaintop Corporation (f/k/a Mountaintop Corporation) continued its reporting obligations of the Exchange Act and upon being reinstated filed its 10-KSB for the year ended December 31, 2002 (the “2002 10-KSB”). Consistent with the company’s prior inactive status, the 2002 10-KSB reported no employees, no revenues, and no assets.

New Mountaintop Corporation becomes Trust Licensing, Inc.

On August 24, 2004, pursuant to the Florida rules and regulations governing mergers and acquisitions, we acquired, by merger, all of the assets and business of Trust Licensing, LLC (“TLLLC”) through our newly formed wholly owned subsidiary. As consideration for the merger, we issued 270,072,000 shares of our common stock, par value $ .0001 per share representing approximately 93% of its issued and outstanding shares (after giving effect to a 1:10 reverse stock split). The reverse merger was accompanied by a change in the name to Trust Licensing, Inc., in the Board of Directors, management, and business focus. Prior to the merger, we had not conducted regular business operations for several years; rather, its primary focus was seeking a business to acquire. The merger was properly evidenced by the filing of Articles and Plan of Merger in Florida. Furthermore, an 8-K disclosing the merger, accompanied by all requisite audited financial information, was filed with the SEC. On December 31, 2004, we became eligible for trading on the over-the-counter bulletin board under the symbol TRTL.OB, having filed all necessary forms and having satisfied all financial and other reporting requirements necessary to secure such eligibility from the NASD. Prior to this, the company had been inactive, had engaged in no securities transactions, and had not traded on any exchange in nearly fifteen years. As a result of the merger, we became the successor in interest to New Mountaintop Corporation and assumed its Exchange Act reporting obligations.

Trust Licensing, Inc. becomes Connected Media Technologies, Inc.

In early May 2005, we were advised by the Secretary of State of the State of Delaware that the State had failed to notify the company that the use of the word “Trust” in its corporate name was inconsistent with the applicable provisions of the Delaware Banking Law and requested that we change our name. Therefore, on May

18, 2005, we changed our name to Connected Media Technologies, Inc. Our trading symbol was subsequently changed to CNCM.OB.

In addition, prior to the 2004 reverse merger, TLLLC had been considering a joint business relationship with an unrelated third-party. In connection with this transaction, the third party formed a California corporation named Connected Media, Inc. The goal was to use the name “Connected Media” and as part of the relationship TLLLC funded the purchase of the web address (URL) www.connectedmedia.com, which was then assigned to the third party. In connection with this transaction, a “Connected Media” logo was developed by the third party. In March 2005, however, the third party decided it was not in a position to continue to pursue the business relationship and offered to assign to us, at no cost, all of its right, title and interest in and to the Connected Media name, logo and URL, as well as all of the issued and outstanding shares of Connected Media, Inc. At the time, and since its inception, Connected Media, Inc. had been an inactive corporation with no assets or liabilities. The assignment was made at zero cost and there was no accounting effect to this transaction. Furthermore, the transaction had no material impact on our business. The sole purpose of completing the assignment was to ensure that Connected Media would remain inactive in order to avoid confusion and protect and preserve our intended use of the name “Connected Media.”

Connected Media Technologies, Inc. agrees to acquire Natcom Marketing International, Inc.

On July 10, 2006, pursuant to a Stock Purchase Agreement and Share Exchange with (i) NMI and (ii) the NMI shareholders, we acquired all of the outstanding shares of NMI in exchange for the issuance of common shares to the NMI shareholders in an amount equal to approximately fifty percent (50%) of the company’s then issued and outstanding shares after the issuance. As a result of the transaction, NMI became our wholly owned subsidiary.

NMI was founded in 1997 as a full-service marketing communications agency focused on serving multi-national organizations, as well as emerging growth companies seeking to enter or expand in the U.S. Hispanic/Latin American markets. NMI uses media as its main entry into the Hispanic and minority advertising space. NMI’s clients have included Lucent Technologies, Royal Caribbean, RJR/Nabisco, Argent, IGT, Avaya, and others.

NMI has developed a special expertise in serving clients that are entering into or expanding their operations in the U.S. Hispanic marketplace, as well as the Latin America/Caribbean region. For these clients, NMI offers a unique marketing message by using television through syndicated programming to reach its market at a very cost efficient rate.

NMI has been built upon the proposition that its primary value to its clients lies in learning as much as possible about the client’s day-to-day business operations, marketing goals and corporate vision. In developing this customer intimacy, NMI becomes an extension of the client organization and a partner in achieving mutually beneficial goals. NMI is structured to develop long standing relationships with clients and receives revenue from consulting services and project based fees.

In connection with the NMI acquisition, on January 31, 2006, we also entered into a Purchase and Sale Agreement with RTH (an entity controlled by Leigh M. Rothschild, one of the company’s directors) for the sale of certain issued and pending patents in exchange for the return of 13,241,223 shares of our common stock. As additional consideration, we were granted a license to use the patents pursuant to the terms of a License and Royalty Agreement, which grants us a twelve month right of election to license the patents. If we exercise the right of election, we will receive a two year exclusive license for the use of the patents that is renewable. Simultaneously therewith, the company, RTH, Montgomery, and David Gonzalez, as Escrow Agent for Montgomery, entered into an Escrow Agreement, whereby the company and RTH agreed to place the 13,241,223 shares and the company agreed to deposit royalties otherwise payable to RTH into an escrow account held by the Escrow Agent until such time as royalties of $690,000 have been deposited into the escrow account or until Montgomery has been repaid and/or converted $690,000 of the convertible debentures issued to it. At such time,

RTH shall have 30 days to replace these shares with $728,267.26 which shall be distributed to the company in exchange for these shares; otherwise, the Escrow Agent shall release these shares to the company and the royalties to RTH.

General

We are a sales and marketing company focused on digital media solutions that offers a broad spectrum of digital services across current and emerging media platforms, including print, television, radio, Internet, CD, DVD and mobile devices such as mobile phones and PDAs. Our customers include companies, government agencies, advertising agencies, advertisers and content owners who seek to leverage opportunities in this age of “digital convergence.” Thanks to the advent of digital technology, different media platforms have converged causing many changes in the way entertainment content, advertising and marketing messages are delivered to their audience. Companies are faced with a fragmented marketplace, where consumers are reached through multiple channels and on multiple devices – from televisions and radios, to computers, game consoles, mobile phones, personal digital assistants (PDA’s) and portable media players (such as the iPOD and other devices). We offer creative services, marketing communications, content creation and distribution, and patented technology to help our clients navigate through this “new media” landscape. Although our initial operations began with us being a technology focused intellectual property company, through NMI, we have nearly 10 years experience as a full-service provider of strategic marketing consulting, comprehensive promotional planning and integrated, multi-media advertising campaigns. As a combined entity, the services we currently provide include consulting, advertising, media selection and placement, sales promotion, direct marketing, collateral development, television production and placement, radio production and placement, point-of-sale displays, trade shows, barter programs, Internet site development, and patented technology solutions.

As a result of the acquisition of NMI, our sales and marketing activities have been combined to leverage the core competencies of both entities. Operating under the Connected Media brand, our sales team has incorporated Connected Media’s exclusive patent licenses into its marketing and communications initiatives to both established and new clients. With the wide range of services we now offer, we are able to provide our clients with a full turnkey “converged media” solution that can deliver and satisfy the customer’s needs across current and emerging media platforms, including Print, Television, Radio, Internet, CD, DVD and portable devices such as mobile phones and PDA’s. Our exclusive licenses to patented technologies enable us to add interactive CD-Rom and DVD disc-based solutions to enhance our offerings to customers and help them achieve their objectives.

In addition, on July 31, 2006 we entered into a non-binding letter of intent to acquire certain assets of NewsProNet Interactive, LLC (“NPN”), a leader in converged media content solutions and interactive branding strategies for local television broadcasters. These assets include several intellectual property assets, including a library of broadcast content. We intend to use these assets to both service current clients of NPN (which include several broadcast media companies), and to develop numerous cross-selling and business development opportunities using our assets and the assets of NMI. We expect that this transaction will be completed by September 30, 2006.

We are headquartered in Miami, Florida with its strong Hispanic and Latin American influences. As such, our staff is fluent in Spanish and has an in-depth knowledge of the different nuances in language and culture that characterize each Hispanic community. Our NMI subsidiary has developed a special expertise in serving clients that are entering into or expanding their operations in the U.S. Hispanic marketplace, as well as the Latin America/Caribbean region. For these clients, NMI offers a unique marketing message by using television through syndicated programming to reach its market at a very cost efficient rate.

Technology Licenses

We hold the exclusive license to patented technology that bridges the gap between online and offline initiatives by allowing websites to control video content on CD’s, DVD’s, Flash Discs, Memory Cards and other digital storage platforms. This process creates a direct connection between the disc user and a website. A “connected” disc directs traffic to a specific webpage and then delivers a high quality interactive video experience without the need for any streaming, downloading or other bandwidth costs or constraints. Applications of such patented solutions include promotions, training & distance learning, content distribution, tracking rich media content usage, and rewarding users for their web based activities.

Through a license agreement with RTH the Company is the exclusive licensee of United States Patent #6,101,534, "Interactive, Remote, Computer Interface System" ("'534 Patent") and a second patent, "A Media Validation System", U.S. Patent No. 6,952,697. The company also has certain exclusive rights to several additional patent applications filed with the United States Patent and Trademark Office.

In general, the claims of the ‘534 patent relate to technology that allows multimedia content stored on a removable local media (including, but not limited to CD-ROM and DVD-ROM discs) to be "controlled" or "released" for access by the user by visiting a related website on the Internet. Essentially every computer sold today has either a CD-ROM drive and/or a DVD drive and has the ability to access the Internet. In addition, it is anticipated that next generation DVD players will also have the ability to access the Internet, either directly, or by connecting through a home or business media hub. We believe this technology will offer content providers and advertisers opportunities to combine the dynamic capabilities of the Internet with disc based or similar local content. As an example, advertisers can use our technology to control access to disc based ads and promotions, allowing them to time release content, track usage and add updated information from the Internet.

Sales Strategy

In addition to the ongoing business of NMI (and NPN upon completion of the anticipated transaction), we are leveraging the established customer base and experience of NMI as it relates to opportunities for our patent licenses. For example, NMI has been hired by a tourism bureau in Europe to implement an Internet marketing campaign to promote travel to the destination. In the past NMI has created and placed an online marketing program for this customer. Now we will also incorporate a “connected” CD-Rom for this customer using our patented technology.

We have an in-house sales staff, currently consisting of two employees that target customers in travel, advertising, cable television and broadcast media, training & education, film, music and video. The goal of our sales staff is to utilize some or all of our core competencies to craft a solution to meet the needs of each individual client. This can range from the creation of marketing collateral or a digital branding strategy, to a full-blown turnkey solution involving content creation, media placement, web development and creation of an interactive CD-Rom or DVD utilizing patented technology.

In addition to our in-house sales staff, we also are establishing a network of performance based agents who have expertise, knowledge and contacts in a particular industry or market sector where we believe our services and technology can be utilized. For example we have agents presenting our capabilities and services to the Education, Religious and Cruise Industry markets. We also provide our services to third party companies that have been contracted by the US Government for interactive training and other initiatives that can utilize our capabilities and technology. In particular, we have completed an interactive training CD-ROM for the United States Department of Housing and Urban Development (HUD). Natcom Marketing Communications, Inc. (“NMC”), a company owned by our Vice Chairman and principal shareholder Robert Rodriguez, has a contract with HUD and NMC engaged us to create a customized CD-Rom incorporating our patented technology. The CD-ROM will automatically link users to a special section of the HUD website, and provide access to high quality video training tutorials that we also produced. The video segments play from the CD in connection with links and information on the website.

We have developed a special focus on helping our customers leverage the many changes that have occurred in the areas of marketing, advertising and content delivery in the age of digital convergence and converged media. We believe that Government agencies as well as private sector companies across many industries and target markets are faced with new challenges as more and more consumers use the Internet and a wide range of digital media platforms to receive their entertainment and information. We offer digital media services and technology solutions to help our customers meet such challenges in a constantly changing environment.

In addition to servicing and expanding our business with existing customers, our sales team has proposals in front of a variety of potential new clients. These range from advertising agencies that can grow business with their own clients by utilizing our digital media services and patented technology, to media research firms, sports organizations, and the Latin American divisions of several national cable television channels. In all cases, after meeting with potential clients and evaluating their needs and objectives we craft a proposed solution that utilizes some or all of our offerings to help the customer achieve their stated goals.

Customers

Our current customers include travel bureaus, and marketing agencies that serve government agencies. Our targeted customers also include advertising agencies, advertisers and content owners, as well as companies involved in education, travel and promotion.

Competition

There are many companies and agencies that may offer services similar to those that we offer. As for our technology solutions, the CD, DVD, software and Internet industries are highly competitive. Although we believe that the solutions we offer using our patent are highly valuable and useful, there are several alternatives available for the advertising and promotion of products and services. It is true that the precise process protected by our patent is exclusive insofar as it is protected under the United States patent law. However, it is possible that due to the wide use of both the Internet and rich-media there are other processes available that are similar to, but not covered under our patent, that may offer equally good functionality. Prospective clients may choose to license or utilize these similar solutions instead of ours.

Our competitors range from small companies with limited resources to large companies with substantial financial, technical and marketing resources. Competitors with greater financial resources than us may be able to broaden their offerings, make greater investments in design and product development, undertake more extensive marketing campaigns, and adopt more aggressive pricing policies than the company. There can be no assurance that we will be able to respond effectively to market changes or to compete successfully in the future.

Employees

We currently employ 4 full time employees and 6 part-time employees. Our success is highly dependent on our ability to attract and retain qualified employees. Competition for qualified employees remains intense in our industry. We believe that we can attract and retain qualified employees, but we cannot guarantee that we will be as successful. None of our employees are subject to collective bargaining agreements. We believe that our relationship with our employees is excellent.

DESCRIPTION OF PROPERTY

Our corporate office and operations are based at 80 SW 8th Street, Suite 2230 in Miami, Florida. We share these offices with NMI and NMC. Robert Rodriguez, our Vice-Chairman is the majority stockholder of NMC. NMC has not charged us rent for use of this space. We believe that these offices generally are adequate for our needs currently and in the immediate future.

LEGAL PROCEEDINGS

From time to time, we are party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. At present, we are not involved in any legal proceedings nor are we party to any pending claims that we believe could reasonably be expected to have a material adverse effect on our business, financial condition, or results of operations.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

As of August 30, 2006, our executive officers and directors are:

NAME	AGE	POSITION WITH COMPANY
Rafael Diaz-Balart	56	Chairman of the Board of Directors
Robert Rodriguez	44	Vice-Chairman of the Board of Directors
Leigh M. Rothschild	54	Director
Jeffrey W. Sass	47	Chief Executive Officer and Director
Isidrio Gonzalez	47	President and Director
Mark Mayo	56	Chief Financial Officer and Director
Adam Bauman	48	Director

Rafael J. Diaz-Balart

Mr. Rafael Diaz-Balart is the Chairman of the Board of Directors of the company. He is currently the CEO and Founder of Vestec International Corporation. Since 1993, Vestec has specialized in international investment banking and international business consulting. Mr. Diaz-Balart has over twenty-five years experience in international finance and asset management. Prior to forming Vestec, Mr. Diaz-Balart served in executive capacities with IBJ Schroder International Bank, Paine Webber, Barnett Bank and the National Bank of Washington, D.C. Mr. Diaz-Balart also has served as Consultant to the Office of the Special Advisor to the President of Venezuela. During his tenure at the National Bank of Washington, Mr. Diaz-Balart served, inter-alia, as liaison to Eximbank, World Bank and Inter-American Development Bank. In partnership with the principals of the Brazilian financial group Banco Paulista/Socopa, Mr. Diaz-Balart founded InterTrust Bank Limited (Bahamas). He also advised in the creation of The Florida Special Opportunity Fund, an off-shore investment vehicle for U.S. based commercial real estate transactions, administered by The Allen Morris Company. Mr. Diaz-Balart is presently Senior Advisor for Credit Lyonnais--Private Banking International. Mr. Diaz-Balart holds a Bachelors of Arts (Government) degree from Cornell University and a Masters of Business Administration from The American University.

Robert Rodriguez

Mr. Rodriguez is the Vice-Chairman of the Board of Directors of the company. He is the President of NMI, Robert Rodriguez is also Co-founder and CEO of NatCom. NatCom, a twice ranked INC 500 Company represents entities such as Bombardier, Lucent Technologies, Chevron, FL Lottery, Avaya, Wells Fargo, Allegro and the Federal Government with marketing initiatives in the U.S. as well as Latin America. Prior to launching NatCom, Mr. Rodriguez served as vice president of sales at Consumer Publishing International, a Dallas Cowboys related company. In addition to his corporate responsibilities, Mr. Rodriguez currently served as president of the International Advertising Association’s Florida chapter (IAA), Chairman of the Marketing Committee at the City of Miami’s International Trade Bureau. Robert was also an executive committee member of the Greater Miami Chamber of Commerce and Chairman of the Board of Trustees of Cushman School. Robert was the former vice chairman of the Miami Symphony and was elected as an Executive Committee member of the Republican Party of Miami-Dade in 1984. In 1993, NatCom Marketing Communications was a featured case study at Harvard Business School. He received his master’s degree in ALS from the University of Miami and his undergraduate degree with honors from Barry University.

Leigh M. Rothschild

Mr. Rothschild is currently a member of the Board of Directors of the company. Mr. Rothschild is currently Managing Partner of Rothschild Trust Holdings, LLC an intellectual property holding company. He is the immediate past Chairman of the board of directors of the company. Mr. Rothschild is an established inventor who to date has been issued seven US patents and has more then twenty-five patents pending worldwide. Mr. Rothschild has licensed his patent portfolio to several major companies and his technologies are in use at companies ranging from Pricegrabber.com to Sonic Solutions and InterActual among others. Most major DVD releases now incorporate the PC Friendly Interactual technology which is under license to the company. From October 1998 through February 2004, Mr. Rothschild was Chairman and founder of BarPoint.com, a NASDAQ publicly traded wireless information company whose Board included the Chairman of the Fidelity funds and the President of Office Depot. While at BarPoint, Mr. Rothschild watched the BarPoint share price appreciate from 20 cents per share to $28.00 per share. Prior to founding BarPoint Mr. Rothschild was Chairman and Chief Executive Officer of IntraCorp Entertainment, Inc., a consumer software company with worldwide product distribution. Mr. Rothschild is a former presidential appointee to the High-Resolution Board for the United States under former President George H. W. Bush. He has served three Florida governors on technology boards and served as a special advisor to then Florida Secretary of Commerce Jeb Bush. Mr. Rothschild currently serves on the IT Florida Technology Board as an appointee of Governor Bush. Mr. Rothschild chairs the Rothschild Family Foundation, which has given endowments to outstanding charities and institutions including the Tampa Children's Home, Thomas Amour Youth Ballet Company, Miami Symphony, and the University of Miami School of Business Rothschild Entrepreneurial contest and Lecture Series. Rothschild has an undergraduate degree from the University of Miami, where he also completed the Graduate Program in Management Studies.

Jeffrey W. Sass

A veteran of the entertainment, licensing, and computer industries, Jeff Sass is currently Chief Executive Officer and a Director of the company, a position he has held since May 2004. From October 1998 through December 2001, Mr. Sass was co-founder and Chief Operating Officer of BarPoint.com, a publicly traded wireless information and mobile commerce company. He became BarPoint’s President and Chief Executive Officer in January 2002 and served in that capacity through February 2004 when BarPoint engaged in a reverse merger transaction with SchoolPop/Fundever, Inc. During Mr. Sass’ tenure, BarPoint entered into strategic alliances and business relationships with Symbol Technologies, AT&T, Cingular, Verizon, Sprint, Nextel, Office Depot, The Sharper Image and others.  Prior to BarPoint, in 1997 Mr. Sass founded and ran The Marketing Machine, a full-service marketing agency and consulting firm, servicing the computer hardware, software and other industries, with clients including Fujitsu Interactive as well as networking hardware manufacturer Nexland, Inc. (Nexland was subsequently sold to Symantec). Previously, Mr. Sass has held management, production, and marketing positions at companies including IntraCorp Entertainment (1995-1997), GameTek, Inc. (1994-1995) and Troma Entertainment (1987-1994). At Troma, in addition to writing and producing chores, he helped create and launch the cartoon series, TOXIC CRUSADERS, and then started and ran the independent movie studio’s licensing and merchandising division, working closely with more than 70 manufacturers worldwide including Marvel Comics, Playmates Toys, Golden Books Publishing, Sega, Bandai and more. Jeff also handled licensing and merchandising for the Emmy Award winning PBS series, READING RAINBOW. Jeff is a frequent guest lecturer for the “Starting New Ventures” class at the University of Miami School of Business Administration, and he has actively supported the University’s Entrepreneurship initiatives, including serving as a panel judge at the annual Business Plan competition. Jeff is a graduate of Cornell University.

Isidro Gonzalez

Mr. Gonzalez, the President and director of the company, has 20 years of media sales and management experience focusing on accelerating revenue growth and improving bottom-line profitability in challenging, start-up, and turnaround situations in the US and Latin America. For the past 2 years at IMC Media Inc., he has worked as an Industry Consultant to media companies including SBS, Argent Trading, Natcom Marketing and WAVE Magazine. As Director of Advertising Sales, for Sony Pictures Television International, Mr. Gonzalez implemented innovative sales strategies for the SONY group of stations exceeding all sales budgets during his 3 year tenure, a first for the station group which included Sony Entertainment Television, E! Entertainment, and AXN, a global SONY network with over 80 million households. At the CBS Station Group’s WFOR-4 in Miami, Florida, he was jointly responsible for taking the station from 3rd to 1st place market billing. As the new business development manager he was responsible for hiring and training sales staff, developing strategic promotions, campaigns, and sales commission structures at the Miami station. To generate additional revenue, he developed non-traditional shows including Showcase for Cars, Living South Florida Style, (South Florida’s first ever Real

Estate Developer supported TV program in 1992) and a vendor-supported Wednesday Night Lottery sold to a major South Florida Retailer.  He attained or surpasses all advertising revenue objectives as the Director of Advertising Sales for The Weather Channel (TWC) Latin America, an innovative start-up, where he developed the “Sharing in Profit Partnership Program” to jump start affiliate distribution in Latin America. Prior to TWC, during his three years as Producer and Sales Manager for the immensely popular Univision variety program Sabado Gigante, he maintained over $14 million in sponsorship sales, while adding $5 million in new business from such brands as Ralston Purina, Polaroid, and McDonalds. Fluent in Spanish and English, Mr. Gonzalez holds a degree in Management Information Systems from the Queensborough College part of the City University of New York system (CUNY).

Mark Mayo

Mark Mayo, the Chief Financial Officer and a director of the company, is currently the CEO and founder/visionary of the L4 Media Group, a group of fifteen (15) ethnically programmed TV stations primarily located in the Southeast. Mr. Mayo has over 30 years of management experience with major market TV, radio and newspapers that blends management, finance, production and business development. Previously, Mr. Mayo co-founded NewsProNet, an industry leader in providing syndicated news content for television to over 120 TV clients. As the CFO and COO of Newspronet during the past five years, he has built NewsProNet’s market share, asset value and core products from a start-up to the fastest growing creator of unique content for television. In 2000, he negotiated and secured significant funding from GE/NBC to build and acquire NewsProNet’s main competitor, CNX Media and TDM Productions, a leading corporate production company.  Prior to starting NewsProNet, Mr. Mayo was VP/GM/CFO for an Internet start-up, FASTV.COM and for the Worldwide Broadcasting Network, with offices in Boston, New York and Los Angeles. FASTV is widely recognized as the first video search engine portal on the Internet. His duties involved day-to-day operations including sales, production, finance and program acquisitions. Prior to FASTV, Mr. Mayo spent 10 years with Sunbeam Television Corp. starting as Controller in 1986 and later becoming corporate VP of Finance, Administration and Production in Boston and Miami hubs. In 1993, he spearheaded the successful $250 million acquisition of WHDH-TV, Boston, and was primarily responsible for the turnaround success at the station which today is ranked number one in the highly competitive Boston market. He is also credited with playing a major role in the turnaround success at WSVN-TV, Miami, one of the most dominant FOX affiliates in the country. At Sunbeam Television he also established Sunbeam Productions which successfully launched Inside Report, Deco Drive and Real Life for NBC. Prior to joining Sunbeam, Mr. Mayo worked for 12 years for the Hearst Corporation starting at the Baltimore Newspaper division in 1974 and then transferring to the Broadcast Division to become the Controller for WTAE television and radio in Pittsburgh, PA in 1980.

Adam Bauman

Adam Bauman is a director of the company. Adam Bauman is the CEO and President of STI Executive Talent Management, a firm which represents senior media and technology executives and offers them strategic insights to increase their success trajectory in corporations and startups alike. Since its founding in 1996, executives have retained STI to strategically advise them on e-commerce, emerging technologies, media exposure, eminence, strategic alliances, board seats, career opportunities and advancement, and other arenas in which they may be personally interested. An early Internet adopter, Adam started as a Special Projects producer for The Los Angeles Times New Media Group, became Director of Internet Production for Universal Studios, then built a corporate Intranet for DreamWorks S.K.G. Subsequently, he was the Director of Emerging Technology at VWR Scientific Products Corp., before becoming Executive Vice President of E-Commerce at a Young & Rubicam subsidiary. After serving as the founding Chief International E-Commerce Officer of American International Group, he was named Chief Global E-Commerce Officer of Deloitte Consulting. Subsequently, he was appointed Chairman and CEO of IsoSpace, a web-based enterprise collaboration software company. Adam holds both an MFA degree from the Peter Stark Motion Picture Producing Program and an MBA from the University of Southern California. He is also a graduate of the California State University Long Beach school of Radio and Television. He presently lives in New York City with his wife, Estelle, and their daughter.

Involvement in Certain Legal Proceedings

None of our officers, directors, promoters or control persons have been involved in the past five years in any of the following:

(1)       any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2)       any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)       being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4)       being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Audit Committee and Financial Experts

We have an audit committee consisting of two of our Board of Directors. The functions of our audit committee shall include things such as: recommending an independent registered public accounting firm to audit the annual financial statements; reviewing the independent registered public accounting firm’s independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls. We do not currently have a written audit committee charter or similar document.

Code of Ethics

We have adopted a corporate code of ethics which is incorporated by reference. The company believes its code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

EXECUTIVE COMPENSATION

NAME AND PRINCIPAL POSITION		ANNUAL COMPENSATION			Long-Term Compensation Awards
Name and Principal Position	Year	Total	Salary	Bonus	Stock Award(s)	Options (#)	All Other Compensation
Jeffrey W. Sass CEO	2005 2004 2003	$68,553 $126,372 $0	$ 68,553(1) $ 122,622 $ - 0 -	$ - 0 - $ - 0 - $ - 0 -	$ - 0 - $ - 0 - $ - 0 -	$ - 0 - $ - 0 - $ - 0 -	$ -0- $ 3,750(2) $ - 0 -
Mark Mayo, Chief Financial Officer	2005 2004 2003	$ - 0 - $ - 0 - $ - 0 -	$ - 0 - $ - 0 - $ - 0 -	$ - 0 - $ - 0 - $ - 0 -	$ - 0 - $ - 0 - $ - 0 -	$ - 0 - $ - 0 - $ - 0 -	$ - 0 - $ - 0 - $ - 0 -
Leigh M. Rothschild, Director	2005 2004 2003	$68,553 $126,372 $0	$ 68,553(3) $ 122,622 $ - 0 -	$ - 0 - $ - 0 - $ - 0 -	$ - 0 - $ - 0 - $ - 0 -	$ - 0 - $ - 0 - $ - 0 -	$ -0- $ 3,750(4) $ - 0 -
Rafael Diaz-Balart, Chairman	2005 2004 2003	$ - 0 - $ - 0 - $ - 0 -	$ - 0 - $ - 0 - $ - 0 -	$ - 0 - $ - 0 - $ - 0 -	$ - 0 - $ - 0 - $ - 0 -	$ - 0 - $ - 0 - $ - 0 -	$ - 0 - $ - 0 - $ - 0 -
Robert Rodriguez, Vice-Chairman	2005 2004 2003	$ - 0 - $ - 0 - $ - 0 -	$ - 0 - $ - 0 - $ - 0 -	$ - 0 - $ - 0 - $ - 0 -	$ - 0 - $ - 0 - $ - 0 -	$ - 0 - $ - 0 - $ - 0 -	$ - 0 - $ - 0 - $ - 0 -
Isidrio Gonzalez, President and Director	2005 2004 2003	$ - 0 - $ - 0 - $ - 0 -	$ - 0 - $ - 0 - $ - 0 -	$ - 0 - $ - 0 - $ - 0 -	$ - 0 - $ - 0 - $ - 0 -	$ - 0 - $ - 0 - $ - 0 -	$ - 0 - $ - 0 - $ - 0 -

(1) Mr. Sass executed an employment agreement with the company on August 23, 2004. The base annual salary is $ 175,000. To provide assistance to the company's cash flow, Mr. Sass agreed to defer payment of $ 41,958 of his 2004 base salary and 45% of his entire 2005 base salary (earned between January 1, 2005 and June 1, 2005) until a later, unspecified date and agreed to defer payment of his 2005 base salary until a later, unspecified date. This amount has been accrued as a current liability on the company's Balance Sheet.

(2) Represents the approximate value of a monthly automobile allowance as provided in Mr. Sass's employment agreement, through December 31, 2004.

(3) Mr. Rothschild executed an employment agreement with the company on August 23, 2004. The base annual salary is $ 175,000. To provide assistance to the company's cash flow, Mr. Rothschild previously agreed to defer payment of $ 41,958 of his 2004 base salary and 45% of his 2005 base salary (earned between January 1, 2005 and June 10, 2005) and agreed to defer payment of his entire 2005 base salary until a later, unspecified date. As part of the consideration paid by RTH to the company under the Purchase and Sale Agreement with the company, Mr. Rothschild agreed to cancel all accrued salary owed to him under his employment agreement.

(4) Represents the approximate value of a monthly automobile allowance as provided in Mr. Rothschild's employment agreement, in 2004.

The company does not provide its employee directors with additional compensation for serving on the company’s board of directors.

Adam Bauman has been compensated with a grant of options of an aggregate of 4,300,000 of the company’s shares under the company’s Equity Incentive Plan. Mr. Bauman's options were granted as follows: (i) 300,000 options on May 23, 2005, and (ii) 4,000,000 options on March 4, 2006.

On March 4, 2006 Mr. Rafael Diaz Balart was granted options on 15,000,000 of the company’s shares under the company’s Equity Incentive Plan.

Mr. Bauman's and Mr. Diaz-Balart's options are exercisable at a price equal to the price of our common shares on the date of their respective grants.

EQUITY INCENTIVE PLAN

On January 12, 2005 Mr. Leigh M. Rothschild, as the sole Director of the company, approved the Trust Licensing, Inc. Equity Incentive Plan, k/n/a the Connected Media Technologies, Inc. Equity Incentive Plan (the "Plan") covering 50,000,000 shares. The Plan was subsequently approved by the shareholders. Shares underlying the Plan were registered on Form S-8, which was filed with the SEC on March 8, 2005.

As of August 30, 2006 we have options to purchase 22,500,000 shares outstanding. Of these options, 19,300,000 are held by two of our Directors (15,000,000 by Rafael Diaz-Balart, and 4,300,000 by Adam Bauman), and the balance are held by our employees and service providers. Each option was priced at the fair market value of the company’s common shares at the date of grant.

The Plan provides a means whereby employees, officers, directors, and certain consultants and independent contractors of the company ("Qualified Grantees") may acquire the common shares of the company pursuant to grants of: (i) incentive stock options ("ISO"); (ii) non-qualified stock options (the “NQSO”); and (iii) restricted stock. A summary of the significant provisions of the Plan is set forth below. A copy of the full Plan is annexed to this registration statement. The following description of the Plan is qualified in its entirety by reference to the Plan itself.

The purpose of the Plan is to, among other things, further the long-term stability, continuing growth and financial success of the company by attracting and retaining key employees, directors and selected advisors through the use of stock incentives, while stimulating the efforts of these individuals upon whose judgment and interest the company is and will be largely dependent for the successful conduct of its business. The company believes that the Plan will strengthen these persons' desire to remain with the company and will further the identification of those persons' interests with those of the company's shareholders.

The Plan is to be administered by the Compensation Committee of the Board of Directors or, in the absence of a Compensation Committee, the entire Board of Directors. The membership of the Compensation Committee shall be constituted so as to comply at all times with the then applicable requirements under the Exchange Act and Section 162(m) of the Internal Revenue Code.

The Plan provides that options to purchase up to 50,000,000 common shares of the company may be issued to the employees, officers, directors and certain consultants and independent contractors. All present and future employees shall be eligible to receive incentive awards under the Plan, and all present and future non-employee directors shall be eligible to receive non-statutory options under the Plan. An eligible employee or non-employee director being awarded a grant shall be notified in writing of such grant, which notice shall state the number of shares for which options are granted, the option price per share, and conditions surrounding the grant and exercise of the options.

The exercise price of shares of company Stock covered by an ISO shall be not less than 100% of the fair market value of such shares on the date of grant; provided that if an ISO is granted to an employee who, at the time of the grant, is a 10% shareholder, then the exercise price of the shares covered by the incentive stock option shall be not less than 110% of the fair market value of such shares on the date of grant. The Plan also provides for cashless exercise of options. In such event, there may be a charge to the earnings of the company with respect to the cashless exercise of the options.

The Compensation Committee may determine the number of shares that may be awarded to a participant as restricted stock and the provisions relating to risk of forfeiture and may determine that the restricted stock is only earned upon the satisfaction of performance goals established by the Compensation Committee. The Compensation Committee shall also determine the nature, length and starting date of any performance period and the terms thereof. The maximum number of shares that may be granted to any participant may not exceed 20% of the total shares subject to the Plan.

U.S. Federal Income Tax Consequences

The rules governing the U.S. federal tax treatment of stock options, restricted stock and shares acquired upon the exercise of stock options are quite technical. Therefore, the description of U.S. federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, the statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. In particular, the "American Jobs Creation Act of 2004" imposed new rules concerning the taxation of various deferred compensation arrangements. It is not clear whether, and to what extent, these new rules apply to awards under the Plan. Although the company does not believe that awards under the Plan are affected by the new rules, there can be no assurance to that effect until adequate guidance is forthcoming from the U.S. Treasury Department. Finally, the tax consequences under applicable state, local and foreign income tax laws may not be the same as under the U.S. federal income tax laws.

Incentive Stock Options

ISOs granted pursuant to the Plan are intended to qualify as incentive stock options within the meaning of Section 422A of the Internal Revenue Code. If the participant makes no disposition of the shares acquired pursuant to exercise of an ISO within one year after the transfer of shares to such participant and within two years from grant of the option, such participant will realize no taxable income as a result of the grant or exercise of such option, and any gain or loss that is subsequently realized may be treated as long-term capital gain or loss, as the case may be. Under these circumstances, neither the company nor any subsidiary will be entitled to a deduction for federal income tax purposes with respect to either the issuance of the ISOs or the issuance of shares upon their exercise.

If shares acquired upon exercise of ISOs are disposed of prior to the expiration of the above time periods, the participant will recognize ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price, or (ii) the gain recognized on such disposition. Such amount will ordinarily be deductible for federal income tax purposes by the company or subsidiary for whom the participant performs services ("service recipient") in the same year, provided that the amount constitutes reasonable compensation for services that would result in a deduction for U.S. federal income tax purposes and that certain federal income tax withholding requirements are satisfied. In addition, the excess, if any, of the amount realized on a disqualifying disposition over the market value of the shares on the date of exercise will be treated as capital gain.

The foregoing discussion does not consider the impact of the alternative minimum tax, which may be particularly applicable to the year in which an ISO is exercised.

Nonqualified Stock Options

A participant who acquires shares by exercise of a NQSO generally realizes as taxable ordinary income, at the time of exercise, the difference between the exercise price and the fair market value of the shares on the date of exercise. Such amount will ordinarily be deductible by the service recipient for federal income tax purposes in the same year, provided that the amount constitutes reasonable compensation for services that would result in a deduction for U.S. federal income tax purposes and that certain federal income tax withholding requirements are satisfied. Subsequent appreciation or decline in the value of the shares on the sale or other disposition of the shares will generally be treated as capital gain or loss.

Restricted Stock

A participant granted shares of restricted stock under the Plan is not required to include the value of such shares in ordinary income until the first time such participant's rights in the shares are transferable or are not subject to substantial risk of forfeiture, whichever occurs earlier, unless such participant timely files an election under Section 83(b) of the Internal Revenue Code to be taxed on the receipt of the shares. In either case, the amount of such income will be equal to the excess of the fair market value of the stock at the time the income is recognized over the amount (if any) paid for the stock. The service recipient will ordinarily be entitled to a deduction, in the amount of the ordinary income recognized by the participant, for the service recipient's taxable year in which the participant recognizes such income, provided that the amount constitutes reasonable compensation for services that would result in a deduction for U.S. federal income tax purposes and that certain federal income tax withholding requirements are satisfied.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We believe that all prior related party transactions have been entered into upon terms no less favorable to us than those that could be obtained from unaffiliated third parties. Our reasonable belief of fair value is based upon proximate similar transactions with third parties or attempts to obtain the consideration from third parties. All ongoing and future transactions with such persons, including any loans or compensation to such persons, will be approved by a majority of disinterested members of the Board of Directors.

Several transactions involving related parties were consummated in connection with the August 2004 reverse merger:

1.         Prior to the August 2004 merger, TLLLC was owned by Irrevocable Trust Agreement Number III ("Trust III"), Leigh Rothschild, Jeffrey Sass and Michael Moore. The primary beneficiary of Trust III is Leigh Rothschild. Since July 19, 2001 (Inception) and from time to time, Trust III has advanced working capital to the company. Total advances, prior to August 24, 2004 reverse the merger, were as follows:

July 19, 2001 (inception) to December 31, 2001	$ 20,000
Year ended December 31, 2002	$ 100,000
Year ended December 31, 2003	$ 29,000
As of August 24, 2004	$ 110,000
Total advances from Trust III at August 24, 2004	$ 259,000

These advances do not include amounts borrowed from Trust III pursuant to certain Notes Payable set forth in the company’s financial statements.

In addition to the above advances, a separate trust directly related to the company’s Founder also advanced working capital of $ 7,000 during the year ended December 31, 2003. All $ 266,000 of these advances were repaid in full on June 7, 2004.

An additional $ 20,000 was advanced to Trust III on June 7, 2004. This amount has been repaid to the company in full on February 22, 2005. All advances to and from Trust III were non-interest bearing, unsecured and due on demand.

Included in the amounts set forth above, $ 165,000 is represented by a Note bearing interest at a rate of four percent (4.00%) and all principal and accrued interest thereon is due and payable on May 24, 2005. Leigh Rothschild is the primary beneficiary of Trust III. These funds were utilized as set forth in paragraph 2 below. On January 31, 2006 the company entered into a second Loan Extension Agreement with Trust III extending the maturity date of this note through December 9, 2006.

2.         New Mountaintop Corporation (now known as Connected Media Technologies, Inc., Delaware) redeemed 2,000,000 shares of common stock from Dr. Mark Golden, its former majority stockholder, for a purchase price of $ 135,000. In addition, we entered into a two-year consulting agreement with our former majority stockholder, and fees owed to Dr. Golden have been accrued in our financial statements.

3.          We entered into employment agreements with Leigh M. Rothschild, our Chairman of the Board, Jeffrey W. Sass, our President and Chief Executive Officer, and Michael R. Moore, our Executive Vice President. Annual base salaries under the employment contracts are $ 175,000, $ 175,000, and $ 132,000, respectively. The initial term of each contract runs through August 23, 2006. The company currently owes accrued salary and benefits to Messrs. Sass and Moore, however, as discussed herein, the accrued salary owed to Mr. Rothschild has been cancelled. As of June 30, 2006, the company has accrued $318,879 as a current liability for this purpose. On May 1, 2005, Mr. Moore’s employment contract was amended to conform the benefits to those received by the company's other executive officers and to increase the base salary to $ 160,000 annually. Mr. Moore agreed to accept payment of salary at the pre-amendment contracted salary rate through August 24, 2005. Until August 24, 2005, the salary increase was accrued and added to total compensation owed to him.

4.          In addition to payment for services provided in the ordinary course of business, Michael D. Harris, the former outside counsel of New Mountaintop Corporation was paid a finder's fee of thirty-thousand dollars $ 30,000 and 1,666,663, shares (valued at approximately $ 50,000) of the company's common stock. The fair value of the stock was based on a mutual understanding between the company and the service provider; there had been no recent cash offerings upon which to base the fair value per share. Also, the stock was not publicly traded at that time.

5.          On October 6, 2004 (but effective November 16, 2004), the company entered into a transaction with Bristol Bank pursuant to which the company has access to a two hundred and fifty thousand dollar ($ 250,000) line of credit. In general, all or any portion of the $ 250,000 may be drawn down at any time, and must be repaid in full by October 25, 2006, with interest at the rate of libor plus 1.5%. In addition, commencing November 25, 2004 and continuing each consecutive month thereafter, the company must pay accrued interest on outstanding amounts owed. The company intends on using the line of credit for general working capital and may also repay some or all of the loans with Trust III. The credit line is guaranteed by Trust III and secured by a Certificate of Deposit owned by the Chairman of the company. As previously noted, Leigh Rothschild is the primary beneficiary of Trust III. As of June 30, 2006, the company reflected a current liability of $ 250,000 and related accrued interest of $ 307relating to this line of credit.

6.          On July 19, 2001 (inception), the company (then operating as Trust Licensing, LLC) sold 100 membership units for an aggregate $ 20,000 to Trust III. Effective January 2, 2004, membership interests were sold to Leigh M. Rothschild, Jeffrey W. Sass, and Michael R. Moore.

7.          On August 13, 2001, our principal patent was validly assigned from Leigh Rothschild to Irrevocable Trust Agreement Number 1 ("Trust I") and simultaneously assigned from Trust I to TLLLC. At the time we, upon the advice of our auditors made we valued the patent as zero for GAAP purposes. Effective August 24, 2004, our principal patent is owned by Trust Licensing, Inc. as a result of the reverse triangular merger. Trust Licensing, Inc. is a wholly-owned subsidiary of ours.

8.          On August 24, 2004, October 8, 2004, and March 9, 2005 the company issued notes payable to Trust III for $ 165,000, $ 25,000 and $ 55,000 respectively. On January 31, 2006 the company entered into a second Loan Extension Agreement with Trust III extending the maturity dates of each of these notes through December 9, 2006. The specific extensions granted were as follows:

Original Issue Date	Principal Amount	Original Maturity Date	New Maturity Date
August 24, 2004	$ 165,000 (1)	May 25, 2005	December 9, 2006
October 8, 2004	$ 25,000 (2)	July 8, 2005	December 9, 2006
March 9, 2005	$ 55,000 (3)	See Note (4) Below	December 9, 2006

(1)       As of June 30, 2006, the entire principal amount was outstanding. Related accrued interest payable on the $165,000 Note was $12,067.

(2)       As of June 30, 2006, the entire principal amount was outstanding. Related accrued interest payable on the $25,000 Note was $1,828.

(3)        The March 9, 2005 was structured as a Promissory Note/Line of Credit. As of June 30, 2006, $12,000 remained outstanding. .

(4)        The original maturity date of the March 9, 2005 Note was the earlier of: (a) the company receiving a bridge loan or equity investment that nets the company at least $ 300,000; or (b) December 9, 2005.

9.          The company engaged McLaughlin & Stern, LLP a law firm whereby one of the partners is the father of the company’s Chief Executive Officer. The company had total expenses of approximately $44,772 for legal fees to this related party for the period January 1, 2006 through June 30, 2006. The company had total expenses of $ 46,399 to the firm for fees in 2004 and $158,446 in 2005. The company has used the services of the law firm to handle the August 2004 reverse merger transaction, the April 2005 Cornell financing transactions, and general SEC related matters, including the preparation of this Prospectus.

10.        As of December 31, 2005, Jay Howard Linn earned fees of approximately $ 11,000 for professional services rendered as our Acting Chief Financial Officer. Mr. Linn has been paid $ 6,500 of this amount and $ 4,500 remains owed to him. Mr. Linn is Trustee of Trust III.

11.        In connection with the SPA executed on January 31, 2006, the company entered also into a Purchase and Sale Agreement with RTH for the sale of certain issued and pending patents owned by the company in exchange for the return of 13,241,223 shares of the company’s common stock. As additional consideration, RTH granted the company a license to use the patents pursuant to the terms of a License and Royalty Agreement, which grants the company a twelve month right of election to license the patents. If the company exercises the right of election, RTH shall grant the company a two year exclusive license for the use of the patents that is renewable subject to performance, and RTH shall receive 10% royalties on all gross receipts as defined in the License and Royalty Agreement.

Simultaneously therewith, the company, RTH, Montgomery, and David Gonzalez, as Escrow Agent for Montgomery, entered into an Escrow Agreement, whereby the company and RTH agreed to place the 13,241,223 shares in escrow and the company agreed to deposit royalties otherwise payable to RTH into an escrow account held by the Escrow Agent until such time as royalties of $690,000 have been deposited into the escrow account or until Montgomery has been repaid and/or converted $690,000 of the Convertible Debentures. At such time, RTH shall have 30 days to replace these shares with $728,267.26 which shall be distributed to the company in exchange for these shares; otherwise, the Escrow Agent shall release these shares to the Company and the royalties to RTH.

12.       To provide assistance to the company's cash flow, (i) Mr. Rothschild previously agreed to defer payment of $ 41,958 of his 2004 base salary and 45% of his 2005 base salary (earned between January 1, 2005 and June 10, 2005) and agreed to defer payment of his entire 2005 base salary until a later, unspecified date, provided, however, as part of the consideration paid by RTH to the company under the Purchase and Sale Agreement with the company, Mr. Rothschild agreed to cancel all accrued salary owed to him under his employment agreement. , and (ii) Mr. Sass agreed to defer payment of $ 41,958 of his 2004 base salary and 45% of his entire 2005 base salary (earned between January 1, 2005 and June 1, 2005) until a later, unspecified date and agreed to defer payment of his 2005 base salary until a later, unspecified date and (iii) Mr. Moore agreed to defer payment of approximately $ 25,182 of his 2004 base salary until a later, unspecified date and agreed to defer payment of his entire 2005 base salary until a later, unspecified date. Mr. Moore also agreed to accept payment of salary at the pre-amendment contracted salary rate through August 24, 2005. All of the aforementioned deferred salaries have been accrued as a current liability on the company's Balance Sheet.

13.        Turis Natcom, a company organized under the laws of Spain (“TN”), is a client of NMI. Mr. Diaz Balart, our Chairman, is on the board of directors of TN and has an option to purchase equity in TN. Mr. Rodriguez, our Vice-Chairman, is a minority equity owner of TN.

14.        Our offices are shared with NMI and NMC. Robert Rodriguez, our Vice-Chairman, is the majority stockholder of NMC. NMC has not charged us rent for use of this space.

15.        During the years 2004 and 2005, certain expenses paid by NMC were charged to NMI, based on utilization of space of personnel. Among these expenses share by the NMC and NMI, rent expense in NMI’s financial statements approximated 40% of the total rent expense (reduced by rent charged to customers which used the facilities). In addition, as stated above, NMI reimburses NMC for 50% of the interest expense incurred on its SunTrust Bank’s line of credit. Salaries were also shared between NMI and NMC, during 2004 60% of the salary cost was charged to NMI and during 2005 70% was charged to NMC. Costs of sales items marketing research and cost of media are also shared by the two entities.

16.        On February 13, 2006, the company accepted a promissory note for $50,000 from NMI for an original term of one year bearing interest at the annual rate of 5% in exchange for a loan. Interest began to accrue on April 1, 2006. The borrowing was unsecured. As of June 30, 2006, $50,000 was outstanding with related accrued interest of $616. This debt was extinguished upon the acquisition of NMI.

17.        NMC, a company owned by our Vice Chairman and principal shareholder Robert Rodriguez, has a contract with the United States Department of Housing and Urban Development (HUD). NMC subcontracted with us to create a customized CD-Rom incorporating our patented technology. During the six months ended June 30, 2006 the company recognized $40,000 of revenues related to this transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below shows the amount of our common stock beneficially owned as of August 30, 2006 by each of our directors and officers, all executive officers and directors as a group, and each person whom we believe beneficially owns more than 5% of our outstanding voting stock.

Name	Amount and Nature of Beneficial Ownership of Common Shares	Percent of Class (1)

Robert Rodriguez	300,507,663	49.19%
Leigh M. Rothschild	163,427,700(2)	26.75%
Jeffrey W. Sass	65,018,000	10.64%
Rafael Diaz-Balart	15,000,000 (3)	2.45
Isidrio Gonzalez	0	*
Mark Mayo	0	*
Adam Bauman	4,300,000 (4)	*

Executive Officers and Directors as a Group (7persons)	548,253,363	89.7%

* Less than 1%

(1) Excludes: (a) 60,000,000 shares pledged to Montgomery as collateral for the company’s obligations under the Note; (b) 15,241,223 treasury shares held by the company of which 13,241,223 are held in escrow as additional collateral against the Montgomery Notes; (c) 200,000 warrants issued to Cornell; (d) 8,000,000 warrants issued to Montgomery; and (e) 3,200,000 options issued to non-officers and directors pursuant to our Equity Incentive Plan.

(2) Includes 46,642,600 shares owned by Mr. Rothschild directly, 116,785,100 shares owned by Irrevocable Trust Agreement Number III. Mr. Rothschild is the direct beneficiary of the Irrevocable Trust Agreement Number III and Rothschild RTH.

(3) Mr. Diaz-Balart owns options to purchase 15,000,000 shares.

(4) Mr. Bauman owns options to purchase 4,300,000 shares.

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of August 30, 2006, by the selling stockholders prior to the offering contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number of shares which each would own beneficially if all the offered shares are sold. A description of each selling shareholder's relationship to us and how each selling shareholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities. However, certain warrants are subject to limitations upon exercise, if any. The most significant of these limitations is that the selling stockholder may not exercise its warrants, if the exercise would cause such holder's beneficial ownership of our common stock (excluding shares underlying any of their unconverted to debentures or unexercised warrants) to exceed 4.99% of the outstanding shares of common stock.  Therefore, although they are included in the table below, the number of shares of common stock for some listed persons may include shares that may not be purchased during the 60-day period.

The table excludes: (a) 60,000,000 shares of common stock pledged as security for convertible debt; (b) 15,241,223 shares of common stock held in treasury; and (c) options to purchase 22,500,000 shares of common stock.

Selling stockholders	Shares beneficially owned before the offering	Percentage of outstanding shares beneficially owned before the offering (1)	Shares sold in the offering	Percentage of outstanding shares beneficially owned after the offering (2)
CORNELL	7,800,000 (3)	1.31%	7,800,000	0%
MONTGOMERY	8,000,000 (4)	1.35%	1,081,250,000	0%
KNIGHTSBRIDGE	4,441,000	0.007%	4,441,000	0%
AVONDALE	100,000,000	1.69%	100,000,000	0%

* Less than 1%

(1) The applicable percentage of ownership is based on 591,574,103 shares outstanding as of August 30, 2006. Shares subject to securities exercisable or convertible into shares that are currently exercisable or exercisable within 60 days of August 30, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations.

(2) Assumes that all shares registered for resale pursuant to this offering have been sold.

(3) Consists of 7,600,000 shares of common stock and 200,000 shares issuable conversion of a warrant.

(4) Consists of 8,000,000 shares issuable upon exercise of a warrant. Does not include up to 1,081,250,000 shares issuable upon conversion of certain secured debentures.

Relationship between the company and the Selling Stockholders

1. Shares acquired by Cornell. The warrant to purchase 200,000 shares of common stock and 3,800,000 of the 7,600,000 shares of common stock owned by Cornell were issued on April 14, 2005 in connection with a certain Standby Equity Distribution Agreement (the “Standby Equity Distribution Agreement”) entered into between the Company and Cornell. The Standby Equity Distribution Agreement and certain other agreements related thereto were terminated as of January 31, 2006 pursuant to a Termination Agreement. The Termination Agreement provided that Cornell retain the warrant, the 3,800,000 shares of common stock, and required us to issue them an additional 3,800,000 shares of our common stock.

2. Shares acquired by Montgomery. On January 31, 2006 ("Closing Date") we executed a securities purchase agreement (the “SPA”) for $1,600,000 with Montgomery. Of such amount, the original principal amount of $600,000 was previously funded pursuant to Promissory Notes dated April 14, 2005 and June 2, 2005 (each in the principal amount of $300,000), $400,000 was funded on the Closing Date, $300,000 was funded on July 13, 2006 and $300,000 was funded on September 1, 2006. Under the terms of the SPA, on the Closing Date the company issued to Montgomery a secured convertible debenture in the amount of $718,000 which represents the original principal, interest and fees for the $600,000 previously funded and an additional secured convertible debenture in the amount of $400,000. The Company also issued Montgomery secured convertible debentures on July 13, 2006 and August 30, 2006. All of the convertible debentures have an interest rate of 14%, mature fifteen (15) months from the date of issuance, and are convertible into shares of the company’s common stock at a conversion price equal to the lesser of (a) $0.04 or (b) seventy five percent (75%) of the lowest Closing Bid Price (as defined in the debentures) of the common stock, as quoted by Bloomberg, LP, of the ten (10) trading days immediately preceding the Conversion Date (as defined in the debentures). The Conversion Price may be adjusted pursuant to the other terms of the debentures.

The convertible debentures are secured by a first priority lien on all of the company’s assets. As further security for our obligations under the convertible debentures, we executed an Amended and Restated Pledge Agreement, pursuant to which we re-pledged 60,000,000 shares of our common stock to Montgomery which were originally pledged pursuant to the Promissory Note issued to Montgomery on April 14, 2005. Montgomery was also issued a warrant for 8,000,000 shares of our common stock. This warrant is exercisable for a period of three years from the Closing Date. The exercise price per share under the warrant is $0.0001 per share and the shares issuable upon exercise of the warrant are included in this registration statement, as required pursuant to a Registration Rights Agreement between the company and Montgomery. Pursuant to the Registration Rights Agreement, we were also required to register the shares underlying the convertible debentures and are required to have this registration statement declared effective 90 days from the date hereof. In the event that the registration statement is not declared effective within this time limit, we may be subject to liquidated damages in the amount of 2% of the entire funding amount per month and may be deemed in default of the operative agreements.

Montgomery and Cornell have the same general partner, Yorkville Advisors, LLC.

3. Shares acquired by Knightsbridge. In conjunction with the April 2005 financing transaction with Cornell and Montgomery, we entered into a consulting agreement with Knightsbridge Holdings, LLC whereby Knightsbridge assisted us a variety of areas including, but not limited to financial, strategic and related developmental growth. The agreement ran for a term of six (6) months and has since expired. During the term of the contract, we paid Knightsbridge a monthly retainer of $2,000 and also issued Knightsbridge 4,441,000 of our common shares.

4. Shares acquired by Avondale Partners, II, Inc. On August 24, 2006, we entered into an agreement with Avondale Partners, II, Inc. for the purpose of managing the company's investor relations communications to potential and existing shareholders. Avondale’s duties include, without limitation, informing the brokerage community, our shareholders and the general public concerning financial public relations and promotional matters relating to our business. As consideration for the services to be rendered by Avondale, we have agreed to issue Avondale up to 100,000,000 shares of common stock, which such shares are included in the registration statement of which this prospectus is a part and which will be issued to Avondale upon this registration statement being declared effective by the Securities and Exchange Commission. Issuance of the shares shall be made in accordance with the following schedule:

Promptly after the SEC declares this Registration Statement to be effective ("Effective Date"), and provided that this Agreement is still in effect, we will issue Avondale the lesser of

(a)       (i) the amount of shares equal to the quotient of a fraction, the numerator of which is one hundred and seventy-five thousand dollars ($175,000) and the denominator of which is the average closing share price of our common stock for the ten (10) day period immediately preceding the Effective Date; and

(ii)	thirty-three million (33,000,000) shares.

(b)       On the ninetieth (90th) day after the Effective Date ("Second Payment Date"), and provided the Agreement is still in effect, we will issue Avondale an additional amount of shares equal to the lesser of:

(i) the amount of shares equal to the quotient of a fraction, the numerator of which is one hundred and seventy-five thousand dollars ($175,000) and the denominator of which is the average closing share price of our common stock for the ten (10) day period immediately preceding the Second Payment Date; and

(ii)	thirty-three million (33,000,000) shares.

(c)       On the one hundred eightieth (180th) day after the Effective Date, ("Third Payment Date"), and provided the Agreement is still in effect, we will issue Avondale an additional amount of shares equal to the lesser of:

(i) the amount of shares equal to the quotient of a fraction, the numerator of which is one hundred and fifty-five thousand dollars ($ 150,000) and the denominator of which is the average closing share price of Client's common stock for the ten (10) day period immediately preceding the Third Payment Date; and

(ii)	thirty-four million (34,000,000) shares.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange privately negotiated transactions;

•	short sales, but, if at all, only after the effectiveness of the registration statement of the shares of common stock offered hereby;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. We believe that the selling stockholders have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares other than ordinary course brokerage arrangements, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

Selling stockholders may be, and any broker-dealers or agents that are involved in selling the shares are, deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. If the selling stockholders are deemed to be underwriters, the selling stockholders may be subject to statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

We are required to pay all fees and expenses incident to the registration of the shares. Otherwise, all discounts, commissions or fees incurred in connection with the sale of the common stock offered hereby will be paid by the selling stockholders.

Upon our being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

•	the name of each such selling stockholder and of the participating broker-dealer(s);

•	the number of shares involved;

•	the price at which such shares were sold;

•	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

•	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•	other facts material to the transaction.

To comply with the securities laws of some states, the shares will be sold in those jurisdictions, if required, only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and complied with.

Our common stock is deemed to be “penny stock” as that term is defined in Rule 3a51-1 promulgated under the Exchange Act. Penny stocks are stocks: (a) with a price of less than $5.00 per share; (b) that are not traded on a “recognized” national exchange; (c) whose prices are not quoted on the Nasdaq automated quotation system; (d) Nasdaq stocks that trade below $5.00 per share are deemed a “penny stock” for purposes of Section 15(b)(6) of the Exchange Act; (e) issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them.

We advised the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales of the shares offered hereby.

DETERMINATION OF OFFERING PRICE

The selling stockholders may sell all or any part of their shares in private transactions or in the over-the-counter market at prices related to the prevailing price of our common stock at the time of negotiation. We can not assure you that any public market for our common stock will equal or exceed the sales prices of the shares of common stock that our stockholders sell. Purchasers of our shares face the risk that their shares will not be worth what they paid for them.

USE OF PROCEEDS

The selling stockholders will receive the net proceeds from the sale of shares. We will not receive any of the proceeds from any sale of the shares by the selling stockholders. However, we will receive the proceeds from any cash exercise of warrants, and the common shares underlying the warrants are included in this prospectus. If all warrants are exercised for cash, we would receive proceeds of $820. Any proceeds we receive will be used for working capital purposes.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Quotations for our common stock are reported on the OTC Bulletin Board under the symbol “CNCM.OB.” The following table sets forth the range of high and low bid information for the periods indicated since December 8, 2004:

	High	Low
2004
Fourth Quarter (December 8 to December 31)	$ N/A	$ N/A
2005
First Quarter (January 1 to March 31)	$ 0.090	$ 0.010
Second Quarter (April 1 to June 30)	$ 0.050	$ 0.020
Third Quarter (July 1 to September 30)	$ 0.055	$ 0.055
Fourth Quarter (October 1 to December 31)	$ 0.030	$ 0.020
2006
First Quarter (January 1 to March 31)	$ 0.04	$ 0.01
Second Quarter (April 1 to June 30)	$0.08	$0.0012

The closing bid price for our common stock on August 28, 2006 was $.006. Quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not reflect actual transactions.

HOLDERS OF RECORD

As of August 30, 2006, we had approximately 350 shareholders of record of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently plan to retain future earnings, if any, to finance the growth and development of our business and do not anticipate paying any cash dividends in the foreseeable future. We may incur indebtedness in the future which may prohibit or effectively restrict the payment of dividends, although we have no current plans to do so. Any future determination to pay cash dividends will be at the discretion of our board of directors.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion is intended to assist in the understanding and assessment of significant changes and trends related to our results of operations and our financial condition together with our consolidated subsidiaries. This discussion and analysis should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this Prospectus. Historical results and percentage relationships set forth in the statement of operations, including trends which might appear, are not necessarily indicative of future operations. The following discussion and analysis relates to our operations through June 30, 2006, prior to our acquisition of NMI.

Prior to the acquisition of NMI we were a development stage company. We have generated revenue through our wholly owned subsidiary as well as revenue and other income from our patent licenses. We believe that our current revenue streams will enable us to increase shareholder value. However, we do not believe that cash flow from operations alone will be sufficient to fund our activities in the next 12 months. As of June 30, 2006, we had total assets of approximately $115,371 ($9,205 of which is cash), and total liabilities of $2,842,547. As described below, we will need to obtain additional financing for us to both implement our plans and to continue as a going concern.

Critical Accounting Estimates

Our discussion and analysis of our financial condition and results of operations is based upon our financial statements, which have been prepared in accordance with accounting principals generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of any contingent assets and liabilities. On an on-going basis, we evaluate our estimates. We base our estimates on various assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under alternative assumptions or conditions.

Revenue Recognition. We follow the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin No. 104 for revenue recognition. In general, we record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and the ability to collect is reasonably assured. The following policies reflect specific criteria for our various revenues streams:

We intend to generate and collect periodic royalty revenue in connection with licensing agreements associated with the intellectual property which we license from RTH. Royalty revenue is recognized as it is earned. We recognize income from licensing of patents ratably over the lesser of the economic or legal life of any granted licenses. We have not recognized any royalty revenue or licensing revenue from the period of January 1, 2005 through June 30, 2006.

Contingencies and Litigation. We record an accrual for contingencies and related liabilities such as litigation when an adverse outcome is probable and the amount of the potential liability can be reasonably estimated. We are not currently a party in any litigation nor are we subject to any such contingencies. The company recognizes other income from patent infringement claims when the claim is settled, whether by negotiation or litigation. We recognized no "other income" from the period of January 1, 2005 through June 30, 2006.

Impairment of Long-Lived Assets. Our long-lived assets consist of patents (having a fair value of zero for GAAP purposes) and equipment. We review long-lived assets and certain identifiable assets related to those assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. If the undiscounted future cash flows of the long-lived assets are less that the carrying amount, their carrying amount is reduced to fair value and an impairment loss is recognized.

None of our long-lived assets required an impairment charge during the twelve months ended December 31, 2005 or the three and six months ended June 30, 2006.

COMPARISON OF RESULTS OF OPERATIONS OF CONNECTED MEDIA FOR THE YEARS ENDED 2005 AND 2004

Revenue. Our revenue was zero for the twelve months ended December 31, 2005 and for the same period in 2004.

Other income. For the twelve months ended December 31, 2004, the company recognized $700,000 in other income resulting from the settlement of a civil action relating to one of the company's patents. No other income was recognized for the twelve months period ending December 31, 2005.

Operating Expenses. Operating expenses for the twelve months ended December 31, 2005 was

$1,437,060, compared to operating expenses of $ 815,735 for the same period in 2004. The increase in operating expenses results primarily from the following: increase in payroll (resulting from employment contracts with officers), professional fees incurred in connection with the merger and related public company filings, rent and equity line commitment fees and decreases in cost of recapitalization, and Research and Development. The increase in operating expenses was also due to the costs of filing a registration statement, developing prototypes, and actively pursuing licensees included in general and administrative expenses.

Net Loss. Our net loss for the twelve months ended December 31, 2005 was $1,567,108 or $.01 per share, compared to net losses of $119,568 or nil per share, for the same period in 2004. The increase in net loss results primarily from increase in operating expenses and from the other income recognized in 2004.

COMPARISON OF RESULTS OF OPERATIONS OF CONNECTED MEDIA FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2006 AND JUNE 30, 2005.

Revenue. Our revenue was $40,000 for the three and six months ended June 30, 2006 and zero for the same periods in 2005. The $40,000 of revenue was generated pursuant to our subcontract with NMC relating to NMC’s contract with HUD.

Other income. $616 of “other income” was recognized for the three and six months ended June 30, 2006 and no other income was recognized for the three and six months ended June 30, 2005.

Operating Expenses. Operating expenses for the three and six months ended June 30, 2006 were $ 230,986 and $999,202 respectively, compared to operating expenses of $ 411,470 and $697,545 for the same periods in 2005. The increase in operating expenses results primarily from increase in payroll and stock based compensation, professional fees, equity line commitment fees, restructuring fees and an increase in research and development costs.

Net Loss. Our net income (loss) for the three and six months ended June 30, 2006 were $1,254,439 or nil per share and ($1,142,958) respectively compared to ($439,055) and ($730,239) or nil per share for the same periods in 2005. The net loss resulted primarily from the absence of revenue or “other income” coupled with the increase in operating expenses.

LIQUIDITY AND CAPITAL RESOURCES

At June 30, 2006, we had $9,205 in cash. We have no other liquid assets. We have financed our activities to date primarily through financing from the Cornell and Montgomery transactions, and loans from, and loans secured by, related parties. Our cash requirements for the next twelve months are approximately $2.5 million, including requirements for working capital (estimated to be approximately $1.1 million), research and development (estimated to be approximately $100,000), personnel additions (estimated to be approximately

$300,000), licensing activities (estimated to be approximately $100,000) and debt service and repayment (estimated to be approximately $900,000). The company expects to obtain the necessary funds during the course of the twelve-month period and will manage its activities accordingly. In the event we are not able to generate sufficient funds from operations (which we do not expect in the foreseeable future) or financing from Montgomery, we will seek to obtain funding from other means, including the use of private and public debt and equity financing. No additional financing has been secured, nor have any other steps been taken to secure such financing.

We received an audit opinion for the fiscal years ended December 31, 2005 and December 31, 2004 that includes a "going concern" risk, which raises substantial doubt regarding our ability to continue as a going concern. We have been in the development stage since inception on July 19, 2001 and have not generated any revenues from planned operations, recorded a net income (loss) of $1,254,439 and ($1,142,958) for the three and six months ended June 30, 2006, and do not believe that cash flow from operations will be sufficient to fund our activities over the next 12 months. Our ability to continue as a going concern is dependent upon obtaining additional capital and debt financing. Until we can generate sufficient cash flow from our operations (which we do not anticipate in the foreseeable future) we expect to finance future cash needs through private and public financings, including equity financings. We cannot be certain that additional funding will be available as needed, or upon terms that are favorable. In addition, we may need to curtail the implementation of our core business activities and plans if funding is not available. The accompanying financial statements do not include any adjustments relating to the recoverability of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the company cannot continue in existence.

CAPITAL EXPENDITURES AND COMMITMENTS

We did not acquire a material amount of fixed assets during 2005 and currently do not plan to do so during the current fiscal year.

OFF-BALANCE SHEET ARRANGEMENTS

We do not currently have any off-balance sheet arrangements.

NEW ACCOUNTING PRONOUNCEMENTS

In December 2004, the FASB issued SFAS No. 123 (“SFAS 123”) (revised 2004) “Share-Based Payment” (SFAS 123R”). This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 123 “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25 “Accounting for Stock Issued to Employees”. The provisions of this Statement will be effective for the company beginning January 1, 2006. The company has adopted the provisions of SFAS No. 123R.

In May 2003, the Financial Account Standards Board issued Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (hereinafter “SFAS No. 150”). SFAS No. 150 establishes standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The company has determined that there was no impact from the adoption of the statement.

In December 2004, the FASB issued SFAS 153 “Exchanges of Non-monetary Assets” - an amendment of APB Opinion No. 29. This Statement amended APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The adoption of this Standard is not expected to have any material impact on the company’s consolidated financial position, results of operations or cash flows.

COMPARISON OF RESULTS OF OPERATIONS OF NMI FOR THE YEARS ENDED 2005 AND 2004

Net sales. NMI’s net sales were $497,163 for the twelve months ended December 31, 2005 and $529,970 for the same period in 2004.

Operating Expenses. NMI’s total expenses for the twelve months ended December 31, 2005 was

$289,458, compared to operating expenses of $314,186 for the same period in 2004. The decrease in operating expenses results primarily from the reduction of its contractors and overhead.

Gross Profit. NMI’s gross profit for the year ended December 31, 2005 was $203,713 and $360,112 for the same period in 2004.

Net loss. NMI’s net income (loss) for the year ended December 31, 2005 was ($396,745) and $45,926 for the same period in 2004. The net loss resulted primarily from a discontinued operation and a loss from an investment.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in and disagreements with our accountants on accounting and financial disclosure.

DESCRIPTION OF SECURITIES

COMMON STOCK

The company is authorized to issue 2,000,000,000 shares of Common Stock, par value $ 0.0001, of which 666,815,326 shares were issued and 591,574,103 were outstanding at August 30, 2006. The company has 60,000,000 shares of common stock issued into escrow which are pledged as security for the notes payable to Montgomery and 15,241,223 shares of common stock in its treasury, of which 13,241,223 are held in escrow as additional security for the notes payable to Montgomery. The securities being offered hereby are common stock. All shares have equal voting rights and are not assessable. Voting rights are not cumulative and, therefore, the holders of more than 50% of the shares could, if they chose to do so, elect all of the directors of the company. Upon liquidation, dissolution, or winding up of the company, the assets of the company, after the payment of liabilities, will be distributed pro rata to the holders of the shares.

PREFERRED STOCK

The company is authorized to issue 10,000,000 shares of Preferred Stock, par value $ 0.0001. As of the date hereof, there are no shares of preferred stock issued or outstanding.

ORGANIZATION WITHIN LAST FIVE YEARS

We have not engaged in any transactions with promoters.

INTEREST OF NAMED EXPERTS AND COUNSEL

Audit Matters

The audited consolidated financial statements of Connected Media Technologies, Inc. and Subsidiaries included in this prospectus and elsewhere in the registration statement at December 31, 2005, and the related consolidated statements of operations, changes in stockholders' deficiency and cash flows for the years ended December 31, 2005 and 2004 and for the period from July 19, 2001 (inception) through December 31, 2005 have been audited by Salberg. & Company, P.A. The reports of Salberg & Company, P.A. are included in this prospectus in reliance upon the authority of this firm as experts in accounting and auditing. The report of Salberg & Company, P.A. contained elsewhere in this prospectus, contain an explanatory paragraph regarding the company’s ability to continue as a going concern.

The audited consolidated financial statements of NMI including in this prospectus and elsewhere in the registration statement at December 31, 2005 and the related statement of income and expenses and retained earnings as well as statement of cash flows have been audited by Armando Prieto Llorente. The reports of Armanda Prioeto Llorente are included in this prospectus in reliance upon the authority of this firm as experts in accounting and auditing

Legal Matters

McLaughlin & Stern, LLP has passed upon the validity of the shares offered herein. McLaughlin & Stern, LLP is located at 260 Madison Avenue, 18th Floor, New York, NY 10016.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to our articles of incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only as determined by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We have filed with the Securities and Exchange Commission in Washington, DC, a registration statement on Form SB-2 under the Securities Act with respect to the shares being offered by the Selling Stockholders. This prospectus does not contain all of the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. Reference is hereby made to the registration statement and exhibits thereto for further information with respect to the company and the shares to which this prospectus relates. Copies of the registration statement and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission in Washington, DC at 450 Fifth Street, NW, Washington, DC 20549. Information on the operations of Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Web site that contains reports, proxy statements and other information regarding registrants such as us that are filed electronically with the Commission at the following Internet address: (http:www.sec.gov).

TABLE OF CONTENTS

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Board of Directors of:

Connected Media Technologies, Inc.
(A Development Stage Company)

We have audited the accompanying consolidated balance sheet of Connected Media Technologies, Inc. and Subsidiaries (a development stage company) as of December 31, 2005 and the related consolidated statements of operations, changes in stockholders’ deficiency and cash flows for the years ended December 31, 2005 and 2004 and for the period from July 19, 2001 (inception) to December 31, 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the consolidated financial position of Connected Media Technologies, Inc. and Subsidiaries (a development stage company) as of December 31, 2005, and the consolidated results of their operations, changes in stockholders’ deficiency and cash flows for the years ended December 31, 2005 and 2004, and for the period from July 19, 2001 (inception) to December 31 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the consolidated financial statements, the Company has no revenues, a net loss of $1,567,108 and cash used in operations of $668,368 in 2005, and a working capital deficiency of $1,895,732, a stockholders’ deficiency of $1,884,668 and a deficit accumulated during development stage of $1,989,734 at December 31, 2005. In addition, there was a default on certain note principal and interest payments after December 31, 2005. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plan in regards to these matters is also described in Note 9. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

March 17, 2006

Connected Media Technologies, Inc. and Subsidiaries
(A Development Stage Company)
Consolidated Balance Sheet
December 31, 2005

ASSETS

Current Assets
Cash	$1,408
Prepaid expenses	2,500
Total Current Assets	3,908

Office equipment, net of $23,762 accumulated depreciation	11,064

Total Assets	$14,972

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities
Accounts payable	$123,407
Accounts payable - related parties	184,491
Accrued expenses	65,645
Accrued compensation - officers	389,645
Accrued payroll taxes payable	16,146
Accrued interest payable - related party	10,766
Accrued interest payable	59,165
Line of credit	248,375
Note payable - related party	202,000
Note payable	600,000
Total Current Liabilities	1,899,640

Total Liabilities	1,899,640

Commitments and Contingencies (See Note 8)

Stockholders' Deficiency
Preferred stock, $0.0001 par value; 10,000,000 shares authorized,
none issued and outstanding	-
Common stock, $0.0001 par value; 750,000,000 shares authorized,
302,507,663 shares issued 300,507,663 outstanding	30,251
Additional paid-in capital	359,984
Deficit accumulated during the development stage	(1,989,734)
(1,599,499)
Less: Deferred equity line commitment fee	(134,417)
Less: Deferred compensation	(1,709)
Less: Deferred consulting	(14,043)
Less: Treasury stock (2,000,000 shares at cost)	(135,000)
Total Stockholders' Deficiency	(1,884,668)

Total Liabilities and Stockholders' Deficiency	$14,972

Connected Media Technologies, Inc. and Subsidiaries
(A Development Stage Company)
Consolidated Statements of Operations

			For the
			Period from
	Year ended		July 19, 2001
	December 31,		(Inception) to
	2005	2004	December 31, 2005

Revenue	$-	$-	$-

Operating Expenses
Payroll, contract services and stock based compensation	606,918	369,543	976,461
Professional fees	455,079	258,686	932,812
Research and development	27,977	30,194	58,171
Rent	26,151	19,255	45,406
Depreciation	7,014	9,398	29,619
Costs of recapitalization	-	62,217	62,217
Equity line commitment fee expense	104,356	-	104,356
General and administrative	209,565	66,442	290,546
Impairment loss	-	-	61,265
Total Operating Expenses	1,437,060	815,735	2,560,853

Loss from Operations	(1,437,060)	(815,735)	(2,560,853)

Other Income (Expense)
Other income	-	700,000	705,000
Interest expense - related party	(8,023)	(2,563)	(10,586)
Interest expense	(122,025)	(1,270)	(123,295)
Total Other Income (Expense), net	(130,048)	696,167	571,119

Net Loss	$(1,567,108)	$(119,568)	$(1,989,734)

Net Income (Loss) Per Share - Basic and Diluted	$(0.01)	$-	$(0.01)

Weighted average number of shares outstanding
during the period - basic and diluted	298,015,773	277,901,150	278,089,705

Connected Media Technologies, Inc. and Subsidiaries

(A Development Stage Company)

Consolidated Statement of Changes in Stockholders' Deficiency

Years ended December 31, 2005 and 2004 and for the period

from July 19, 2001 (inception) to December 31, 2005

	Common Stock		Additional Paid-in	Deferred Equity Line Commitment	Deferred	Deferred
	Shares	Amount	Capital	Fee	Compensation	Consulting

Issuance to founders	270,072,000	$27,007	$(7,007)	$--	$--	$--

Net loss, 2001	--	--	--	--	--	--

Balance, December 31, 2001	270,072,000	27,007	(7,007)	--	--	--

Net loss, 2002	--	--	--	--	--	--

Balance, December 31, 2002	270,072,000	27,007	(7,007)	--	--	--

Net loss, 2003	--	--	--	--	--	--

Balance, December 31, 2003	270,072,000	27,007	(7,007)	--	--	--

Deemed issuance including treasury shares	22,328,000	2,233	(2,233)	--	--	--

Recapitalization (net equity at reverse
merger date)	--	--	405	--	--	--

Shares issued in exchange for consulting fees	1,666,666	167	49,833	--	--	--

Net loss, 2004	--	--	--	--	--	--

Balance, December 31, 2004	294,066,666	29,407	40,998	--	--	--

Stock issued for consulting services	4,441,000	444	132,786	--	--	(66,615)

Amortization of deferred consluting	--	--	--	--	--	66,615

Stock issued for placement agent fee	200,000	20	5,980	--	--	--

Stock issued for equity line commitment	3,800,000	380	115,520	--	--	--

Deferred equity line commitment fee	--	--	--	(205,265)	--	--

Amortization of deferred equity line
commitment fee	--	--	--	70,848	--	--

Warrants issued on equity line commitment	--	--	4,364	--	--	--

Recognition of stock based compensation expense
under graded vesting	--	--	29,726	--	--	--

Grant of stock options - compensation	--	--	4,103	--	(3,761)	--

Amortization of deferred compensation	--	--	--	--	2,052	--

Grant of stock options - consulting	--	--	26,507	--	--	(21,005)

Amortization of deferred consulting	--	--	--	--	--	6,962

Net loss, 2005	--	--	--	--	--	--

Balance, December 31, 2005	302,507,666	$30,251	$359,984	$(134,417)	$(1,709)	$(14,043)

Connected Media Technologies, Inc. and Subsidiaries

(A Development Stage Company)

Consolidated Statement of Changes in Stockholders' Deficiency

Years ended December 31, 2005 and 2004 and for the period

from July 19, 2001 (inception) to December 31, 2005 (continued)

	Deficit accumulated during the development stage	Treasury Stock	Total

Issuance to founders	--	$--	20,000

Net loss, 2001	(47,059)	--	(47,059)

Balance, December 31, 2001	(47,059)	--	(27,059)

Net loss, 2002	(78,194)	--	(78,194)

Balance, December 31, 2002	(125,253)	--	(105,253)

Net loss, 2003	(177,805)	--	(177,805)

Balance, December 31, 2003	(303,058)	--	(283,058)

Deemed issuance including treasury shares	--	(135,000)	(135,000)

Recapitalization (net equity at reverse
merger date)	--	--	405

Shares issued in exchange for consulting fees	--	--	50,000

Net loss, 2004	(119,568)	--	(119,568)

Balance, December 31, 2004	(422,626)	(135,000)	(487,221)

Stock issued for consulting services	--	--	66,615

Amortization of deferred consluting	--	--	66,615

Stock issued for placement agent fee	--	--	6,000

Stock issued for equity line commitment	--	--	115,900

Deferred equity line commitment fee	--	--	(205,265)

Amortization of deferred equity line
commitment fee	--	--	70,848

Warrants issued on equity line commitment	--	--	4,364

Recognition of stock based compensation expense
under graded vesting	--	--	29,726

Grant of stock options - compensation	--	--	342

Amortization of deferred compensation	--	--	2,052

Grant of stock options - consulting	--	--	5,502

Amortization of deferred consulting	--	--	6,962

Net loss, 2005	(1,567,108)	--	(1,567,108)

Balance, December 31, 2005	$(1,989,734)	$(135,000)	$(1,884,668)

Connected Media Technologies, Inc. and Subsidiaries
(A Development Stage Company)
Consolidated Statements of Cash Flows

			For the
			Period from
	Year Ended		July 19, 2001
	December 31,		(Inception) to
	2005	2004	December 31, 2005
Cash Flows From Operating Activities:
Net (Loss)	$(1,567,108)	$(119,568)	$(1,989,734)
Adjustments to reconcile net (loss) to net cash
Provided by (Used in) operations:
Depreciation	7,014	9,398	29,619
Stock issued for services	6,000	50,000	56,000
Recognition of stock based compensation for prior employee stock option grant	29,726	-	29,726
Recognition of equity line commitment fee expense	70,848	-	70,848
Recognition of deferred compensation	2,394	-	2,394
Recognition of deferred consulting	145,694	-	145,694
Impairment loss - patent and trademark	-	-	61,265

Changes in operating assets and liabilities:
(Increase) Decrease
Prepaid Expenses	(2,500)	-	(2,500)
Increase (Decrease)
Accounts payable	97,260	(114,477)	123,406
Accounts payable - related party	136,792	47,699	184,491
Accrued expenses	55,000	10,645	65,645
Accrued compensation - officers	285,544	104,101	389,645
Accrued payroll taxes payable	(1,130)	17,276	16,146
Accrued interest payable - related party	8,203	2,563	10,766
Accrued interest payable	57,895	1,270	59,165
Net Cash Provided by (Used In) Operating Activities	(668,368)	8,907	(747,424)

Cash Flows From Investing Activities:
Purchase of equipment	(8,215)	(11,576)	(40,683)
Patent and trademark cost disbursements	-	-	(61,265)
Advance to related party	-	(20,000)	(20,000)
Loan repayment from related party	20,000	-	20,000
Cash acquired in recapitalization	-	405	405
Net Cash Provided By (Used In) Investing Activities	11,785	(31,171)	(101,543)

Cash Flows From Financing Activities:
Proceeds from issuance of common stock	-	-	20,000
Proceeds from promissory notes	600,000	-	600,000
Equity line commitment fee disbursement	(85,000)	-	(85,000)
Proceeds from related party notes	42,000	190,000	232,000
Repayments of related party notes	(30,000)	(266,000)	(30,000)
Recapitalization consideration paid for treasury shares	-	(135,000)	(135,000)
Proceeds from line of credit	97,000	151,375	248,375
Proceeds from related party loans	-	110,000	266,000
Repayments of related party loans	-	-	(266,000)
Net Cash Provided by Financing Activities	624,000	50,375	850,375

Net (Decrease)Increase in Cash	(32,583)	28,111	1,408

Cash at Beginning of Period	33,991	5,880	-

Cash at End of Period	$1,408	$33,991	$1,408

Supplemental disclosure of cash flow information:

Cash paid for interest	$14,420	$-	$14,420
Cash paid for taxes	$-	$-	$-

Supplemental disclosure of Non-Cash Investing and Financing Activities:

Common stock issued for compensation	$4,103	$-	$4,103
Common stock issued for consulting services	$158,901	$-	$158,901
Deferred equity line commitment fee	$120,264	$-	$120,264

Connected Media Technologies, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

December 31, 2005

Note 1	Nature of Operations and Summary of Significant Accounting Policies

(A)	Nature of Business

Trust Licensing, LLC (“TLLLC”) was formed as a Florida limited liability corporation on July 19, 2001. On August 24, 2004, the company entered into a transaction that was treated as a recapitalization with a publicly held shell known as New Mountaintop Corporation (“NMC”). NMC was incorporated in Delaware on December 11, 1989. On August 23, 2004, NMC formed a wholly owned subsidiary named Trust Licensing, Inc. (“TLI”) (legal acquirer), a Florida corporation, which TLLLC was merged into in a transaction treated as a recapitalization of TLLLC. (See Note 6(B) regarding recapitalization.) In connection with the reverse merger, NMC changed its name to Trust Licensing, Inc. Subsequently, in early May 2005 the company was advised by the Secretary of State of Delaware that the State had failed to notify the company that the use of the word “Trust” in its corporate name was inconsistent with the applicable provisions of the Delaware Banking Law and requested that the company change its name. Therefore, on May 18, 2005, the company changed its name to Connected Media Technologies, Inc.

Subsequently, effective March 28, 2005, the company received by assignment, at zero cost (in an unrelated transaction), all of the issued and outstanding shares of Connected Media, Inc., an inactive California corporation with no assets or liabilities. The California Corporation had been formed by a third party in anticipation of a transaction with the company, which was never consummated. The company received this assignment in connection with the decision to change its corporate name. There was no accounting effect to this transaction. On May 18, 2005, the parent corporation changed its name to Connected Media Technologies, Inc.

Currently, the consolidated company consists of the parent corporation, Connected Media Technologies, Inc., its wholly owned subsidiary Trust Licensing, Inc., a Florida corporation, and the wholly owned inactive subsidiary Connected Media, Inc., a California corporation. For purposes of clarity, the consolidated entity consisting of the parent and the wholly owned subsidiaries are hereafter collectively referred to as the “company.”

The company is a technology and intellectual property company that designs technology concepts with a wide range of potential commercial applications. Currently the company owns two issued patent, #6,101,534 (“#534 Patent”) (see Notes 2, 8(A) and 9) and a second patent entitled “A Media Valuation System”, #6,952,697, which was issued in October 2005. The company intends to license various technologies pursuant to the #534 Patent and the second patent. In addition to direct licensing royalty arrangements it intends to enter into, the company has also enforced its rights pertaining to the #534 Patent, and may do so with other patents that are issued to it.

Activities during the development stage include acquisition of debt and equity-based financing, acquisition of and creation of intellectual properties and certain research and development activities to improve current technological concepts.

Connected Media Technologies, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

December 31, 2005

(B)	Principles of Consolidation

The consolidated financial statements include the accounts of Connected Media Technologies, Inc. (f/k/a Trust Licensing, Inc.), a Delaware corporation, and its wholly owned subsidiaries: (a) Trust Licensing, Inc., a Florida corporation (successor-by-merger to Trust Licensing, LLC); and (b) Connected Media, Inc., an inactive California corporation. All significant intercompany accounts and transactions have been eliminated in consolidation.

(C)	Use of Estimates

In preparing financial statements, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the periods presented. Actual results may differ from these estimates.

Significant estimates during 2005 and 2004 and from July 19, 2001 (inception) to December 31, 2005 include depreciable lives on equipment, valuation of intangible assets and valuation allowance for deferred tax assets.

(D)	Cash and Cash Equivalents

For the purpose of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(E)	Concentrations

The Company maintains its cash in bank deposit accounts, which, at times, exceed federally insured limits. As of December 31, 2005, the Company did not have any deposits in excess of federally insured limits. The Company has not experienced any losses in such accounts through December 31, 2005.

The Company has two patents available for licensing as of December 31, 2005. (See Note 1(A) and 2).

(F)	Equipment

Equipment is stated at cost, less accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided using the 200% double declining balance method over the estimated useful lives of the assets, which is five years. Total cost of equipment as of December 31, 2005 is $34,826 less accumulated depreciation of $23,762. Depreciation expense for the years ended December 31, 2005 and 2004 and from July 19, 2001 (inception) to December 31, 2005 was $7,014, $9,398 and $29,619, respectively.

Connected Media Technologies, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

December 31, 2005

(G)	Long-Lived Assets

The company reviews long-lived assets and certain identifiable assets related to those assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. If the undiscounted future cash flows of the long-lived assets are less that the carrying amount, their carrying amount is reduced to fair value and an impairment loss is recognized. During the year ended December 31, 2005 and 2004, and for the period from July 19, 2001 (inception) to December 31, 2005, the company recognized an impairment loss of $0, $0, and $61,265, respectively. The impairment losses are related to previously capitalized amounts relating to the #534 Patent (See Notes 2, 7 and 8(A)).

(H)	Revenue Recognition

The company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104 for revenue recognition. In general, the company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured. The policies set forth below reflect specific criteria for the various revenues streams of the company.

The company intends to generate and collect periodic royalty revenue in connection with licensing agreements associated with its intellectual property. Royalty revenue is recognized as it is earned. The company did not recognize any royalty revenue for the year ended December 31, 2005 or 2004 or for the period from July 19, 2001 (inception) to December 31, 2005.

The company recognizes income from licensing of patents ratably over the lesser of the economic or legal life of any granted licenses. The company did not recognize any licensing revenue for the year ended December 31, 2005, and 2004 or for the period from July 19, 2001 (inception) to December 31, 2005.

The company recognizes “other income” from patent infringement claims when the claim is settled, whether by negotiation or litigation. The company recognized no “other income” for the year ended December 31, 2005 or 2004, and $705,000 of “other income” for the period from July 19, 2001 (inception) to December 31, 2005. (See Note 8(A) and below).

During the year ended December 31, 2002, the company recognized $5,000 as a component of “other income”. The source of this income came from what resulted in a settlement between the company and an unrelated third party relating to the #534 Patent. There were no continuing commitments in connection with this settlement. During the year ended December 31, 2004, $700,000 was recognized from a patent infringement claim related to the # 534 Patent (See Note 8 (A)).

(I)	Net Loss Per Share

In accordance with Statement of Financial Accounting Standards No. 128, “Earnings per Share”, basic earnings per share is computed by dividing the net income (loss) less preferred dividends for the period by the weighted average number of shares outstanding. Diluted earnings per share is computed by dividing net income (loss) less preferred

Connected Media Technologies, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

December 31, 2005

dividends by the weighted average number of shares outstanding including the effect of share equivalents. At December 31, 2005 there were 3,500,000 options outstanding (“Issued Options”) and 200,000 warrants outstanding (“Issued Warrants”) that could potentially dilute future earnings per share (See Note 6(D)). For the period from July 19, 2001 (inception) to December 31, 2005, the 3,500,000 Issued Options and 200,000 Issued Warrants represented the only common share equivalents which could potentially dilute future earnings per share. The effect of these common stock equivalents is anti-dilutive since the company reflects a net loss.

(J)	Stock Based Compensation

The company follows the fair value method under the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Accounting for Stock-Based Compensation,” in accounting for stock-based transactions with employees and non-employees. In December 2002, SFAS No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure,” was issued. This pronouncement amends SFAS No. 123, “Accounting for Stock-Based Compensation,” and provides guidance to companies that wish to voluntarily change to the fair value based method of accounting for stock-based employee compensation, among other provisions. The company has historically accounted for, and will continue to account for, its employee stock-based compensation under the fair value based method provisions of SFAS No. 123, and therefore the issuance of SFAS No. 148 did not have any impact on the company’s consolidated financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS No. 123 (“SFAS 123”) (revised 2004) “Share-Based Payment” (SFAS 123R”). This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 123 “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25 “Accounting for Stock Issued to Employees”. At December 31, 2005, the company adopted the provisions of SFAS No. 123R.

See Note 6 for valuations pursuant to SFAS 123R.

(K)	Research and Development Costs

Pursuant to SFAS No. 2, “Research and Development Costs” (“SFAS 2”), disbursements are expensed as incurred. Research and development expense for the years ended December 31, 2005 and 2004, was $27,977 and $30,194, respectively, and $58,171 for the period from July 19, 2001 (inception) to December 31, 2005.

(L)	Income Taxes

For the period from July 19, 2001 (inception) to August 24, 2004, TLLC was taxed as a partnership and was not subject to federal and state income taxes; accordingly, no provision had been made.

Connected Media Technologies, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

December 31, 2005

On August 24, 2004, effective with the reverse triangular merger and the change in legal entity from a limited liability corporation to a C-Corporation, the Company accounts for income taxes under the Financial Accounting Standards No. 109 “Accounting for Income Taxes” (“Statement 109”). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period, which includes the enactment date. (See Note 10).

(M)	New Accounting Pronouncements

In December 2004, the FASB issued SFAS 153 “Exchanges of Non-monetary Assets” - an amendment of APB Opinion No. 29. This Statement amended APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The adoption of this Standard is not expected to have any material impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS 123 (revised 2004) “Share-Based Payment”. This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 123 “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25 “Accounting for Stock Issued to Employees”. The provisions of this Statement was effective for the Company beginning with its fiscal year ending 2005.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS 154”). This statement replaces APB Opinion No. 20 “Accounting Changes” and FASB Statement No. 3 “Reporting Accounting Changes in Interim Financial Statements”. SFAS 154 applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period specific effects or the cumulative effect of the change. When it is impracticable to determine the period specific effects of an accounting change on one or more individual prior periods presented, this SFAS requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which

Connected Media Technologies, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

December 31, 2005

retrospective application is practicable and that a corresponding adjustment be made to the opening balance of equity or net assets for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this SFAS requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. The Company adopted this SFAS as of January 1, 2006. There is no current impact on the Company’s financial statements with the adoption of this FASB.

Note 2	Patents

Prior to the formation of TLLLC (July 19, 2001), the current Chairman of the company, who is also the primary beneficiary of Irrevocable Trust Agreement Number I (“Trust I”) (see below) and Irrevocable Trust Agreement Number III (“Trust III”) (see below), had created, maintained and enhanced the #534 Patent and several patent applications. Pursuant to Staff Accounting Bulletin Topic 5(G), “Transfers of Nonmonetary Assets by Promoters or Shareholders”, the patent and several patent applications were contributed to the company at their historical cost basis of $0 as determined under generally accepted accounting principles.

On August 13, 2001, the #534 Patent was validly assigned from the individual/promoter to Trust I and then simultaneously assigned from Trust I to TLLLC. Subsequently, all costs incurred and paid by the company were initially capitalized. Pursuant to SFAS No. 144, management is unable to predict positive future cash flows that can be generated from patent #534 and could not assess a non-zero fair value of the patent. Pursuant to SFAS No. 144, as discussed above, all costs were considered non-recoverable and the company charged the statement of operations for the related impairment loss.

The impairment losses are as follows:

July 19, 2001 (inception) to December 31, 2001	$17,014
Year ended December 31, 2002	$39,181
Year ended December 31, 2003	$5,070
Year ended December 31, 2004	$-
Year ended December 31, 2005	$-

Total impairment loss	$61,265

Note 3	Loans Receivable and Payable, Related Parties

Prior to the reverse merger, TLLLC was owned by Trust III, TLLLC’s Founder (who is also the company’s Chairman), the company’s current Chief Executive Officer, and the company’s current Executive Vice President. As previously noted, the primary beneficiary of Trust III is the company’s Founder. From July 19, 2001 (Inception) up until time of the August 2004 reverse merger (described in Note 1), Trust III and a separate Trust directly related to the company’s Chairman advanced working capital to TLLLC. Total advances were as follows:

July 19, 2001 (inception) to December 31, 2001	$20,000
Year ended December 31, 2002	$107,000
Year ended December 31, 2003	$29,000
Year ended December 31, 2004	$110,000
Total pre-reverse merger advances from
Trusts directly related to the company’s Chairman	$266,000

Connected Media Technologies, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

December 31, 2005

All $266,000 of these advances were repaid in full on June 7, 2004 (See Note 7).

Note that these “advances” do not include amounts borrowed from Trust III pursuant to certain Notes Payable. Notes Payable to Trust III are detailed in “Notes Payable, Related Party and Accrued Interest Payable, Related Party” in Note 4.

$20,000 was advanced by the company to Trust III on June 7, 2004. The full $20,000 was repaid to the company on February 22, 2005 (See Note 7).

All advances to and from the entities mentioned above were non-interest bearing, unsecured and due on demand.

Note 4	Notes Payable, Related Party and Accrued Interest Payable, Related Party

On August 24, 2004, the company issued a note payable for $165,000 to TLLLC for an original term of nine months bearing interest at the annual rate of 4%. The borrowing was unsecured. These funds were used in connection with the reverse triangular merger in order to acquire NMC (a public shell) (see Note 6(B)). During the year ended December 31, 2004, the entire $165,000 was charged to capital as costs of recapitalization. Of the $165,000 borrowed, $135,000 was paid to NMC’s former sole officer and director to acquire NMC and the remaining $30,000 represented a finder’s fee paid to an unrelated third party who arranged for the transaction. On May 16, 2005, the maturity date of this note was extended to December 9, 2005 pursuant to a Loan Extension Agreement by and between the Company and Trust III dated May 16, 2005 (“Loan Extension Agreement”); the extension provides for the same terms currently in force under the original debt agreement. On January 31, 2006, the maturity date of this note was extended again to December 9, 2006 pursuant to a Loan Extension Agreement by and between the Company and Trust III dated January 31, 2006; the extension provides for the same terms currently in force under the original debt agreement. At December 31, 2005, $165,000 remains outstanding. Related accrued interest payable was $8,932.

On October 8, 2004, TLI issued a note payable for $25,000 to Trust III for an original term of nine months bearing interest at the annual rate of 4%. The borrowing was unsecured. The company used these funds in connection with its general operations. On May 16, 2005, the maturity date of this note was extended to December 9, 2005 pursuant to the Loan Extension Agreement; the extension provides for the same terms currently in force under the original debt agreement. On January 31, 2006, the maturity date of this note was extended again to December 9, 2006 pursuant to a Loan Extension Agreement by and between the Company and Trust III dated January 31, 2006; the extension provides for the same terms currently in force under the original debt agreement. At December 31, 2005, $25,000 remains outstanding. Related accrued interest payable was $1,230.

On March 9, 2005, the company entered into a line of credit arrangement to borrow up to an additional $55,000 from Trust III. This borrowing was originally secured, but the security interest was terminated via Termination Agreement dated March 21, 2005. The line of credit arrangement is evidenced by the issuance of a Promissory Note/Line of Credit. The note bears interest at 10% per

Connected Media Technologies, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

December 31, 2005

annum and was originally payable at the earliest of the company receiving a bridge loan or equity investment that nets proceeds to the company of at least $300,000, or December 9, 2005. On May 16, 2005, the maturity date of this note was extended to December 9, 2005 pursuant to the Loan Extension Agreement; the extension provides for the same terms currently in force under the original debt agreement. On January 31, 2006 the maturity date of this note was extended again to December 9, 2006 pursuant to a Loan Extension Agreement by and between the Company and Trust III dated January 31, 2006; the extension provides for the same terms currently in force under the original debt agreement. The company had drawn down a total of $42,000 of this amount and subsequently repaid $30,000 to Trust III in June 2005. The repayment of $30,000 specifically related to the March 9, 2005 borrowing. At December 31, 2005, $12,000 remains outstanding. Related accrued interest payable at December 31, 2005 was $1,304.

Total Notes Payable, Related Party aggregated $202,000 at December 31, 2005. At December 31, 2005, the company had Accrued Interest Payable, Related Party for $10,766 (See Note 7).

Note 5	Line of Credit and Promissory Note

On October 6, 2004, effective November 16, 2004, the company entered into a transaction with a Bank pursuant to which the company has access to a two hundred and fifty thousand dollar ($250,000) line of credit. In general, all or any portion of the $250,000 may be drawn down at any time, and must be repaid in full by October 25, 2006, with interest at prime plus 1.5%. In addition, commencing November 25, 2004 and continuing each consecutive month thereafter, the company must pay accrued interest on outstanding amounts owed. The company intends on using the line of credit for general working capital and may also repay some or all of the loans due Trust III. The credit line is guaranteed by Trust III and secured by a Certificate of Deposit owned by the Chairman of the company. As previously noted, the company’s Chairman is the primary beneficiary of Trust III. At December 31, 2005, the company reflected a long-term liability of $248,375 and related accrued interest payable of $1,861.

On April 11, 2005, the company executed a Promissory Note in favor of Montgomery Equity Partners, Ltd. (“Montgomery”) in the principal amount of $600,000 (“Montgomery Note”). The company plans to use the proceeds of the Montgomery Note as bridge financing. The proceeds were received by the company in two installments. The first installment of $227,250 (net of related expenses) was received shortly after execution of the Montgomery Note and the second installment of $254,250 (net of related expenses) was received by the company in early June 2005, approximately two (2) days prior to the company’s filing of its pending SB-2. The Montgomery Note accrues interest at the rate of twenty-four (24%) percent per year and matures one (1) year from its issuance date. For the first six (6) months, the company is required to make payments of interest only. Thereafter, the company is required to make payments of principal and interest. Notwithstanding the foregoing, the first two (2) payments of interest were deducted from the first installment payment and the second (2) months of interest were deducted from the second installment payment. The Montgomery Note is secured by a first priority lien on all of the company’s assets. As further security for the company’s obligations under the Note, the company pledged 60,000,000 shares of its common stock to Montgomery. These shares currently are in escrow. The pledged collateral shares are not considered issued and not considered outstanding for purposes of computing basic and diluted earnings per share. In the Event of Default under the Note, Montgomery shall have the right

Connected Media Technologies, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

December 31, 2005

to receive the pledged shares at a rate equal to three times the number of shares of the common stock to be necessary to effectuate repayment of the principal and accrued interest due and outstanding, from the pledged shares at the price per share equal to the closing bid price of the company’s common stock, as quoted by Bloomberg, LP, on the date of issuance of the Note. At December 31, 2005, the entire $600,000 remained outstanding along with related accrued interest payable of $57,304. In October 2005, the Company defaulted on an interest payment and in November 2005, the Company defaulted on its first principal and interest payment due on the April 11, 2005 Promissory Note. No action has yet been taken by the lender as of the date of this financial statement. The company has not made the interest payments due in October 2005 and November 2005 and has not made the principal payment due in November 2005.

As discussed above, the company received aggregate gross proceeds of $600,000. In connection with theses debt issuances, $85,000 was deducted from the gross proceeds and paid in order to allow the company future access to the Standby Equity Distribution Agreement (“SEDA”) (see Note 6(A)). The Standby Equity Distribution Agreement is not currently available to the company for any drawdowns. The $85,000 is being deferred and amortized over the life of the Standby Equity Distribution Agreement, which is twenty-four months. See Note 6(A) for total equity line commitment fees paid and expensed.

Other fees taken from the $600,000 in gross proceeds include $24,000 relating to prepaid interest and $9,500 for consulting and related fees due to Knightsbridge. (See Note 6)

Net proceeds of $ 481,500 were calculated as follows:

Gross proceeds	$600,000
Less: deferred equity line commitment fee	$(85,000)
Less: prepaid interest	$(24,000)
Less: consulting fees	$(9,500)

Net proceeds	$481,500

In connection with obtaining the debt funding, the company paid 3,800,000 shares and 200,000 warrants to affiliates of the lender. These stock based payments are components of the recorded deferred equity line commitment fee. (See Note 6)

Note 6	Stockholders’ Deficiency

(A)	Stock issuances

On or about July 19, 2001 (inception) the Company sold 270,072,000 common shares for $20,000 to Trust III. (See Note 7)

On August 24, 2004, the company issued 1,666,663 shares of its common stock having a fair value of $0.03 per share aggregating $50,000 in exchange for consulting services rendered. The fair value of the stock was based on a mutual understanding between the company and the service

Connected Media Technologies, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

December 31, 2005

provider. There had been no recent cash offerings in which to base the fair value per share. In addition, the stock was not publicly traded until December 31, 2004.

On April 11, 2005, the company entered into a Standby Equity Distribution Agreement with Cornel Capital Partners, L.P. (“Cornell”). Pursuant to the Standby Equity Distribution Agreement, the company may, at its discretion, periodically sell to Cornell shares of common stock for a total purchase price of up to $10,000,000. For each share of common stock purchased under the SEDA, Cornell will pay the company 98% of the lowest volume weighted average price of the company’s common stock as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board or other principal market on which the company’s common stock is traded for the 5 days immediately following the notice date. Further, Cornell will retain 6% of each advance under the Standby Equity Distribution Agreement. In connection with the Standby Equity Distribution Agreement, Cornell received a commitment fee in the form of the commitment shares. As part of the Standby Equity Distribution Agreement the company agreed to issue to Cornell 3,800,000 common shares which where issued in two installments of 1,900,000 shares each, coinciding approximately with the company’s receipt of the Montgomery Note proceeds installments. 1,900,000 shares were issued on April 11, 2005 and the remaining 1,900,000 shares were issued May 11, 2005. The 3,800,000 shares were valued based on the closing quoted trading price of $0.03 (April 11, 2005) and $0.031 (May 11, 2005). The aggregate fair value was $115,900. The fair value of commitment shares will be treated as a deferred equity line commitment fee to be amortized over the life of the Standby Equity Distribution Agreement.

Pursuant to the Standby Equity Distribution Agreement, on April 11, 2005 Cornell was also issued a warrant for 200,000 shares of the company’s common stock (“Cornell Warrant”). The Cornell Warrant is exercisable for a period of two (2) years. The exercise price per share under the Cornell Warrant is $0.01 per share. The value of the warrants will be treated as a deferred equity line commitment fee to be amortized over the life of the Standby Equity Distribution Agreement. Pursuant to SFAS 123R, the company valued these warrants at $4,365. See assumptions below in 6(D).

The total equity line commitment fee of $205,264 was calculated as follows:

Cash portion of equity line commitment fee (See Note 6):	$85,000
Shares and warrants issued for equity line
commitment fee (See above)	120,265
Total	$205,265
Equity line commitment fee amortization	(70,848)
Deferred equity line commitment fee	$134,417

In connection with the SEDA, the Company entered into a registration rights agreement, which requires underlying common shares to be registered subject to filing and effective date deadline. Liquidated damages of $5,000 per month payable in cash or stock at the holder’s option are due every 30 days the Company is in violation of the deadline. The effectiveness date was not met and the Company accrued $25,000 as liquidated damages payable as of December 31, 2005, which is included in accrued expenses in the accompanying consolidated balance sheet.

Connected Media Technologies, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

December 31, 2005

Further, on April 11, 2005, the company entered into a Consulting Agreement with Knightsbridge Holdings, LLC (“Knightsbridge”) whereby Knightsbridge will assist the company in a variety of areas including, but not limited to financial, strategic and related developmental growth. The agreement runs for a term of six (6) months, and will continue on a month-to-month basis thereafter subject to a right to cancel upon thirty (30) days written notice. The company is obligated to pay Knightsbridge a monthly retainer of $2,000 and issued Knightsbridge 4,441,000 shares of the company’s common stock (“Knightsbridge Shares”). Knightsbridge is also entitled to additional compensation in the future based upon any transactions that they bring to the company. As of June 30, 2005, the company had recorded the fair value of the stock issued based on a quoted closing trading price of $0.03 per share aggregating $133,230. The $133,230 is being amortized over a period of six months as discussed in the terms of the agreement. As of December 31, 2005, the full amount has been amortized.

On April 11, 2005, in connection with the Standby Equity Distribution Agreement, the Company entered into a Placement Agent Agreement with Monitor Capital, Inc. (“Monitor”). As consideration for to the Placement Agent Agreement, the company issued Monitor 200,000 shares of its common stock (“Placement Agent Shares”) reflecting the placement fee. As of June 30, 2005, the company had recorded the fair value of the stock issued based on a quoted closing trading price of $.03 per share aggregating $6,000. Since there was no access to the Standby Equity Distribution Agreement, and no current equity financing to offset this offering cost, the entire $6,000 is expensed as a placement agent fee. The entire $6,000 is a component of general and administrative expenses in the accompanying consolidated financial statements.

A summary of the share issuances for the company is below:

Shares issued and outstanding, December 31, 2004:	292,066,663
Treasury shares, December 31, 2004	2,000,000

Issuances for the year ending
December 31, 2005:

Cornell Capital Partners, L.P., April 11, 2005	1,900,000
Knightsbridge Holdings, LLC, April 11, 2005	4,441,000
Monitor Capital, Inc., April 11, 2005	200,000
Escrow shares (security for Montgomery Note),
April 11, 2005	60,000,000
Cornell Capital Partners, L.P., June 2, 2005	1,900,000
Shares issued by transfer agent, December 31, 2005	362,507,663
Less: Escrow shares, December 31, 2005	60,000,000
Total issued, December 31, 2005	302,507,663
Less: Treasury shares	(2,000,000)
Total Outstanding at December 31, 2005	300,507,663

Connected Media Technologies, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

December 31, 2005

(B)	Recapitalization

On August 24, 2004 (the “recapitalization date”), TLLLC was acquired by an inactive publicly held Delaware corporation (then NMC) in a transaction accounted for as a reverse triangular merger and recapitalization. The members of TLLLC received 270,072,000 common shares of the publicly held company or approximately 93% of the total outstanding voting common stock just subsequent to the reverse triangular merger and after giving effect to a 1:10 reverse common stock split of the publicly held Delaware corporation prior to the reverse triangular merger. The shares of common stock were issued to the members of TLLLC as follows: Trust III received 195,054,000 shares, the company’s President and CEO received 65,018,000 shares and the company’s Executive Vice President and Secretary received 10,000,000 shares. As part of the reverse triangular merger, NMC redeemed 2,000,000 (post-split) shares of its common stock from its sole director and former principal shareholder for cash consideration paid to the former principal stockholder of NMC totaling $135,000. The 2,000,000 shares are currently held in the company’s treasury as treasury stock. Immediately prior to the closing, TLLLC borrowed $165,000 from Trust III, a related party, (See Note 4).

In addition to the $135,000 paid for the public shell accounted for as treasury stock, the company incurred and paid an additional $30,000 as a finder’s fee and $32,217 for certain related legal and other professional fees associated with the recapitalization. For the year ended December 31, 2004, the company charged the statement of operations for $62,217 as total transaction costs of recapitalization and $135,000 to treasury stock. There have been no additional charges for recapitalization since that time.

As a result of the above recapitalization, the original shareholders of the publicly held shell are deemed to have been issued 20,328,000 common shares of the company and 2,000,000 are held as treasury shares. All share and per share information in the accompanying consolidated financial statements has been retroactively restated to reflect the recapitalization.

The company’s financial statements just after the transaction consisted of the assets and liabilities of entities at historical cost, the historical operations of TLLLC, and the operations of the publicly held corporation from the recapitalization date.

(C)	Corporate Name Change

Effective September 15, 2004, the parent corporation changed its name from New Mountaintop Corporation to Trust Licensing, Inc. Effective May 18, 2005, the parent corporation changed its name from Trust Licensing, Inc. to Connected Media Technologies, Inc.

(D)	Common Stock Options and Warrants Issued for Services

The company follows fair value accounting and the related provisions of SFAS 123R for all share based payment awards. The fair value of each option or warrant granted is estimated on the date of grant using the Black-Scholes option pricing model. The following is a summary of all stock options and warrants granted to employees and non-employees since the company’s inception, all awards occurred in 2005:

Connected Media Technologies, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

December 31, 2005

(i)	Stock options granted to employees

a.	Employee award: 2,000,000 stock options (Non-Executive Employee)

i.	On February 14, 2005, the Company granted 2,000,000 stock options to an employee for past services rendered. The option grant was valued pursuant to SFAS 123R and totaled $40,000.

In connection with the provisions of SFAS 123R as they relate to graded vesting, the Company recognized compensation expense of $29,726 for the year ended December 31, 2005. The compensation expense was offset directly with a corresponding credit to additional paid in capital. The remaining $10,274 will be recognized as the options vest. There is no deferred portion of equity recorded in connection with this computation.

ii.	The weighted average assumptions used by management were as follows:

Stock price on grant date	$0.02
Exercise price on grant date	$0.02
Dividend yield	0%
Expected volatility	306.50%
Risk free interest rate	4.08%
Expected life of option	10 years

iii.	The stock option award is exercisable as the vesting occurs. The following represents the vesting of the award:

34% of the options granted vested on the vesting commencement date, which was August 26, 2005.

2.75% of the options granted vest on the last day of each successive calendar month.

At December 31, 2005, 36.75% of the stock options were exercisable since those vesting provisions had been met.

iv.	These stock options are issued pursuant to the Company’s Equity Incentive Plan.

b.	Employee award - 300,000 stock options (Director)

i.

On May 23, 2005, the Company granted 300,000 stock options to an employee for future services to be rendered. The term of services is from May 23, 2005 through May 23, 2006. The option grant was valued pursuant to SFAS 123R and totaled $4,103.

The Company recognized compensation expense of $2,394. for the year ended December 31, 2005. The remaining $1,710 is accounted for as a contra equity account titled deferred compensation.

Connected Media Technologies, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

December 31, 2005

ii.	The weighted average assumptions used by management were as follows:

Stock price on grant date	$0.04
Exercise price on grant date	$0.04
Dividend yield	0%
Expected volatility	44.83%
Risk free interest rate	3.73%
Expected life of option	3 years

iii.	The stock option award is exercisable as the vesting occurs. The following represents the vesting of the award:

100% of the options granted vest on the vesting commencement date, which is May 23, 2006.

At December 31, 2005, no stock options are exercisable since the vesting provisions have not yet been met.

iv.	These stock options are issued pursuant to the Company’s Equity Incentive Plan.

(ii)	Stock options and warrants granted to non-employees

a.	Consultant award - 200,000 stock options

i.

On June 1, 2005, the Company granted 200,000 stock options to a consultant for future services to be rendered. The term of services is from June 1, 2005 through June 1, 2006. The option grant was valued pursuant to SFAS 123R and totaled $2,677.

Pursuant to the terms of the option agreement, since one-fourth of the stock options granted vest immediately, one-fourth or $669 was expensed immediately. The remaining three-fourths or $2,008 is expensed pro-rata over the service period. The Company recognized consulting expense of $1,171 for the year ended December 31, 2005. The remaining $837 is accounted for as a contra equity account titled deferred consulting.

ii.	The weighted average assumptions used by management were as follows:

Stock price on grant date	$0.04
Exercise price on grant date	$0.05
Dividend yield	0%
Expected volatility	43.95%
Risk free interest rate	3.55%
Expected life of option	3 years

Connected Media Technologies, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

December 31, 2005

iii.	The stock option award is exercisable as the vesting occurs. The following represents the vesting of the award:

50,000 stock options vest immediately on June 1, 2005.

The remaining 150,000 stock options vest and become exercisable on June 1, 2006.

At December 31, 2005, 50,000 stock options are exercisable since the vesting provisions had been met.

iv.	These stock options are issued pursuant to the Company’s Equity Incentive Plan.

b.	Consultant award - 500,000 stock options

i.

On July 12, 2005, the Company granted 500,000 stock options to a consultant for future services to be rendered. The term of services is from July 12, 2005 through July 12, 2006. The option grant was valued pursuant to SFAS 123R and is approximately $11,900.

Pursuant to the terms of the option agreement, 100,000 options vest immediately and the remaining vest 100,000 for each sale of consultants’ product. A measurement date is achieved for the 100,000 and a pro rata value of $2,380 is recognized over the one-year service period. Variable accounting is applied for the remaining 400,000 valued at the $9,520 on the grant date. As of December 31, 2005, the Company recognized consulting expense of $5,454. The remaining $6,446 is accounted for as a contra equity account titled deferred consulting.

ii.	The weighted average assumptions used by management were as follows:

Stock price on grant date	$0.055
Exercise price on grant date	$0.055
Dividend yield	0%
Expected volatility	60.00%
Risk free interest rate	3.88%
Expected life of option	3 years

iii.	These stock options are issued pursuant to the Company’s Equity Incentive Plan.

Connected Media Technologies, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

December 31, 2005

c.	Consultant award - 200,000 stock options

i.

On July 12, 2005, the Company granted 200,000 stock options to a consultant for future services to be rendered. The term of services is from July 12, 2005 through July 12, 2006. The option grant was valued pursuant to SFAS 123R and is approximately $4,760.

The Company recognized consulting expense of $2,181 for the year ended December 31, 2005. The remaining $2,578 is accounted for as a contra equity account titled deferred compensation.

ii.	The weighted average assumptions used by management were as follows:

Stock price on grant date	$0.055
Exercise price on grant date	$0.055
Dividend yield	0%
Expected volatility	60.00%
Risk free interest rate	3.88%
Expected life of option	3 years

iii.	The stock option award is exercisable as the vesting occurs. The option vested in full on the grant date.

iv.	These stock options are issued pursuant to the Company’s Equity Incentive Plan.

d.	Consultant award - 300,000 stock options

i.

On August 1, 2005, the Company granted 300,000 stock options to a consultant for future services to be rendered. The term of services is from August 1, 2005 through August 1, 2006. The option grant was valued pursuant to SFAS 123R and is approximately $7,170.

Pursuant to the terms of the option agreement, 75,000 of the options granted vest immediately, and the remainder vest on August 1st 2006 provided the consulting and technical advisory agreement is still in effect. A measurement date is achieved for the 75,000 options and variable accounting is applied to the remaining 225,000 options. As of December 31, 2005, the Company recognized consulting expense of $2,987. The remaining $4,182 is accounted for as a contra equity account titled deferred consulting.

ii.	The weighted average assumptions used by management were as follows:

Connected Media Technologies, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

December 31, 2005

Stock price on grant date	$0.055
Exercise price on grant date	$0.055
Dividend yield	0%
Expected volatility	60.00%
Risk free interest rate	4.06%
Expected life of option	3 years

iii.	These stock options are issued pursuant to the Company’s Equity Incentive Plan.

e.	Standby Equity Distribution fee - 200,000 stock warrants

i.

On April 11, 2005, the Company granted 200,000 stock warrants to the lender as a commitment for obtaining Standby Equity Distribution Agreement (See Note 6). The warrant issuance was valued pursuant to SFAS 123R and totaled $4,365.

Pursuant to the terms of the warrant agreement, the Company has two years in which to exercise the warrants. The warrants are considered fully vested and all warrants are immediately exercisable. However, since the warrants are a stock based fee in connection with obtaining the Standby Equity Distribution Agreement, the $4,365 is allocated to a contra equity account, deferred equity line commitment fee, and amortized over the two-year life of the Standby Equity Distribution Agreement.

Total gross deferred equity line commitment fee is as follows:

Note 7(A)	$115,900
Note 6	$85,000
Per above	$4,365

Total	$205,265

During the year ended December 31, 2005, the Company recognized equity line commitment fee expense of $ 70,848.

ii.	The weighted average assumptions used by management were as follows:

Stock price on grant date	$0.03
Exercise price on grant date	$0.01
Dividend yield	0%
Expected volatility	55.59%
Risk free interest rate	3.91%
Expected life of warrant	2 years

200,000 stock warrants vest immediately on April 11, 2005.

Connected Media Technologies, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

December 31, 2005

At December 31, 2005, 200,000 stock warrants are exercisable since the vesting provisions had been met.

A summary of the options granted to employees as of December 31, 2005, and 2004 and changes during these periods is presented below:

	Number of Options	Weighted Average Exercise Price
Stock Options
Balance at December 31, 2003	-	$-
Granted	-	$-
Exercised	-	$-
Forfeited	-	$-
Balance at December 31, 2004	-	$-
Granted	2,300,000	$0.023
Exercised	-	$-
Forfeited	-	$-
Balance at December 31, 2005	2,300,000	$0.023

Options exercisable at December 31, 2005	735,000	$.02
Weighted average fair value of options granted during 2005		$0.018

The following table summarizes information about employee stock options at December 31, 2005:

Options Outstanding				Options Exercisable
Exercise Price	Number Outstanding at December 31, 2005	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at December 31 2005	Weighted Average Exercise Price
$0.02	2,000,000	9.13 Years	$0.020	735,000	$0.02
$0.04	300,000	9.40 Years	0.040	-	--
	2,300,000		$0.022	735,000	$-

A summary of the options and warrants issued to non-employees as of December 31, 2005 and 2004 and changes during these periods is presented below:

Connected Media Technologies, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

December 31, 2005

	Number of Options	Weighted Average Exercise Price
Stock Options/Warrants
Balance at December 31, 2003	-	$-
Granted	-	$-
Exercised	-	$-
Forfeited	-	$-
Balance at December 31, 2004	-	$-
Granted	1,400,000	$0.048
Exercised	-	$-
Forfeited	-	$-
Balance at December 31, 2005	1,400,000	$0.048

Options/Warrants exercisable at December 31, 2005	625,000	$0.012

Weighted average fair value of options granted during 2005		$0.022

The following table summarizes information about non-employee stock options/warrants at December 31, 2005:

Options/Warrants Outstanding				Options/Warrants Exercisable
Range of Exercise Price	Number Outstanding at December 31, 2005	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at December 31, 2005	Weighted Average Exercise Price
$0.05-.055	1,200,000	.52 Years	$.0361	425,000	$.009
$0.01	200,000	1.28 Years	.0118	200,000.003
	1,400,000		$.048	625,000	$.012

(E)	Capital Structure

On April 28, 2005, the company amended its articles of incorporation to increase the authorized common stock to 750,000,000 shares having a par value of $ 0.0001. Additionally, the company authorized for issuance 10,000,000 shares of preferred stock having a par value of $0.0001.

Note 7	Related Parties

On July 19, 2001 (inception), TLLLC sold 270,072,000 common shares for $20,000 to Trust III (See Note 2).

On August 13, 2001, the patent was validly assigned from the individual/promoter to Trust I and simultaneously assigned from Trust I to TLLLC. Effective August 24, 2004, the patent is owned by TLI as a result of the reverse triangular merger (See Note 2)

Connected Media Technologies, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

December 31, 2005

During the period from July 19, 2001 (inception) to December 31, 2004, the company received working capital from related parties totaling $266,000. The company repaid the entire $266,000 on June 7, 2004 (See Note 3). During the year ended December 31, 2004, as a result of an administrative oversight, $20,000 was advanced by TLLLC to Trust III on June 7, 2004. The full $20,000 was repaid to the company on February 22, 2005.

On August 24, 2004, October 8, 2004, and March 9, 2005, the company issued notes payable for $165,000, $25,000 and $55,000 (only $42,000 was drawn down on this Note), respectively, to Trust III and in 2005 $30,000 was repaid. The maturity date of each of these notes was extended through December 9, 2005 pursuant to the Loan Extension Agreement. On January 31, 2006 the maturity date of this note was extended again to December 9, 2006 pursuant to a Loan Extension Agreement by and between the Company and Trust III dated January 31, 2006; the extension provides for the same terms currently in force under the original debt agreement

During 2004, the company engaged a law firm whose counsel is the father of the company’s President and Chief Executive Officer. The company had total expenses in 2004 of $46,399 for legal fees to this related party and expenses of $158,446 for the year ended December 31, 2005. Total fees remaining unpaid as of December 31, 2005 aggregated $ 131,195.

During 2005, we paid approximately $6,500 for professional services rendered by our acting Chief Financial Officer. At December 31, 2005, $4,500 remains payable. The acting Chief Financial Officer is also the trustee of Trust III.

Note 8	Commitments and Contingencies

(A)	Litigation Settlement - Other Income

During 2003, the company filed suit in the United States District Court of the Southern District of Florida against an unrelated third-party for, among other things, infringement of the #534 Patent (Case No. 03-20672). A subsequent related civil action was initiated by the third party against the company in the Superior Court of California, County of Santa Clara for, among other things, breach of contract (Case No. 103-009764). The settlement was finalized on May 5, 2004 and paid on June 4, 2004 under the following general terms:

•

The third party paid to the company’s escrow agent $700,000. Of the total, the company was remitted $475,000. The remaining $225,000 was paid to settle accrued legal fees in connection with this lawsuit and is reflected in professional fees in the accompanying consolidated financial statements.

•	The company granted to the third party a certain non-exclusive, non-transferable, worldwide, fully paid up right and license under the #534 Patent.

The $700,000 was recorded as other income during the year ended December 31, 2004.

(B)	Employment Agreements

On August 23, 2004, the company entered into the following employment agreements with its executive officers:

Connected Media Technologies, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

December 31, 2005

(1) Chairman of the Board

(i)	Term is from August 23, 2004 to August 23, 2006. (ii) Salary of $175,000 per year

(2) President and CEO

(i)	Term is from August 23, 2004 to August 23, 2006. (ii) Salary of $175,000 per year

(3) Executive Vice President

(i)	Term is from August 23, 2004 to August 23, 2006. (ii) Salary of $132,000 per year

At December 31, 2005, total accrued compensation to these officers was $389,645.

On May 1, 2005, the employment contract for the company’s Executive Vice President was amended to conform the benefits to those received by the company’s other executive officers and to increase the base salary to $160,000 annually. This Executive Vice President has agreed to accrue the difference between the pre-amendment rate and the post-amendment rate until August 24, 2005. The accrual was added to the total accrued compensation owed to this officer.

(C) Consulting Agreement

On August 23, 2004, the company entered into a consulting agreement with the former sole officer and director of NMC. Under the terms of the agreement, the consultant will provide certain financial consulting services. The term of the agreement is from August 23, 2004 to August 23, 2006. The consultant is to be paid $2,500 per month as compensation; provided, however, the fees will be accrued until the company receives net cash financing proceeds of at least $500,000.

Note 9	Going Concern

As reflected in the accompanying audited consolidated financial statements, the company has no revenues, a net loss of $1,567,108 and net cash used in operations of $668,368 for the year ended December 31, 2005, and a working capital deficiency of $1,895,732, a stockholders’ deficiency of $1,884,668 and a deficit accumulated during development stage of $ 1,989,734 at December 31, 2005. In addition, there was a default on certain note principal and interest payments after December 31, 2005 (see Note 6).

The company has no operating revenues. The company has incurred cumulative losses since inception and has funded operations primarily through related-party loans and investor capital. The ability of the company to continue as a going concern is dependent on the company’s ability to further implement its business plan, raise capital, and generate revenues from the licensing of the #534 Patent. The consolidated financial statements do not include any adjustments that might be necessary if the company is unable to continue as a going concern.

Connected Media Technologies, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

December 31, 2005

The company is currently a development stage company and its continued existence is dependent upon the company’s ability to resolve its liquidity problems, principally by obtaining additional debt financing and/or equity capital. In January 2006 the Company obtained debt financing. (See Note11(B)). The company has yet to generate an internal cash flow, and until licensing activities commence, the company is very dependent upon debt and equity funding.

Note 10	Income Taxes

There was no income tax expense for the years ended December 31, 2005 and 2004 due to the Company’s net losses and utilization of net operating loss carry forwards. Additionally, during the period from July 19, 2001 (inception) to August 23, 2004, the Company was taxed as a partnership and was not subject to federal and state income taxes; accordingly, no provision had been made.

The Company’s tax expense differs from the “expected” tax expense for the year ended December 31, 2005, (computed by applying the Federal Corporate tax rate of 34% to loss before taxes), as follows:

	2005	2004
Computed “expected” tax expense (benefit)	$(532,816)	$(40,653)
Change in valuation allowance	532,816	-
	$-	$-

The effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at December 31, 2005 are as follows:

Deferred tax assets:
Net operating loss carry forward	$(573,469)
Total gross deferred tax assets	(573,469)
Less valuation allowance	573,469
Net deferred tax assets	$-

The Company has a net operating loss carry forward of approximately $1,686,675, available to offset future taxable income expiring 2025. Utilization of this loss may be limited due to a change in control, which occurred on August 24, 2004 (See Note 1 (A)).

The valuation allowance at December 31, 2004 was $40,653. The net change in valuation allowance during the year ended December 31, 2005 was an increase of $532,816.

Connected Media Technologies, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

December 31, 2005

Note 11	Subsequent Events

(A)	Acquisition of Natcom Marketing International, Inc.

On January 31, 2006 (the “SPA Effective Date”), the Company entered into a preliminary Stock Purchase Agreement and Share Exchange (the “Agreement”) with Natcom Marketing International, Inc., a Puerto Rican based full-service marketing communications agency (“NMI”), and the NMI shareholders. The close of the transaction is subject to NMI’s completion of two years of audited financial statements, to the completion of each parties due diligence, and certain other requirements.

NMI is focused on serving multi-national organizations, as well as emerging growth companies seeking to enter or expand in the U.S. Hispanic/Latin American markets. NMI uses television programming as its main entry into the Hispanic and minority advertising space. To date, NMI has entered into a letter of intent to purchase a controlling interest in NewsProNet Interactive, LLC (“NewsProNet”), an Atlanta based provider of converged media content solutions and interactive branding strategies for local broadcasters.

The anticipated closing of the transaction will take place on or about April 30, 2006 or such other date as mutually agreed upon by the parties (the “SPA Closing Date”). On the SPA Closing Date, the Company shall acquire all of the outstanding shares of NMI in exchange for a total of fifty percent (50%) of the issued and outstanding shares of the Company’s common stock. As additional consideration, on the SPA Closing Date, the Company will reserve up to $250,000 of the funding received by Montgomery Equity Partners, LP (as described below) for distribution to NMI to be used toward the acquisition of a majority interest in NewsProNet. On the SPA Closing Date, the Company will also provide funding to NMI for the payment of certain outstanding debts. Pursuant to the Agreement, on the SPA Closing Date, NMI will become a wholly owned subsidiary of the Company.

(B)	Funding Transaction with Montgomery Equity Partners, LP

On January 31, 2006 (the “Closing Date”), the Company completed a financing agreement for $1,600,000 (which includes a refinance of a $600,000 promissory note issued in April 2005) with Montgomery Equity Partners, Ltd. (“Montgomery”). Of such amount, the original principal amount of $600,000 was previously funded pursuant to a non-convertible Promissory Note dated April 14, 2005, $400,000 was funded on the Closing Date, $300,000 shall be funded Ninety (90) days from the closing and $300,000 shall be funded One Hundred Fifty (150) days from the closing. Under the terms of the agreement, the Company issued to Montgomery a secured convertible debenture in the amount of $718,000 which represents the original principal, interest and fees for the $600,000 previously funded as well as an additional secured convertible debenture in the amount of $400,000. Both convertible debentures have an interest rate of 14% and maturity dates of April 30, 2007, and are convertible into shares of the Company’s common stock at a conversion price equal to the lesser of (a) $0.04 or (b) seventy five percent (75%) of the lowest Closing Bid Price of the Common Stock, as quoted by Bloomberg, LP, of the ten (10) trading days immediately preceding the Conversion Date. The Conversion Price may be adjusted pursuant to the other terms of this Debenture.

Connected Media Technologies, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

December 31, 2005

The Convertible Debentures are secured by a first priority lien on all of the Company’s assets. As further security for the Company’s obligations under the Convertible Debentures, the Company executed an Amended and Restated Pledge Agreement, pursuant to which the Company re-pledged the 60,000,000 shares of its common stock to Montgomery that were originally pledged pursuant to the Note to Montgomery dated April 14, 2005.

Pursuant to the funding transaction, Montgomery was also issued a warrant for 8,000,000 shares of the Company’s common stock. The warrant is exercisable for a period of three years from the date of issuance, which is January 31, 2006. The exercise price per share under the warrant is $0.0001 per share and the shares issuable upon exercise of the warrant are to be included in the registration statement.

Pursuant to the terms of a Registration Rights Agreement, the Company is required to register the shares underlying the Convertible Debentures, as well as the shares to be issued pursuant to the Warrant within 60 days from the Closing Date of the Stock Purchase Agreement with NMI and is required to have the registration statement declared effective 90 days from the date thereof. In the event that the registration statement is not filed or declared effective within these time limits, the Company may be subject to liquidated damages in the amount of 2% of the entire funding amount per month and may be deemed in default of the operative agreements.

The Company is reviewing the accounting method for these new debentures and warrants and believes they may conclude to account for embedded conversion options and warrants as derivative liabilities at fair value in accordance with SFAS 133 “Accounting for Derivative Instruments and Hedging Activities”.

(C)	Agreements with Rothschild Trust Holdings, LLC

On January 31, 2006, the Company entered into a Purchase and Sale Agreement with Rothschild Trust Holdings, LLC (the “Trust”), a related party, for the sale of certain issued and pending patents in exchange for the return of 13,241,223 shares of the Company’s common stock held by the Trust (the “Shares”). As additional consideration, the Trust granted the Company a license to use the patents pursuant to the terms of a License and Royalty Agreement, which grants the Company a twelve-month right of election to license the patents. If the Company exercises the right of election, the Trust shall grant the Company a two-year exclusive license for the use of the patents that is renewable subject to performance, and the Trust shall receive 10% royalties on all gross receipts as defined in the License and Royalty Agreement.

Connected Media Technologies, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

December 31, 2005

On January 31, 2006, the Company, the Trust, Montgomery, and David Gonzalez, as the Escrow Agent, entered into an Escrow Agreement, whereby the Trust agreed to place the Shares and the Company agreed to deposit royalties otherwise payable to the Trust into an escrow account held by the Escrow Agent until such time as royalties of $690,000 have been deposited into the escrow account or until Montgomery has been repaid and/or converted $690,000 of the Convertible Debentures. At such time, the Trust shall have 30 days to replace the Shares with $728,267.26, which shall be distributed to the Company in exchange for the Shares; otherwise, the Escrow Agent shall release the Shares to the Company and the royalties to the Trust.

(D)	Termination of Financing Agreement

On January 31, 2006, the Company and Cornell Capital Partners, LP (“Cornell”) entered into a Termination Agreement terminating the Standby Equity Distribution Agreement, Registration Rights Agreement, Escrow Agreement, and Placement Agent Agreement all of which are dated April 14, 2005. Pursuant to the terms of the Termination Agreement, Cornell retained the portion of the commitment fee consisting of 3,800,000 shares of common stock of the Company. Additionally, on the termination date, the Company issued to Cornell an additional 3,800,000 shares of common stock of the Company. Additionally, Cornell retained the Warrant dated April 14, 2005 for 200,000 shares of the Company’s common stock. The entire 7,600,000 shares issued to Cornell and the 200,000 shares underlying the warrant shall have “piggy-back” registration rights. In connection with the termination of the SEDA and related documents, the Company withdrew the registration statement with the Securities and Exchange Commission, which was originally filed on June 6, 2005.

Connected Media Technologies, Inc. and Subsidiary
(A Development Stage Company)
Consolidated Balance Sheet
June 30, 2006
(Unaudited)

ASSETS

Current Assets
Cash	$9,205
Prepaid expenses	22,947
Promissory note receivable	50,616
Total Current Assets	82,768

Office equipment, net of $26,294 accumulated depreciation	8,531

Other Assets
Debt issue costs, net	24,072

Total Assets	$115,371

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

Current Liabilities
Accounts payable	$110,558
Accounts payable - related parties	203,048
Accrued expenses	65,991
Accrued compensation - officers	318,879
Accrued payroll taxes payable	16,275
Accrued interest payable - related party	14,773
Accrued interest payable	307
Loan payable	10,446
Line of credit	250,000
Note payable - related party	202,000
Convertible notes payable, net of discount of $748,618	369,382
Embedded conversion option liability	1,248,189
Warrant liability	32,699
Total Current Liabilities	2,842,547

Total Liabilities	2,842,547

Commitments and Contingencies (See Note 12)

Stockholders’ Deficiency
Preferred stock, $0.0001 par value; 10,000,000 shares authorized,
none issued and outstanding	-
Common stock, $0.0001 par value; 2,000,000,000 shares authorized,
306,307,663 shares issued 291,066,440 outstanding	30,631
Additional paid-in capital	776,002
Deficit accumulated during the development stage	(3,132,692)
(2,326,059)
Less: Deferred consulting	(1,292)
Less: Treasury stock (15,241,223 shares at cost)	(399,825)
Total Stockholders’ Deficiency	(2,727,176)

Total Liabilities and Stockholders’ Deficiency	$115,371

Connected Media Technologies, Inc. and Subsidiary
(A Development Stage Company)
Consolidated Statements of Operations
(Unaudited)
					For the
					Period from
	Three Months Ended		Six Months Ended		July 19, 2001
	June 30,		June 30,		(Inception) to
	2006	2005	2006	2005	6/30/06

Revenue	$40,000	$-	$40,000	$-	$40,000
Cost of goods sold	9,362	-	9,362	-	9,362
Gross Profit	30,638	-	30,638	-	30,638

Operating Expenses
Payroll, contract services and stock based compensation	122,909	157,008	562,342	306,609	1,538,803
Professional fees	62,795	128,967	99,210	192,652	1,032,022
Research and development	146	10,142	4,006	22,265	62,177
Rent	482	6,992	1,220	13,817	46,626
Depreciation	1,306	(1,110)	2,532	3,507	32,151
Costs of recapitalization	-	-	-	-	62,217
Equity line commitment fee expense	-	19,531	134,417	19,531	238,773
Restructuring fees	-	-	106,000	-	106,000
General and administrative	43,348	89,940	89,475	139,164	380,022
Impairment loss	-	-	-	-	61,265
Total Operating Expenses	230,986	411,470	999,202	697,545	3,560,056

Loss from Operations	(200,348)	(411,470)	(968,564)	(697,545)	(3,529,418)

Other Income (Expense)
Other Income	616	-	616	-	705,616
Gain on settlement and transfer of property with officer	450,577	-	450,577	-	450,577
Change in fair market value of embedded conversion option liability	612,480	-	(351,797)	-	(351,797)
Change in fair market value of warrant liability	622,480	-	142,276	-	142,276
Interest expense - related party	-	-	(4,126)	-	(14,712)
Interest expense	(231,366)	(27,585)	(411,940)	(32,694)	(535,234)
Total Other Expense	1,454,787	(27,585)	(174,394)	(32,694)	396,726

Net income (Loss)	$1,254,439	$(439,055)	$(1,142,958)	$(730,239)	$(3,132,692)

Net Income (Loss) Per Share - Basic and Diluted	$-	$-	$-	$-	$-

Weighted average number of shares outstanding
during the period - basic and diluted	291,066,443	298,860,952	292,639,980	295,482,578	279,551,503

Connected Media Technologies, Inc. and Subsidiary
(A Development Stage Company)
Consolidated Statements of Cash Flows
(Unaudited)

			For the
			Period from
	Period Ended		July 19, 2001
	June 30,		(Inception) to
	2006	2005	June 30, 2006
Cash Flows From Operating Activities:
Net Loss	$(1,142,958)	$(730,239)	$(3,132,692)
Adjustments to reconcile net (loss) to net cash
Provided by (Used in) operations:
Change in fair value of derivatives	209,521	-	209,521
Amortization of debt issue costs	11,878	-	11,878
Amortization of debt discount	369,385	-	369,385
Depreciation	2,533	3,507	32,152
Gain on settlement and transfer of property	(450,577)	-	(450,577)
Stock options issued for services	-	836	836
Stock issued as restructuring fee	76,000	6,000	132,000
Amortization stock options	38,273	-	38,273
Recognition of stock based compensation for employee stock option grants	305,489	15,864	334,379
Recognition of equity line commitment fee expense	134,417	19,531	205,265
Recognition of deferred compensation	1,709	342	4,103
Recognition of deferred consulting	12,751	66,615	158,445
Impairment loss - patent and trademark	-	-	61,265
Changes in operating assets and liabilities:
(Increase) Decrease
Prepaid Expenses	(20,446)	(19,262)	(22,946)
Increase (Decrease)
Accounts payable	(12,849)	2,340	110,557
Accounts payable - related party	18,557	46,299	203,048
Accrued expenses	60,346	15,000	125,991
Accrued compensation - officers	114,984	69,644	504,629
Accrued payroll taxes payable	129	17,884	16,275
Accrued interest payable - related party	4,007	4,130	14,773
Accrued interest receivable	(616)	-	(616)
Accrued interest payable	(857)	3,480	58,308
Net Cash Used In Operating Activities	(268,324)	(478,029)	(1,015,748)

Cash Flows From Investing Activities:
Purchase of equipment	-	(8,216)	(40,683)
Patent and trademark cost disbursements	-	-	(61,265)
Advance to related party	-	-	(20,000)
Disbursement of promissory note receivable	(50,000)	-	(50,000)
Loan repayment from related party	-	20,000	20,000
Cash acquired in recapitalization	-	-	405
Net Cash Provided By (Used In) Investing Activities	(50,000)	11,784	(151,543)

Cash Flows From Financing Activities:
Proceeds from issuance of common stock	-	-	20,000
Proceeds from promissory notes	-	600,000	600,000
Equity line commitment fee disbursement	-	(85,000)	(85,000)
Proceeds from related party notes	-	42,000	232,000
Debt issue costs and lender fees	(85,950)	-	(85,950)
Proceeds from convertible notes	400,000	-	400,000
Payments on related party notes	-	(30,000)	(30,000)
Recapitalization consideration paid for treasury shares	-	-	(135,000)
Proceeds from line of credit	1,625	97,000	250,000

Proceeds from related party loans	-	-	266,000
Repayments of related party loans	-	-	(266,000)
Proceeds from Insurance financing	10,446	-	10,446
Net Cash Provided by Financing Activities	326,121	624,000	1,176,496

Net Increase in Cash	7,797	157,755	9,205

Cash at Beginning of Period	1,408	33,991	-

Cash at End of Period	$9,205	$191,746	$9,205

Supplemental disclosure of cash flow information:

Cash paid for interest	$-	$-	$14,420
Cash paid for taxes	$-	$-	$-

Supplemental disclosure of Non-Cash Investing and Financing Activities:

Common stock issued for compensation	$-	$-	$4,103
Common stock issued for consulting services	$-	$-	$158,901
Deferred equity line commitment fee	$-	$-	$120,264
Reclassification of warrant fair value from equity to liability	$3,365	$-	$3,365
Initial recording of debt discount	$1,068,000	$-	$1,068,000
Restructuring of note, accrued interest and liquidated damages	$718,000	$-	$718,000

Connected Media Technologies, Inc. and Subsidiary

(A Development Stage Company)

Notes to Consolidated Financial Statements

June 30, 2006

(Unaudited)

Note 1	Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of consolidated financial position and results of operations.

It is management’s opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair consolidated financial statement presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

For further information, refer to the audited consolidated financial statements and footnotes of the company for the year ending December 31, 2005 included in the company’s Form 10-KSB.

Note 2	Going Concern

As reflected in the accompanying consolidated financial statements, the company has minimal revenues, a net loss of $1,142,958 and net cash used in operations of $268,324 for the six months ended June 30, 2006, and a working capital deficiency of $2,759,779, a stockholders’ deficiency of $2,727,176 and a deficit accumulated during development stage of $3,132,692 at June 30, 2006.

The Company has minimal revenues, incurred cumulative losses since inception and has funded operations primarily through related-party loans and investor capital. The ability of the company to continue as a going concern is dependent on the company’s ability to further implement its business plan, raise capital, and generate revenues from the licensing of the #534 Patent. The consolidated financial statements do not include any adjustments that might be necessary if the company is unable to continue as a going concern.

The company is currently a development stage company and its continued existence is dependent upon the company’s ability to resolve its liquidity problems, principally by obtaining additional debt financing and/or equity capital. In January 2006, the Company obtained debt financing. (See Note 9). The company has yet to generate an internal cash flow, and until licensing activities commence, the company is very dependent upon debt and equity funding. In July 2006, the Company acquired Natcom Marketing International Inc. (see Note 13)

Note 3	Summary of Significant Accounting Policies

Accounting for Derivatives – The Company evaluates its convertible debt, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under Statement of Financial Accounting Standards 133 “Accounting for Derivative Instruments and Hedging Activities” and related interpretations including EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”.

The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statement of operations as other income

Connected Media Technologies, Inc. and Subsidiary

(A Development Stage Company)

Notes to Consolidated Financial Statements

June 30, 2006

(Unaudited)

or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under SFAS 133 are reclassified to liability at the fair value of the instrument on the reclassification date.

Note 4	Concentrations

The Company maintains its cash in bank deposit accounts, which, at times, exceed federally insured limits. As of June 30, 2006, the Company did not have any deposits in excess of federally insured limits. The Company has not experienced any losses in such accounts through June 30, 2006.

The Company has two patents available for licensing as of June 30, 2006.

Note 5	Net Loss Per Share

In accordance with Statement of Financial Accounting Standards No. 128, "Earnings per Share", basic earnings per share is computed by dividing the net income (loss) less preferred dividends for the period by the weighted average number of shares outstanding. Diluted earnings per share is computed by dividing net income (loss) less preferred dividends by the weighted average number of shares outstanding including the effect of share equivalents. At June 30, 2006 there were 21,300,000 options outstanding ("Issued Options") and 8,200,000 warrants outstanding ("Issued Warrants") that could potentially dilute future earnings per share. For the period from July 19, 2001 (inception) to June 30, 2006, the 21,300,000 Issued Options and 8,200,000 Issued Warrants represented the only common share equivalents, which could potentially dilute future earnings per share. The effect of these common stock equivalents is anti-dilutive since the company reflects a net loss.

Note 6 Promissory Note Receivable

On February 13, 2006, the Company accepted a promissory note for $50,000 from Natcom Marketing International, Inc. for an original term of one year bearing interest at the annual rate of 5%, in exchange for a loan. Interest began to accrue on April 1, 2006. The borrowing was unsecured. At June 30, 2006, $50,000 remains outstanding with related accrued interest of $616. (See Note 13)

Note 7	Debt Issue Costs

On January 31, 2006, the Company issued a convertible debenture totaling $1,118,000 to Montgomery Equity Partners, Ltd. (“Montgomery”). In connection with the issuance, $35,950 of distributed funds were classified as debt issue costs and recorded as an asset. These costs are fees and expenses incurred in connection with obtaining the debt funding from entities other than the lender. The debt issue costs will be amortized to debt issue cost expense over the life of the debt beginning in 2006. During the six months ended June 30, 2006, amortization was $11,878. The remaining balance of debt issue costs at June 30, 2006 was $24,072.

Note 8	Notes Payable, Related Party and Accrued Interest Payable, Related Party

On January 31, 2006, the maturity date of a $165,000 note payable to an entity related to our Chairman and CEO was extended to December 9, 2006 pursuant to a Loan Extension Agreement dated January 31,

Connected Media Technologies, Inc. and Subsidiary

(A Development Stage Company)

Notes to Consolidated Financial Statements

June 30, 2006

(Unaudited)

2006. The extension provides for the same terms currently in force under the original debt agreement. At June 30, 2006, $165,000 remains outstanding. Related accrued interest payable was $12,067.

On January 31, 2006, the maturity date of a $25,000 note payable to an entity related to our Chairman and CEO was extended to December 9, 2006 pursuant to a Loan Extension Agreement dated January 31, 2006. The extension provides for the same terms currently in force under the original debt agreement. At June 30, 2006, $25,000 remains outstanding. Related accrued interest payable was $1,828.

On March 9, 2005, the company entered into a line of credit arrangement to borrow up to an additional $55,000 from Trust III. This borrowing was originally secured, but the security interest was terminated via Termination Agreement dated March 21, 2005. The line of credit arrangement is evidenced by the issuance of a Promissory Note/Line of Credit. The note bears interest at 10% per annum and was originally payable at the earliest of the company receiving a bridge loan or equity investment that nets proceeds to the company of at least $300,000, or December 9, 2005. On May 16, 2005, the maturity date of this note was extended to December 9, 2005 pursuant to the Loan Extension Agreement; the extension provides for the same terms currently in force under the original debt agreement. On January 31, 2006 the maturity date of a line of credit note, relating to a $55,000 line, was extended to December 9, 2006 pursuant to a Loan Extension dated January 31, 2006; the extension provides for the same terms currently in force under the original debt agreement. At June 30, 2006, $12,000 remains outstanding. Related accrued interest payable at June 30, 2006 was $878.

Total Notes Payable, Related Party aggregated $202,000 at June 30, 2006. At June 30, 2006, the company had Accrued Interest Payable, Related Party for $14,773.

Note 9	Termination of Promissory Note and SEDA and Issuance of New Convertible Debentures and Warrants

On January 31, 2006, the Company and Cornell Capital Partners, LP (“Cornell”) entered into a Termination Agreement terminating the Standby Equity Distribution Agreement, Registration Rights Agreement, Escrow Agreement, and Placement Agent Agreement all of which are dated April 14, 2005. Pursuant to the terms of the Termination Agreement, Cornell retained the portion of the commitment fee consisting of 3,800,000 shares of common stock of the Company. Additionally, on the termination date, the Company issued to Cornell an additional 3,800,000 shares of common stock of the Company. Additionally, Cornell retained the Warrant dated April 14, 2005 for 200,000 shares of the Company’s common stock. The entire 7,600,000 shares issued to Cornell and the 200,000 shares underlying the warrant shall have “piggy-back” registration rights. In connection with the termination of the SEDA and related documents, the Company withdrew the registration statement with the Securities and Exchange Commission, which was originally filed on June 6, 2005. The remaining $134,416 deferred balance of the deferred equity line commitment fee was expensed.

On January 31, 2006 (the “Closing Date”), the Company completed a financing agreement for $1,600,000 (which includes a refinance of a $600,000 promissory note issued in April 2005 with Montgomery Equity Partners, Ltd. (“Montgomery”). Of such amount, the original principal amount of $600,000 was previously funded pursuant to a non-convertible Promissory Note dated April 14, 2005, $400,000 was funded on the Closing Date, $300,000 shall be funded Ninety (90) days from the closing and $300,000 shall be funded One Hundred Fifty (150) days from the closing. Under the terms of the agreement, the Company issued to Montgomery a secured convertible debenture in the amount of $718,000 which

Connected Media Technologies, Inc. and Subsidiary

(A Development Stage Company)

Notes to Consolidated Financial Statements

June 30, 2006

(Unaudited)

represents the original principal, interest and accrued liquidated damages for the $600,000 previously funded as well as an additional secured convertible debenture in the amount of $400,000. Both convertible debentures have an interest rate of 14% and maturity dates of April 30, 2007, and are convertible into shares of the Company’s common stock at a conversion price equal to the lesser of (a) $0.04 or (b) seventy five percent (75%) of the lowest Closing Bid Price of the Common Stock, as quoted by Bloomberg, LP, of the ten (10) trading days immediately preceding the Conversion Date. The Conversion Price may be adjusted pursuant to the other terms of this Debenture.

The Convertible Debentures are secured by a first priority lien on all of the Company’s assets. As further security for the Company’s obligations under the Convertible Debentures, the Company executed an Amended and Restated Pledge Agreement, pursuant to which the Company re-pledged the 60,000,000 shares of its common stock to Montgomery that were originally pledged pursuant to the Note to Montgomery dated April 14, 2005 and are held in escrow.

Pursuant to the funding transaction, Montgomery was also issued a warrant for 8,000,000 shares of the Company’s common stock. The warrant is exercisable for a period of three years from the date of issuance, which is January 31, 2006. The exercise price per share under the warrant is $0.0001 per share and the shares issuable upon exercise of the warrant are to be included in the registration statement.

Pursuant to the terms of a Registration Rights Agreement, the Company is required to register the shares underlying the Convertible Debentures, as well as the shares to be issued pursuant to the Warrant within 60 days from the Closing Date of the Stock Purchase Agreement with NMI and is required to have the registration statement declared effective 90 days from the date thereof. In the event that the registration statement is not filed or declared effective within these time limits, the Company may be subject to liquidated damages in the amount of 2% of the entire funding amount per month and may be deemed in default of the operative agreements.

As discussed above, the company received gross proceeds of $400,000. In connection with the debt issuance, $111,679 was deducted from the gross proceeds. $50,000 is being deferred as debt discount and amortized over the life of the convertible debentures, which is four hundred and fifty four days. Other fees taken from the $400,000 in gross proceeds include $25,729 relating to prepaid interest and $ 35,950 of structuring fees and related costs and fees, which are treated as debt issue costs. (See Note 7)

Net proceeds of $ 288,321 were calculated as follows:

Gross proceeds	$ 400,000
Less: commitment fee	$ (50,000)
Less: prepaid interest	$ (25,729)
Less: debt issue costs	$ (35,950)

Net proceeds	$ 288,321

The Company evaluated whether or not the secured convertible debentures contain embedded conversion options, which meet the definition of derivatives under SFAS 133 "Accounting for Derivative Instruments and Hedging Activities" and related interpretations. The Company concluded that since the secured convertible debentures had a variable conversion rate the Company could not guarantee it would have enough authorized shares pursuant to the criteria of EITF 00-19 and therefore the embedded conversion

Connected Media Technologies, Inc. and Subsidiary

(A Development Stage Company)

Notes to Consolidated Financial Statements

June 30, 2006

(Unaudited)

option must be accounted for as a derivative. In addition, the liquidated damage penalty in the Registration Rights Agreement would cause derivative classification. In addition, all non-employee options or warrants must be classified as liabilities for the same reason. The Company recorded an embedded conversion options liability of $1,047,539 and warrant liability relating to 8,000,000 warrants of $159,457 at the January 31, 2006 funding date with a debt discount of $1,118,000 and charge to change in fair value of embedded conversion option of $138,995. In addition, the $3,365, fair value of 200,000 existing warrants, was reclassified to warrant liabilities from stockholders’ equity at the funding date. From April 1, 2006 to June 30, 2006 their was a decrease in the fair value of the derivative liability which resulted in other income of $1,234,960. The change for the six months ended June 30, 2006 was a net $209,521 other expense.

Note 10	Stockholders’ Deficiency

(A)	Stock issuances and Cancellation of SEDA

On January 31, 2006, the Company and Cornell Capital Partners, LP ("Cornell") entered into a Termination Agreement terminating the Standby Equity Distribution Agreement, Registration Rights Agreement, Escrow Agreement, and Placement Agent Agreement all of which are dated April 14, 2005. Pursuant to the terms of the Termination Agreement, Cornell retained the portion of the commitment fee consisting of 3,800,000 shares of common stock of the Company. Additionally, on the termination date, the Company issued to Cornell an additional 3,800,000 shares of common stock of the Company, which are valued and recorded at $.02 per share or $76,000, which was charged to operations. Additionally, Cornell retained the warrant dated April 14, 2005 for 200,000 shares of the Company's common stock. The entire 7,600,000 shares issued to Cornell and the 200,000 shares underlying the warrant shall have "piggy-back" registration rights. In connection with the termination of the SEDA and related documents, the Company withdrew the registration statement with the Securities and Exchange Commission, which was originally filed on June 6, 2005.

(B)	Common Stock Options and Warrants Issued for Services

The company follows fair value accounting and the related provisions of SFAS 123R for all share based payment awards. The fair value of each option or warrant granted is estimated on the date of grant using the Black-Scholes option-pricing model. The following is a summary of all stock options and warrants granted to employees and non-employees in the first quarter of 2006:

a.	Employee award – 15,000,000 stock options (Director)

i.

On March 3, 2006, the Company granted 15,000,000 stock options to an employee for future services to be rendered. There was no defined requisite service period, see below for vesting provisions. The option grant was valued pursuant to SFAS 123R and totaled $287,048, which included one month of amortization based on the vesting provisions defined below.

The Company recognized compensation expense of $28,704 for the three months ended June 30, 2006.

Connected Media Technologies, Inc. and Subsidiary

(A Development Stage Company)

Notes to Consolidated Financial Statements

June 30, 2006

(Unaudited)

ii.	The weighted average assumptions used by management were as follows:

Stock price on grant date	$0.02
Exercise price on grant date	$0.02
Dividend yield	0%
Expected volatility	230%
Risk free interest rate	4.74%
Expected life of option	3 years

iii.	The stock option award is exercisable as the vesting occurs. The following represents the vesting of the award:

80% of the options granted vested immediately with the remaining 20%, or 3,000,000, to be vested in equal amounts over a six month period.

iv.	These stock options are issued pursuant to the Company’s Equity Incentive Plan.

b.	Employee award – 4,000,000 stock options (Director)

i.

On March 3, 2006, the Company granted 4,000,000 stock options to an employee for future services to be rendered. There was no defined requisite service period, see below for vesting provisions. The option grant was valued pursuant to SFAS 123R and totaled $76,546 which included one month of amortization based on the vesting provisions defined below.

The Company recognized compensation expense of $9,567 for the three months ended June 30, 2006, which includes one month of amortization based on the vesting provisions defined below.

ii.	The weighted average assumptions used by management were as follows:

Stock price on grant date	$0.02
Exercise price on grant date	$0.02
Dividend yield	0%
Expected volatility	230%
Risk free interest rate	4.74%
Expected life of option	3 years

iii.	The stock option award is exercisable as the vesting occurs. The following represents the vesting of the award:

75% of the options granted vested immediately with the remaining 25%, or 1,000,000, to be vested in equal amounts over a six month period.

iv.	These stock options are issued pursuant to the Company’s Equity Incentive Plan.

Connected Media Technologies, Inc. and Subsidiary

(A Development Stage Company)

Notes to Consolidated Financial Statements

June 30, 2006

(Unaudited)

(C)	Capital Structure

On March 16, 2006, the company amended its articles of incorporation to increase the authorized common stock from 750,000,000 to 2,000,000,000 shares having a par value of $ 0.0001.

Note 11	Related Parties

At June 30, 2006, the Company had outstanding $203,048 of accounts payable to various related parties.

As described in Note 8, the Company had total notes payable, related party outstanding at June 30, 2006 of $202,000. At June 30, 2006, the company had accrued interest payable relating to those notes of $14,733 outstanding at June 30, 2006.

During the six months ended June 30, 2006, the Company recognized $40,000 of revenue related to a sub contract entered into with a related party to develop interactive training CD’s for the U.S. Department of Housing and Urban Development.

During the six months ended June 30, 2006, as a result of the below mentioned Rothschild transaction (Note 12 (D)), the Company placed into escrow 13,241,223 shares of common stock. The shares were valued based on the quoted trading price of $.02 at the date of the transaction resulting in a value of $264,825 of treasury stock. Under the same agreement, the above mentioned shares were reduced by the accrued compensation owed and the remaining monies due under the contract. The result was a reduction of accrued salary of $185,752 and a charge to expense of $73,191 for the remaining portion due under the contract. The net effect of the transaction was a gain on settlement and property transfer with officer of $450,577.

Note 12	Commitments and Contingencies

(A)	Litigation Settlement – Other Income

During 2003, the company filed suit in the United States District Court of the Southern District of Florida against an unrelated third-party for, among other things, infringement of the #534 Patent (Case No. 03-20672). A subsequent related civil action was initiated by the third party against the company in the Superior Court of California, County of Santa Clara for, among other things, breach of contract (Case No. 103-009764). The settlement was finalized on May 5, 2004 and paid on June 4, 2004 under the following general terms:

•

The third party paid to the company’s escrow agent $700,000. Of the total, the company was remitted $475,000. The remaining $225,000 was paid to settle accrued legal fees in connection with this lawsuit and is reflected in professional fees in the accompanying consolidated financial statements.

•	The company granted to the third party a certain non-exclusive, non-transferable, worldwide, fully paid up right and license under the #534 Patent.

The $700,000 was recorded as other income during the year ended December 31, 2004.

Connected Media Technologies, Inc. and Subsidiary

(A Development Stage Company)

Notes to Consolidated Financial Statements

June 30, 2006

(Unaudited)

(B)	Employment Agreements

On August 23, 2004, the company entered into the following employment agreements with its executive officers:

(1)	Chairman of the Board (See Note 11)

(i)	Term is from August 23, 2004 to August 23, 2006.
(ii)	Salary of $175,000 per year

(2)	President and CEO

(i)	Term is from August 23, 2004 to August 23, 2006.
(ii)	Salary of $175,000 per year

(3)	Executive Vice President

(i)	Term is from August 23, 2004 to August 23, 2006.
(ii)	Salary of $160,000 per year

At June 30, 2006, total accrued compensation to these officers was $318,879.

(C)	Consulting Agreement

On August 23, 2004, the company entered into a consulting agreement with the former sole officer and director of New Mountain Top Corporation. Under the terms of the agreement, the consultant will provide certain financial consulting services. The term of the agreement is from August 23, 2004 to August 23, 2006. The consultant is to be paid $2,500 per month as compensation; provided, however, the fees will be accrued until the company receives net cash financing proceeds of at least $500,000.

(D)	Agreements with Rothschild Trust Holdings, LLC

On January 31, 2006, the Company entered into a Purchase and Sale Agreement with Rothschild Trust Holdings, LLC (the “Trust”), a related party, for the sale of certain issued and pending patents in exchange for the return of 13,241,223 shares of the Company’s common stock held by the Trust (the “Shares”). As additional consideration, the Trust granted the Company a license to use the patents pursuant to the terms of a License and Royalty Agreement, which grants the Company a twelve-month right of election to license the patents. If the Company exercises the right of election, the Trust shall grant the Company a two-year exclusive license for the use of the patents that is renewable subject to performance, and the Trust shall receive 10% royalties on all gross receipts as defined in the License and Royalty Agreement. (See note 11)

On January 31, 2006, the Company, the Trust, Montgomery, and David Gonzalez, as the Escrow Agent, entered into an Escrow Agreement, whereby the Trust agreed to place the 13,241,223 shares that were returned to the Company and the Company agreed to deposit royalties otherwise payable to the Trust into an escrow account held by the Escrow Agent until such time as royalties

Connected Media Technologies, Inc. and Subsidiary

(A Development Stage Company)

Notes to Consolidated Financial Statements

June 30, 2006

(Unaudited)

of $690,000 have been deposited into the escrow account or until Montgomery has been repaid and/or converted $690,000 of the Convertible Debentures. At such time, the Trust shall have 30 days to replace the Shares with $728,267.26, which shall be distributed to the Company in exchange for the Shares; otherwise, the Escrow Agent shall release the Shares to the Company and the royalties to the Trust. (See Note 11)

(E)	Acquisition of Natcom Marketing International, Inc.

On January 31, 2006 (the “SPA Effective Date”), the Company entered into a preliminary Stock Purchase Agreement and Share Exchange (the “Agreement”) with Natcom Marketing International, Inc., a Puerto Rican based full-service marketing communications agency (“NMI”), and the NMI shareholders. The close of the transaction is subject to NMI’s completion of two years of audited financial statements, to the completion of each parties due diligence, and certain other requirements.

NMI is focused on serving multi-national organizations, as well as emerging growth companies seeking to enter or expand in the U.S. Hispanic/Latin American markets. NMI uses television programming as its main entry into the Hispanic and minority advertising space. To date, NMI has entered into a letter of intent to purchase a controlling interest in NewsProNet Interactive, LLC (“NewsProNet”), an Atlanta based provider of converged media content solutions and interactive branding strategies for local broadcasters. (See Note 13)

Note 13	Subsequent Events

The closing of the transaction was completed on July 10, 2006 (the “Acquisition Date”). On the Acquisition Date, the Company acquired all of the outstanding shares of NMI in exchange for a total of fifty percent (50%) of newly issued shares of the Company’s common stock. As additional consideration, on the Acquisition Date, the Company is to reserve up to $250,000 of the funding received by Montgomery Equity Partners, LP (as described below) for distribution to NMI to be used toward the acquisition of a majority interest in NewsProNet. On the Acquisition Date, the Company also provided funding to NMI for the payment of certain outstanding debts, which included relief of the promissory note and accrued interest (See Note 6). Pursuant to the Agreement, on the Acquisition Date, NMI became a wholly owned subsidiary of the Company.

The transaction will be accounted for as a reverse acquisition using the purchase method of accounting since both Companies are considered operating entities and management of NMI has obtained control through (i) holding a significant minority interest (50%) with no other shareholder or group of shareholders holding equivalent rights and (ii) Board control. Accordingly, the consolidated financial statements subsequent to the acquisition will consist of the balance sheet of NMI at historical cost, the balance sheet of Connected Media Technologies, Inc. marked to fair value based on the purchase price, the historical operations of NMI and the operations of Connected Media Technologies, Inc. from the acquisition date.

Connected Media Technologies, Inc. and Subsidiary

(A Development Stage Company)

Notes to Consolidated Financial Statements

June 30, 2006

(Unaudited)

The purchase price is based on the average value of the Company’s shares during the period before and after the date of the agreement and the date of the announcement. This amount is estimated at $13,476,000. The purchase price will be allocated to the net assets of Connected Media Technologies Inc. based on their fair values. The preliminary estimated allocation of fair value of the net assets acquired which is subject to revision during the allocation period is as follows:

Cash	$9,205
Property	8,531
Other Assets	47,018
Goodwill	16,253,792
Current Liabilities	(2,842,546)
Purchase Price	$ 13,476,000

The Company expects to write-off the goodwill within a short period after the acquisition.

Also on July 10, 2006, in connection with the “Second Closing” contemplated by the Securities Purchase Agreement by and between the Company and Montgomery, the Company issued to Montgomery a secured convertible debenture in the amount of $ 300,000. The convertible debenture has an interest rate of 14% and a maturity date of April 30, 2007, and is convertible into shares of the Company’s common stock at a conversion price equal to the lesser of (a) $0.016 or (b) seventy five percent (75%) of the lowest Closing Bid Price of the Common Stock, as quoted by Bloomberg, LP, of the ten (10) trading days immediately preceding the Conversion Date. The Conversion Price may be adjusted pursuant to the other terms of this Debenture. In addition, upon an “Event of Default” (as that term is defined in the debenture), the conversion price will permanently be reduced to $ 0.0001.

On July 31, 2006, the Company entered into a non-binding letter of intent to purchase substantially all of the assets of NewsProNet Interactive, LLC (“NewsProNet”), an Atlanta based provider of converged media content solutions and interactive branding strategies for local broadcasters. NewsProNet is a strategic content creation company with a business-to-business distribution model. NewsProNet’s clients are media companies who use the company’s content and programming strategies to help drive audience to their broadcast and Internet properties. NewsProNet’s services include consulting and client training to maximize the impact and effectiveness of strategic content products. If we are able to execute a definitive agreement with NewsProNet, the assets of NewsProNet will provide us with several additional valuable intellectual property assets (including a vast compilation of broadcast content) while simultaneously providing us with numerous cross-selling and business development opportunities. We anticipate executing a definitive agreement for the acquisition of these assets in the third quarter of 2006.

NATCOM MARKETING INTERNATIONAL, INC.

Audited financial statements

December 31, 2005 & 2004

July 25, 2006

Guaynabo, Puerto Rico

Independent Auditor's Report

To the Board of Directors

of NatCom Marketing International, Inc.:

I have audited the accompanying balance sheets of NatCom Marketing International, Inc. (the Company) (a Puerto Rico Corporation) as of December 31, 2005 and 2004, and the related statements of income, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NatCom Marketing International, Inc. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

Armando Prieto Llorente,	July 25, 2006
Certified Public Accountant	Guaynabo, Puerto Rico

NatCom Marketing International, Inc.
Balance Sheets
As of December 31, 2005 & 2004

	2005	2004
ASSETS

Current Assets
Cash	$0	$1,879
Accounts Receivables Trade	163,840	216,580
Investment in common stocks	164,817	156,467
Internet investment	0	155,500
Barter credits	0	129,566
Total Current Assets	328,657	659,992

Property & Equipment (net of depreciation)
Computer Equipment	224,500	224,500
Furniture & fixtures	70,279	70,279
Leasehold Improvements	57,599	83,288
New office design	79,906	79,906
Less: Accumulated Depreciation & Amortization	(76,252)	(93,681)
Total Property & Equipment	356,032	364,292

Total Assets	$684,689	$1,024,284

LIABILITIES & STOCKHOLDERS’ EQUITY

Current Liabilities
Cash (overdraft)	$4,372	$0
Accounts Payable Trade	106,110	42,579
Accrued Expenses	5,785	16,586
Total Current Liabilities	116,267	59,165

Long-Term Liabilities
Loan Payable - United Bank	149,989	149,941
Total Long-Term Liabilities	149,989	149,941

Total Liabilities	266,256	209,106

Stockholders’ Equity
Common Stock, $.001 par value; 1,000 shares authorized,
1,000 issued, & outstanding	1,000	1,000
Retained Earnings	417,433	814,178
Total Stockholders’ Equity	418,433	815,178

Total Liabilities & Stockholders’ Equity	$684,689	$1,024,284

NatCom Marketing International, Inc.
Statement of Income & Expenses, and Retained Earnings
For the years ended December 31, 2005 & 2004

	2005	2004

NET SALES	$497,163	$529,970

COST OF SALES
Special events	61,749	1,246
Media	52,657	48,907
Cost of Artwork Printing	38,542	6,527
Cost of DC	30,758	31,799
Cost of custom merchandise & promotion	28,652	4,578
Marketing research	25,675	21,456
Other direct costs	55,417	55,345
Total cost of sales	293,450	169,858

GROSS PROFIT	203,713	360,112

EXPENSES
Salaries	110,169	139,981
Postage, printing & stationary	45,764	3,881
Professional services	24,724	10,447
Office supplies & other expenses	23,650	7,356
Business development - Professional Services	20,706	2,550
Depreciation	17,025	32,560
Other deductions detail	47,420	117,411
Total Expenses	289,458	314,186

Income (loss) before income taxes and extraordinary item	(85,745)	45,926

Extraordinary Item - Loss in value of Internet investment of Safety Pouch	(311,000)	0

Provision for Income Taxes	0	0

NET INCOME (LOSS)	(396,745)	45,926

Retained earnings at beginning of year	814,178	768,252

Retained earnings at end of year	$417,433	$814,178

NatCom Marketing International, Inc.
Statement of Cash Flows
For the years ended December 31, 2005 & 2004

	2005	2004
Reconciliation of net income to net cash
provided by (used in) operating activities:

Net income (Loss)	($396,745)	$45,926

Adjustments to reconcile net income to net cash
provided by (used in ) operating activities:
Depreciation and amortization	17,025	32,560
Decrease (increase) in accounts receivables	52,740	181,254
Decrease (increase) in internet investment	155,500	(155,500)
Decrease (increase) in barter credits	129,566	111,284
Increase (decrease) in accounts payable trade	63,531	14,063
Increase (decrease) in accrued espenses	(10,801)	(75,527)

Total adjustments	407,561	108,134

Net cash provided by (used in) operating activities	10,816	154,060

Cash flows from investing activities:
Decrease (increase) in investment in common stocks	(8,350)	(19,771)
Net Purchase or adj. of property & equipment	(8,765)	(135,459)

Net cash used in investing activities	(17,115)	(155,230)

Cash flows from financing activities:

Long term debt	48	191

Net cash provided by (used in) financing activities	48	191

Net increase (decrease) in cash	(6,251)	(979)

Cash at the beginning of the year	1,879	2,858

Cash at end of year	($4,372)	$1,879

NATCOM MARKETING INTERNATIONAL, INC.

Notes to the Financial Statements

December 31, 2005 & 2004

Note 1 - Nature of Business

NatCom Marketing International, Inc. (the Company) was incorporated in the Commonwealth of Puerto Rico in March 1998; employer TIN 66-0554908. The Company is a sister company of NatCom Communications and is engaged in advertising, commercial art & graphics marketing, telemarketing, sales promotions, displays and designs, and other related activities.

Note 2 - Accounting Policies

The Significant accounting policies followed by the Company in the preparation of its financial statements are summarized below:

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Although these estimates are based on the management’s knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

Account Receivable

Account Receivable presented in the balance sheets represent customers debts to the Company resulting from normal business transactions during the years. As of December 31, 2004 and 2005 no allowance for uncollectible amounts have been provided since, in the opinion of management, they will be fully paid within a reasonable time after year end.

Barter Credits

These credits were mostly acquired from the Miami Herald in partial payment of the amounts due to the Company. The Miami Herald from time to time received these credits for advertising; since they do not have the capabilities to sell these Barter credits; they negotiated them with the Company. Subsequent to December 31, 2004, the Company sold the Barter Credits to Skyauction, a large Internet travel site.

Investment in Common Stock

Customarily the Company does not acquire or maintain investments, other than those necessarily for the recurring day to day operations. However, the investment in Latpro Co. is an exception whereby Natcom Marketing acquired the common stock valued an approximately $165,000, in exchange for marketing services provided to Latpro.

Management has represented to us that Latpro is a very profitable enterprise with revenues over three (3) million. Management also has represented to us that the amount presented in the balance sheets as investment in common stock of Latpro represents the amount billed to this company for the marketing services rendered.

NATCOM MARKETING INTERNATIONAL, INC.

Notes to the Financial Statements

December 31, 2005 & 2004

Furniture & Fixtures, Equipment, & Leasehold Improvements

Computers, furniture and fixtures and equipment are stated at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets. Management has represented to us, that although different useful lives are assigned to different types of property and equipment, on the average a five year useful life is use for all of the property and equipment.

Leasehold improvements and New office design is amortized on a straight-line basis over the term of the respective lease, or over their estimated useful lives, whichever is shorter.

Notes Payable

Loan payable represents a $150,000 bank loan with United Bank, Washington DC. The loan is secured by the Company’s accounts receivables and the interest rate is 2% over prime rate. The bank loan is renewable on an annual basis. Subsequent to the issuance of these financial statement $50,000 were paid on account to this loan, and another $50,000 have been committed to be paid at the closing of the transaction were Connected Media Technologies, Inc. acquires the Company. (See note below under the heading subsequent events).

The Company has only paid interest on the above loan of approximately $840 per month, for a total of approximately $10,100 on each of both calendar years, 2005 and 2004. In addition, to this interest expense, during 2004 National Communication Limited Corporation (a sister Company) charges approximately $15,000 of interest, arising from its commercial line of credits with SunTrust Bank.

Stockholders’ Equity

The owner of the Company has represented to us that common stock has been only issued to him and that no other class of stocks has been issued.

Note 3 -Extraordinary item - Loss in value of investment in Safety Pouch

Safety Pouch was a company organized to sell safety products to U.S. travelers using a material that is used to cover passenger’s luggage. NatCom Marketing provided consulting services as well as marketing services in exchange for stock; the $310,000 written off in 2005 represents the amount of services rendered by the Company. Safety Pouch closed operations in 2005 and the stock became worthless.

Note 4 - Other deduction & other direct cost

The detail of other direct costs included in cost of sale is:

	2005	2004

Materials & supplies	14,875	11,457
Travel	10,867	11,546
Auto allowance	8,549	8,756
Art expenses & supplies	6,657	4,367
Overnight services	3,943	6,214
Other direct costs	10,526	8,482
Cost of inflatable	0	4,523

Total	$55,417	$55,345

The detail of other deductions classified under the category is:

NATCOM MARKETING INTERNATIONAL, INC.

Notes to the Financial Statements

December 31, 2005 & 2004

	2005	2004

Interest	10,458	25,350
DC sales comm	9,922	3,256
Maint. & Repair	6,046	5,936
Insurance	4,400	7,691
Telephone	4,210	5,050
Payroll expenses	2,500	11,478
Vehicle expense	2,255	834
Art Department operating costs	1,800	432
Bank charges	1,749	365
Security	1,200	0
Other contributions & gifts	1,100	1,069
Property Tax	810	1,324
Unemployment	595	1,723
Charitable Contribution	300	625
Dues & Subscriptions	50	2,145
Travel	25	9,235
Rent	0	27,889
Health Insurance	0	5,748
Pension expenses	0	3,065
Other expenses	0	4,196

Total	$47,420	$117,411

Note 5 - Related Party Transaction

During the years 2004 and 2005, certain expenses paid by the sister Company National Communications were charged to the Company, based on utilization of space or personnel. Among the expenses shared by the two Companies, rent expense in the Company’s financial statements approximates 40% of the total rent expense (reduced by rent charged to customers which used the common facilities). In addition, as stated above, the Company also reimburses National Communication for 50% of the interest expense incurred on the SunTrust Bank line of credit. Salaries are also shared by the two Companies, during 2004 60% of the salary cost was charged to the Company; during 2005 70% was charged to National Marketing Int’l. Finally, cost of sales items such as Art expense and Supplies, Marketing research and cost of media are also shared by the two Companies.

Note 6 - Puerto Rico Income Taxes

The Company obtained a partial tax exemption grant under the PR Industrial Incentives Act of 1998. Under the grant, the Company was subject to a 7% income tax on its net income from eligible operations. NatCom Marketing benefited from this partial exemption until 2005, year on which the Company suffered a $240,000 net operating loss. Such loss is available to offset taxable income during the next seven (7) years, until 2012.

The Company follows the assets and liability method to account for income tax, which requires the recognition of income tax benefits for loss carry forwards and certain temporary differences arising between the tax basis of assets or liabilities and their reported amounts in the financial statements. Any tax benefit recognized must be reduced by valuation allowance in certain circumstances.

Since many types of transactions are susceptible to varying interpretation under the income tax laws and regulations, the aforementioned loss carry forwards may be subject to change at a later date upon final determination by taxing

NATCOM MARKETING INTERNATIONAL, INC.

Notes to the Financial Statements

December 31, 2005 & 2004

authorities.

Note 7 - References in Auditors’ Reports to the Standards of the Public Company Accounting Oversight Board

The Sarbanes-Oxley Act of 2002 authorized the Public Company Accounting Oversight Board (“PCAOB”) to establish auditing and related professional practice standards to be used by registered public accounting firms. PCAOB Rule 3100, Compliance with Auditing and Related Professional Practice Standards, requires the auditor to comply with all applicable auditing and related professional practice standards of the PCAOB.

The Board has adopted as interim standards, on an initial, transitional basis, the generally accepted auditing standards, described in the American Institute of Certified Public Accountants’ (“AICPA”) Auditing Standards Board’s Statement on Auditing Standards No. 95, Generally Accepted Auditing Standards, in existence on April 16, 2003.

Note 8 - Lease Commitments

A new lease agreement was entered into during 2005 for an office located in Miami, Florida. The Company’s lease agreement for the office facilities on Hato Rey, expired in December 2004.

Note 9 - Pending Litigation

The Company outside legal counselor inform us of the following potential pending dispute. The lawsuit by Massilon was filed in 2001 in the Court of Common Pleas, Stark County, Ohio, under Case No. 2001 CV 00275; it proceeded to final judgment in the principal amount of $88,970.46. The agreed judgment entry for that amount bears the date of September 20, 2001. It was never domesticated in Puerto Rico, where the subject company has its headquarters and assets. Instead, the claimant domesticated the judgment in Florida and proceeded to take discovery in aid of execution here. Management has tried to settle said claim for a portion of the judgment ($10,000) but, as of the date of these financial statements has been unable to settle.

Note 10 - Accounting Software and/or Hardware Failures

The accounting data for the year 2004 had to be entered for a second time in the Company’s computers due to the fact that the accounting software program or the computer itself failed. Management has represented to us that all the data that was lost in the program was adequately compiled and entered in the Company’s computers as beginning balances on July 2004. Unfortunately, subsequent to the auditors receiving the accounting data for years 2004 and 2005 in order to conduct the audit of the financial statements, the accounting software and/or hardware failed again making it impossible at the present time to access 2005 accounting information. We understand that the Company purchased new computer equipment and it is the process of recuperating the 2005 financial information.

Note 11 - Subsequent Events

On January 31, 2006, Connected Media Technologies, Inc. entered into a Stock Purchase Agreement and Share Exchange with Natcom Marketing International, Inc., a full-service marketing communications agency and the its shareholders. The agreement provides for Connected Media to acquire all of the outstanding shares of the Company in exchange for an amount of Connected Media common shares so that after such issuance, the Company shareholders shall hold fifty percent (50%) of Connected Media’s issued and outstanding shares. The close of the transaction is subject to the Company’s completion of two years of audited financial statements; the completion of each party’s due diligence, and certain other requirements. This transaction is expected to close during the second quarter of 2006.

NATCOM MARKETING INTERNATIONAL, INC.

Notes to the Financial Statements

December 31, 2005 & 2004

Note 12 - Reclassification

Certain amounts and disclosure notes for the prior year have been reclassified to conform to the 2005 presentation.

(End of Notes)

NATCOM MARKETING INTERNATIONAL, INC.

PRO-FORMA FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND JUNE 30, 2006

NATCOM MARKETING INTERNATIONAL, INC.
Proforma Balance Sheet
December 31, 2005

	Historical			Pro-forma Adjustments			Pro-Forma
	Natcom Marketing	Connected Media					Natcom Marketing
	International, Inc.	Technologies, Inc.					International, Inc.

ASSETS

Current Assets
Cash	$-	$1,408	$		$		$1,408
Accounts Receivable	163,840	0					163,840
Marketable Securities	164,817	0					164,817
Prepaid expenses		2,500					2,500
Total Current Assets	328,657	3,908					332,565

Machinery and equipment, net	356,032	11,064					367,096

Other Assets
Goodwill			4	16,253,792	5	16,253,792	0
Total Other Assets	-	-					-

Total Assets	$684,689	14,972		16,253,792		16,253,792	699,661

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

Current Liabilities

Bank Overdraft	$4,372						4,372
Accounts payable	106,110	123,407					229,517
Accounts payable - related parties		184,491					184,491
Accrued expenses	5,785	65,645					71,430
Accrued compensation - officers		389,645					389,645
Accrued payroll taxes payable		16,146					16,146
Accrued interest payable - related party		10,766					10,766
Accrued interest payable		59,165					59,165
Line of credit		248,375					248,375
Note payable - related party		202,000					202,000
Note payable		600,000					600,000
Total Current Liabilities	116,267	1,899,640					2,015,907
							-
Total Long Term Debt	149,989	-					149,989

Total Liabilities	266,256	1,899,640					2,165,896

Commitments and Contingencies (See Note 8)

Stockholders’ Deficiency

Common stock,	1,000	30,251	2	1,000			30,251
Additional paid-in capital	-	359,984	3	1,989,734	2	1,000	14,625,042
					4	16,253,792
Retained Earnings (Deficit)	417,433	(1,989,734)		16,253,792	3	1,989,734	(15,836,359)
	418,433	(1,599,499)		18,244,526		18,244,526	(1,181,066)
Less: Deferred equity line commitment fee		(134,417)					(134,417)
Less: Deferred compensation		(1,709)					(1,709)
Less: Deferred consulting		(14,043)					(14,043)
Less: Treasury stock (2,000,000 shares at cost)		(135,000)					(135,000)
Total Stockholders’ Deficiency	418,433	(1,884,668)		18,244,526		18,244,526	(1,466,235)

Total Liabilities and Stockholders’ Deficiency	$684,689	14,972		18,244,526		18,244,526	699,661

		(1)

Connected Media Technologies, Inc. and Subsidiaries
(A Development Stage Company)
Proforma Consolidated Statements of Operations

	Historical			Pro-forma Adjustments	Pro-Forma
	For the year ended	For the year ended			For the year ended
	December 31, 2005	December 31, 2005			December 31, 2005
	Natcom Marketing	Connected Media			Natcom Marketing
	International, Inc.	Technologies, Inc.			International, Inc.

Revenue, Net	$497,163	$-			$$497,163

Cost of Sales	293,450	-			293,450

Gross Profit	203,713	-			203,713

Operating Expenses
Payroll, contract services and stock based compensation	110,169	606,918			717,087
Professional fees	45,430	455,079			500,509
Printing and reporoduction	45,764	-			45,764
Research and development	-	27,977			27,977
Rent	-	26,151			26,151
Depreciation	17,025	7,014			24,039
Equity line commitment fee expense	-	104,356			104,356
General and administrative	71,070	209,565			280,635
Total Operating Expenses	289,458	1,437,060			1,726,518

Loss from Operations	(85,745)	(1,437,060)			(1,522,805)

Other Income (Expense)
Imparement Losses	(311,000)	-			(311,000)
Imparement Losses-Goodwill	-	-	5	16,253,792	(16,253,792)
Interest expense - related party	-	(8,023)			(8,023)
Interest expense	-	(122,025)			(122,025)
Total Other Income (Expense), net	(311,000)	(130,048)			(16,694,840)

Net Loss	$(396,745)	$(1,567,108)			$(18,217,645)

Net Income (Loss) Per Share - Basic and Diluted					(0.06)

Weighted average number of shares outstanding
during the period - basic and diluted					298,015,773

NATCOM MARKETING INTERNATIONAL, INC.
Proforma Balance Sheet
June 30, 2006

	Historical			Pro-forma Adjustments			Pro-Forma
	Natcom Marketing	Connected Media					Natcom Marketing
	International, Inc.	Technologies, Inc.					International, Inc.

ASSETS

Current Assets
Cash	$203	$9,205	$		$		$9,408
Accounts Receivable	67,892	0					67,892
Marketable Securities	320,317	0					320,317
Prepaid expenses		22,947					22,947
Prommissory Note		50,616					50,616
Total Current Assets	388,412	82,768					471,179

Machinery and equipment, net	356,032	8,531					364,563

Other Assets
Debt Issue Costs		24,072					24,072
Goodwill			4	16,253,792	5	16,253,792	0
Total Other Assets	-	24,072					24,072

Total Assets	$744,444	115,371					859,815

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

Current Liabilities

Accounts payable	67,740	110,558					178,298
Accounts payable - related parties		203,048					203,048
Accrued expenses	5,785	65,991					71,776
Accrued compensation - officers		318,879					318,879
Accrued payroll taxes payable		16,275					16,275
Accrued interest payable - related party		14,773					14,773
Accrued interest payable		307					307
Loan Payable		10,446					10,446
Line of credit		250,000					250,000
Note payable - related party		202,000					202,000
Convertible notes payable, net of discount of $748,618		369,382					369,382
Embedded conversion option liability		1,248,189					1,248,189
Warrant liability		32,699					32,699
Total Current Liabilities	73,525	2,842,547					2,916,072
							-
Total Long Term Debt	99,989	-					99,989

Total Liabilities	173,514	2,842,547					3,016,061

Commitments and Contingencies (See Note 8)

Stockholders’ Deficiency

Common stock,	1,000	30,631	2	1,000			30,631
Additional paid-in capital	-	776,002	3	1,989,734	2	1,000	15,041,060
					4	16,253,792
Retained Earnings (Deficit)	569,930	(3,132,692)		16,253,792	3	1,989,734	(16,826,820)
	570,930	(2,326,059)					(1,755,129)
Less: Deferred consulting		(1,292)					(1,292)
Less: Treasury stock (2,000,000 shares at cost)		(399,825)					(399,825)
Total Stockholders’ Deficiency	570,930	(2,727,176)					(2,156,246)

Total Liabilities and Stockholders’ Deficiency	$744,444	115,371					859,815

Connected Media Technologies, Inc. and Subsidiaries
(A Development Stage Company)
Proforma Consolidated Statements of Operations

	Historical			Pro-forma Adjustments	Pro-Forma
	For the six months ended	For the six months ended			For the six months ended
	June 30, 2006	June 30, 2006			June 30, 2006
	Natcom Marketing	Connected Media			Natcom Marketing
	International, Inc.	Technologies, Inc.			International, Inc.

Revenue, Net	$151,250	$40,000			$$191,250

Cost of Sales	112,159	9,362			121,521

Gross Profit	39,091	30,638			69,729

Operating Expenses
Payroll, contract services and stock based compensation	4,917	562,342			567,259
Professional fees	8,100	99,210			107,310
Printing and reporoduction	-	-			0
Research and development	-	4,006			4,006
Rent	17,330	1,220			18,551
Depreciation	-	2,532			2,532
Equity line commitment fee expense	-	134,417			134,417
Restructuring fees		106,000			106,000
General and administrative	2,920	89,475			92,395
Total Operating Expenses	33,267	999,202			1,032,469

Loss from Operations	5,824	(968,564)			(962,740)

Other Income (Expense)
Other Income		616			616
Imparement Losses	-	-			-
Imparement Losses-Goodwill	-	-	5	16,253,792	(16,253,792)
Gain on settlement and transfer of property with officer	-	450,577			450,577
Change in fair market value of embedded conversion option liability	-	(351,797)			(351,797)
Change in fair market value of warrant liability	-	142,276			142,276
Interest expense - related party	-	(4,126)			(4,126)
Interest expense	(8,769)	(411,940)			(420,709)
Total Other Income (Expense), net	(8,769)	(174,394)			(16,436,955)

Net Loss	$(2,945)	$(1,142,959)			$(17,399,696)

Net Income (Loss) Per Share - Basic and Diluted					(0.06)

Weighted average number of shares outstanding
during the period - basic and diluted					291,066,443

NATCOM MARKETING INTERNATIONAL, INC.

NOTES TO PRO-FORMA FINANCIAL STATEMENTS

(Unaudited)

(1)

The accompanying pro-forma financial information shows the financial statements of Natcom Marketing International, Inc. and Connected Media Technologies, Inc. regarding a planned merger with Natcom Marketing International, Inc. as the surviving entity. For the 2005 pro forma financial statements, the pro-forma adjustments to the balance sheet give effect to the merger as if it occurred on December 31, 2005 and the pro-forma statement of operations gives effect to the merger as if it occurred on January 1, 2005. For the 2006 pro forma financial statements, the pro-forma adjustments to the balance sheet give effect to the merger as if it occurred on June 30, 2006 and the pro-forma statement of operations gives effect to the merger as if it occurred on January 1, 2006. Natcom Marketing International, Inc. and Connected Media Technologies, Inc. are operating companies and therefore, since Natcom Marketing International, Inc management will obtain control of the merged entity, the merger is accounted for as a reverse acquisition with Natcom Marketing International, Inc being the acquirer for accounting purposes. Accordingly, the assets and liabilities of Connected Media Technologies, Inc. are recorded at their fair value on the books of Natcom Marketing International Inc. with a balancing charge to additional paid-in capital.

(2)	To adjust common stock to that of the merger combined.

(3)	To eliminate the accumulated deficit of the accounting acquiree, Connected Media Technologies, Inc.

(4)

To record as goodwill, the excess of purchase price over the net liabilities acquired from Connected Media Technologies, Inc. Purchase price is computed as the shares of Connected Media Technologies, Inc, to be issued to Natcom Marketing International, Inc. shareholders (approximately 300,000,000 shares) times the average trading price (approximately $.045) during the period prior to the agreement date of January 31, 2006 and after the announcement date of February 8, 2006.

(5)	To impair goodwill since cash flow projections for Connected Media Technologies, Inc. do not support goodwill.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO PROVIDE ANY INFORMATION OR MAKE ANY REPRESENTATIONS ABOUT CONNECTED MEDIA TECHNOLOGIES, INC. EXCEPT THE INFORMATION OR REPRESENTATIONS CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY ADDITIONAL INFORMATION OR REPRESENTATIONS IF MADE.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

☐     except the common stock offered by this prospectus;

☐     in any jurisdiction in which the offer or solicitation is not authorized;

☐      in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;

☐     to any person to whom it is unlawful to make the offer or solicitation; or

☐ to any person who is not a United States resident or who is outside the jurisdiction of the United States.

---------------------- PROSPECTUS --------------------- 1,201,491,000 SHARES OF COMMON STOCK CONNECTED MEDIA TECHNOLOGIES, INC. __________, 2006

Until _________, 2006, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to our articles of incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only as determined by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the state of Delaware.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth estimated expenses expected to be incurred in connection with the securities being registered. We will pay all expenses in connection with this offering.

Securities and Exchange Commission Registration Fee	$ 899.92
Printing and Engraving Expenses	$ 15,000.00
Accounting Fees and Expenses	$ 9,000.00
Legal Fees and Expenses	$ 40,000.00
Miscellaneous	$ 5,000.00
TOTAL	$ 69,899.92

ITEM 26. SALES OF UNREGISTERED SECURITIES

During the past three years, the company has issued the following securities without registration under the Securities Act:

Date	Title	Amount of Securities	Principal Underwriters	Nature	Amount of Consideration	Underwriting Discounts and Commissions	Exemp-tion Relied Upon

8/24/04 Reverse Merger	Common Stock	1,666,663	None	Consulting Services	$ 1,666.66	None	4(2)
8/24/04	Short Term Debt	N/A – Debt	None	Promissory Note for Business Acquisition	$ 165,000	None	4(2)
10/8/04	Short Term Debt	N/A - Debt	None	Promissory Note for General Working Capital	$ 25,000	None	4(2)
11/16/04	Short Term Debt	N/A - Debt	None	Promissory Note for General Working Capital	$ 250,000	None	4(2)
2/14/05	Options to purchase common stock	2,000,000	None	Non-executive employee. Services Rendered	Services rendered The options are exercisable at a price of $.02 per share	None	4(2)
3/9/05	Short Term Debt	N/A - Debt	None	Promissory Note for General Working Capital	$ 55,000	None	4(2)
4/14/05	Short Term Debt	N/A Debt	None	Montgomery Equity Partners, Ltd.	$ 600,000	None	4(2)
4/14/05 & 6/2 /05	Common Stock	3,800,000	None	Cornell– Standby Equity Distribution Agreement - Compensation Shares	$ 190,000	None	4(2)
4/14/05	Common Stock	200,000	None	Cornell– Warrant	N/A. The Warrant is exercisable at a price of $0.01 per share.	None	4(2)
4/14/05	Common Stock	200,000	None	Monitor – Placement Agent Agreement Shares	$ 10,000	None	4(2)
4/14/05	Common Stock	4,441,000	None	Knightsbridge – Consulting Agreement – Services Rendered	Consulting Services Rendered	None	4(2)

5/23/05	Options to Purchase Common Stock	300,000	None	Adam Bauman: Services Rendered as a Director of the Company	Services to be Rendered. The options are exercisable at a price of $.04 per share and were exercisable commencing May 23, 2006 and expiring on May 23, 2016	None	4(2)
6/1/05	Options to Purchase Common Stock	200,000	None	Peter Dekom – Non-affiliated consultant Services Rendered	Services to be Rendered. The options are exercisable at a price of $.04 per share.	None	4(2)
7/12/05	Options to Purchase Common Stock	500,000	None	NMI Services Rendered	Services Rendered. The options are exercisable at a price of $.055 per share.	None	4(2)
7/12/05	Options to Purchase Common Stock	200,000	None	Eugene Dworkis – Non-affiliated consultant- Services Rendered	Services Rendered. The options are exercisable at a price of $.055 per share.	None	4(2)
8/1/05	Options to Purchase Common Stock	300,000	None	Andrew Adelson – Non-affiliated consultant Services Rendered as a consultant	Services to be Rendered. The options are exercisable at a price of $.055 per share.	None	4(2)
1/31/06	Short-Term Debt	N/A Debt	None	Montgomery Equity Partners, Ltd.	$400,000	None	4(2)
1/31/06	Short-Term Debt	N/A Debt	None	Montgomery Equity Partners, Ltd.	$718,000	None	4(2)
1/31/06	Common Stock	3,800,000	None	Cornell – Termination of Standby Equity Distribution Agreement	Termination of Standby Equity Distribution Agreement	None	4(2)

3/4/06	Options to Purchase Common Stock	4,000,000	None	Adam Bauman: Services to be Rendered as a Director of the Company	Services to be rendered. The options are exercisable at a price of $.02 per share.	None	4(2)
3/14/06	Options to Purchase Common Stock	12,000,000	None	Rafael Diaz-Balart: Services to be Rendered as a Director of the Company	Services to be rendered. The options are exercisable at a price of $.02 per share	None	4(2)
3/14/06	Options to Purchase Common Stock	3,000,000	None	Rafael Diaz-Balart: Services to be Rendered as a Director of the Company	Services to be rendered. The options are exercisable at a price of $.02 per share.	None	4(2)
7/13/06	Short-Term Debt	N/A Debt	None	Montgomery Equity Partners, Ltd.	$300,000	None	4(2)
8/ /06	Short-Term Debt	N/A Debt	None	Montgomery Equity Partners, Ltd.	$300,000	None	4(2)

We believe that all of the above transactions were transactions not involving any public offering within the meaning of Section 4(2) of the Securities Act since (a) each of the transactions involved the offering of such securities to a substantially limited number of persons; (b) each person took the securities as an investment for his/her/its own account and not with a view to distribution; (c) each person had access to information equivalent to that which would be included in a registration statement on the applicable form under the Securities Act; (d) each person had knowledge and experience in business and financial matters to understand the merits and risk of the investment; therefore no registration statement needed to be in effect prior to such issuances. Furthermore, no public solicitation or general advertising was used in connection with any of above transactions.

ITEM 27. EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
3A	Articles of Incorporation, incorporated by reference to Form 10-KSB filed on 3/9/2005 for the period ended 12/31/2004, filed as Exhibit 3A
3B	By-Laws incorporated by reference to Form 10-KSB filed on 3/9/2005 for the period ended 12/31/2004, filed as Exhibit 3C
3C	Amendment of Articles of Incorporation, incorporated by reference to Form 8-K for the period August 25, 2004 filed as Exhibit 5.
3D	Amendment of the Articles of Incorporation, incorporated by reference to Form 8-K for the period April 27, 2005 filed as Exhibit 3D.
3E	Amendment to the Articles of Incorporation, incorporated by reference to Form 8-K for the period ended May 17, 2005 filed as Exhibit 3E
4	Form of Stock Certificate, incorporated by reference to Form 10-KSB filed on 3/9/2005 for the period ended 12/31/04, filed as Exhibit 4.
5	Opinion of Counsel –filed herewith
10.1

Agreement and Plan of Merger Among New Mountaintop Corporation, Trust Licensing, Inc. and Trust Licensing, LLC dated August 24, 2004 incorporated by reference to Form8-K for the period August 25, 2004 filed as Exhibit 1

10.2	Employment Agreement with Leigh M. Rothschild incorporated by reference to Form 8-K for the period August 25, 2004 filed as Exhibit 2.
10.3	Employment Agreement with Jeffrey W. Sass incorporated by reference to Form 8-K for the period August 25, 2004 filed as Exhibit 3.
10.4	Employment Agreement with Michael R. Moore incorporated by reference to Form 8-K for the period August 25, 2004 filed as Exhibit 4.
10.5	Amendment of the Certificate of Incorporation of New Mountaintop Corporation incorporated by reference to Form 8-K for the period August 25, 2004 filed as Exhibit 6.
10.6	Consulting Agreement with Mark Golden incorporated by reference to Form 8-K for the period August 25, 2004 filed as Exhibit 7.
10.7	Amended Certificate of Incorporation of Trust Licensing, Inc. incorporated by reference Form 10-KSB filed on 3/9/2005 for the period ended 12/31/04, filed as Exhibit 10.7
10.8	Promissory Note dated April 14, 2005 in the amount of $ 600,000 payable to Montgomery Equity Partners Ltd. incorporated by reference to Form 8-K for the period April 18, 2005 filed as Exhibit 10.8.
10.9

Pledge and Escrow Agreement dated April 14, 2005, among the company, Montgomery Equity Partners Ltd. and David Gonzales, Esq. incorporated by reference to Form 8-K for the period April 18, 2005 filed as Exhibit 10.9

10.10	Security Agreement dated April 14, 2005 between the company and Montgomery Equity Partners Ltd. incorporated by reference to Form 8-K for the period April 18, 2005 filed as Exhibit 10.10
10.11

Standby Equity Distribution Agreement dated April 14, 2005 among the company and Cornell Capital Partners, L.P. incorporated by reference to Form 8-K for the period April 18, 2005 filed as Exhibit 10.11

10.12	Registration Rights Agreement dated April 14, 2005 among the company and Cornell Capital Partners, L.P. incorporated by reference to Form 8-K for the period April 18, 2005 filed as Exhibit 10.12

10.13	Warrant dated April 14, 2005 granted by the company to Cornell Capital Partners, L.P. incorporated by reference to Form 8-K for the period April 18, 2005 filed as Exhibit 10.13
10.14

Escrow Agreement dated April 14, 2005 among the company, Cornell Capital Partners, L.P., and David Gonzalez, Esq. incorporated by reference to Form 8-K for the period April 18, 2005 filed as Exhibit 10.14

10.15	Placement Agent Agreement dated April 14, 2005 among the company and Monitor Capital, Inc. incorporated by reference to Form 8-K for the period April 18, 2005 filed as Exhibit 10.15
10.16	Consulting Agreement dated April 14, 2005 between the company and Knightsbridge Holdings, LLC incorporated by reference to Form 8-K for the period April 18, 2005 filed as Exhibit 10.16
10.17	Consulting Services Agreement dated September 29, 2005 between the company and Triple Crown Consulting, Inc. incorporated by reference to Form 8-K for the period October 3, 2005 filed as Exhibit 10.18
10.18

Securities Purchase Agreement dated January 31, 2006 between the company and Montgomery Equity Partners, Ltd. incorporated by reference to Form 8-K for the period January 31, 2006 filed as Exhibit 10.1

10.19

Secured Convertible Debenture dated January 31, 2006 in the amount of $400,000 and payable to Montgomery Equity Partners, Ltd. incorporated by reference to Form 8-K for the period January 31, 2006 filed as Exhibit 10.2

10.20

Amended and Restated Convertible Debentured dated January 31, 2006 in the amount of $718,000 and payable to Montgomery Equity Partners, Ltd. incorporated by reference to Form 8-K for the period January 31, 2006 filed as Exhibit 10.3

10.21

Investor Registration Rights Agreement dated January 31, 2006 between the company and Montgomery Equity Partners, Ltd. incorporated by reference to Form 8-K for the period January 31, 2006 filed as Exhibit 10.4

10.22

Amended and Restated Security Agreement dated January 31, 2006 between the company and Montgomery Equity Partners, Ltd. incorporated by reference to Form 8-K for the period January 31, 2006 filed as Exhibit 10.5

10.23

Amended and Restated Pledge Agreement dated January 31, 2006 between the company and Montgomery Equity Partners, Ltd. incorporated by reference to Form 8-K for the period January 31, 2006 filed as Exhibit 10.6

10.24	Termination Agreement dated January 31, 2006 between the company and Cornell Capital Partners, L.P. incorporated by reference to Form 8-K for the period January 31, 2006 filed as Exhibit 10.7
10.25	Stock Purchase Agreement dated January 31, 2006 between the company and NMI International Marketing, Inc. incorporated by reference to Form 8-K for the period January 31, 2006 filed as Exhibit 10.8
10.26	Purchase and Sale Agreement dated January 31, 2006 between the company and Rothschild Trust Holdings, LLC incorporated by reference to Form 8-K for the period January 31, 2006 filed as Exhibit 10.9
10.27	License and Royalty Agreement dated January 31, 2006 between the company and Rothschild Trust Holdings, LLC incorporated by reference to Form 8-K for the period January 31, 2006 filed as Exhibit 10.10
10.28

Escrow Agreement dated January 31, 2006 between the company, Rothschild Trust Holdings, LLC, Montgomery Equity Partners, Ltd. And David Gonzalez, as Escrow Agent incorporated by reference to Form 8-K for the period January 31, 2006 filed as Exhibit 10.11

10.29	Modification and Amendment Agreement between the Company and NMI International Marketing, Inc. incorporated by reference to Form 8-K for the period July 10, 2006 filed as Exhibit 10.5
10.30	Secured Convertible Debenture dated July 13, 2006 in the amount of $300,000 and payable to Montgomery Equity Partners, Ltd. filed herewith.
10.31	Consulting Agreement dated August 24, 2006 between the company and Avondale Capital Partners II, Inc. incorporated by reference to Form 8-K for the period August 29, 2006 filed as Exhibit 10.1
10.32	Secured Convertible Debenture dated August 30, 2006 in the amount of $300,000 and payable to Montgomery Equity Partners, Ltd. filed herewith.
14.1	Code of Ethics of the company incorporated by reference to Form 10-KSB for the period ended December 31, 2005 filed as Exhibit 14.1

23.1	Consent of McLaughlin & Stern, LLP, incorporated by reference to Exhibit 5
23.2	Consent of Salberg & Company, P.A. - filed herewith
23.3	Consent of Armando Prieto Llorente – filed herewith
24	Loan Extension Agreement incorporated by reference to Form 8-K for the period May 16, 2005 filed as Exhibit 1

ITEM 28. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)        To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Sections 10(a)(3) of the Securities Act;

(ii)       Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

(iii)	Include any additional or changed material information on the plan of distribution;

(2)        That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities which remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on September 1, 2006.

Date: September 1, 2006

CONNECTED MEDIA TECHNOLOGIES, INC.

By: /s/ Jeffrey W. Sass
Name: Jeffrey W. Sass
Title: Chief Executive Officer

By: /s/ Mark Mayo
Name: Mark Mayo
Title: Chief Financial Officer

In accordance with the Securities Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities on September 1, 2006.

/s/ Rafael Diaz-Balart Rafael Diaz-Balart	Chairman of the Board	September 1, 2006
/s/ Robert Rodriguez Robert Rodriguez	Vice-Chairman of the Board	September 1, 2006
/s/ Jeffrey W. Sass Jeffrey W. Sass	Chief Executive Officer	September 1, 2006
/s/ Isidrio Gonzalez Isidrio Gonzalez	President and Director	September 1, 2006
/s/ Leigh Rothschild Leigh Rothschild	Director	September 1, 2006
/s/ Mark Mayo Mark Mayo	Chief Financial Officer and Director	September 1, 2006
/s/ Adam Bauman Adam Bauman	Director	September 1, 2006